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As filed with the Securities and Exchange Commission on June 28, 2002

REGISTRATION NO. 333-82816

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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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AMENDMENT NO. 2 TO

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FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE	04-2461439
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

ONE SUN LIFE EXECUTIVE PARK, WELLESLEY HILLS, MASSACHUSETTS 02481  (781) 237-6030

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

COPIES TO:
EDWARD M. SHEA	JOAN BOROS, ESQ.
ASSISTANT VICE PRESIDENT AND SENIOR COUNSEL	JORDEN BURT LLP
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)	1025 THOMAS JEFFERSON STREET, NW
ONE SUN LIFE EXECUTIVE PARK	SUITE 400E
WELLESLEY HILLS, MASSACHUSETTS 02481	WASHINGTON, D.C. 20007-0805
(800) 786-5433

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

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Approximate date of commencement of proposed sale to the public: From time to time after the effective date here of

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.

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Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses contained herein also relate to Registration Statement Nos. 333-74844, 333-83256, 333-83516, 333-83362, 333-83364, and under the Securities Act of 1933 and 811-05846 under the Investment Company Act of 1940.

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PART I

This Amendment to the Registration Statement on From S-3 (File No. 333-82816) which became effective on February 14, 2002 (the "Registration Statement") is being filed for the sole purpose of adding the following new prospectuses:

Futurity Select Incentive Variable and Fixed Annuity

Regatta Masters ExtraVariable and Fixed Annuity

All Star Extra Variable and Fixed Annuity

Futurity Select Freedom Variable and Fixed Annuity

Regatta Masters Access Variable and Fixed Annuity

All Star Freedom Variable and Fixed Annuity

Each of these new prospectuses contains the same market value adjustment (MVA) interests as the currently contain in the Registration Statement (the "Current Prospectuses")

Futurity Select Four Plus Variable and Fixed Annuity

All Star Variable and Fixed Annuity

Regatta Choice II Variable and Fixed Annuity

Futurity Select Seven Variable and Fixed Annuity

Regatta Masters Choice Variable and Fixed Annuity

All Star Traditions Variable and Fixed Annuity

This Amendment relates only to the addition of the new prospectuses and does not otherwise delete, amend or supersede the "Current Prospectuses" or any other information contained in the Registration Statement, as amended.

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PROSPECTUS

JUNE ____, 2002

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FUTURITY SELECT INCENTIVES

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following mutual funds or series thereof (the "Funds"):

You can allocate your money among Sub-Accounts investing in the following Funds:
AIM Variable Insurance Funds	MFS/Sun Life Massachusetts Investors Growth Stock
AIM V.I. Capital Appreciation Fund Series 2	- S Class
AIM V.I. Growth Fund Series 2	MFS/Sun Life Massachusetts Investors Trust - S Class
AIM V.I. Core Equity Fund Series 2	MFS/Sun Life New Discovery - S Class
AIM V.I. International Growth Fund Series 2	MFS/Sun Life Total Return - S Class
AIM V.I. Premier Equity Fund Series 2	MFS/Sun Life Utilities - S Class
Alliance Variable Products Series Fund, Inc.	Rydex Variable Trust
Alliance VP Premier Growth Fund	Rydex VT Nova Fund
Alliance VP Technology Fund	Rydex VT OTC Fund
Alliance VP Growth and Income Fund	Sun Capital Advisers Trust
Alliance VP Worldwide Privatization Fund	SCSM Alger Growth Fund
Alliance VP Quasar Fund	SCSM Alger Income & Growth Fund
Goldman Sachs Variable Insurance Trust	SCSM Alger Small Capitalization Fund
VIT CORESM U.S. Equity Fund	SCSM Davis Financial Fund
VIT Capital Growth Fund	SCSM Davis Venture Value Fund
INVESCO Variable Investment Funds, Inc.	SCSM INVESCO Energy Fund
INVESCO VIF Dynamics Fund	SCSM INVESCO Health Sciences Fund
INVESCO VIF Small Company Growth	SCSM INVESCO Technology Fund
Fund	SCSM INVESCO Telecommunications Fund
Lord Abbett Series Fund, Inc.	SCSM Neuberger Berman Mid Cap Growth Fund
Lord Abbett Series Fund Mid Cap Value	SCSM Neuberger Berman Mid Cap Value Fund
Lord Abbett Series Fund Growth and Income	SCSM Value Equity Fund
Lord Abbett Series Fund International	SCSM Value Managed Fund
Fidelity Variable Insurance Products Funds	SCSM Value Mid Cap Fund
Fidelity VIP Contrafund(R) Portfolio	SCSM Value Small Cap Fund
Fidelity VIP Growth Portfolio	SCSM Blue Chip Mid Cap Fund
Fidelity VIP Overseas Portfolio	SCSM Investors Foundation Fund
MFS/Sun Life Series Trust	SCSM Select Equity Fund
MFS/Sun Life Capital Appreciation - S Class	Sun CapitalSM All Cap Fund
MFS/Sun Life Emerging Growth - S Class	Sun Capital Investment Grade Bond Fund(R)
MFS/Sun Life Government Securities -	Sun Capital Money Market Fund(R)
S Class	Sun Capital Real Estate Fund(R)
MFS/Sun Life High Yield - S Class

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated June ___, 2002 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following address:
Sun Life Assurance Company of Canada (U.S.)
c/o Retirement Products and Services
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

2

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Select Incentives Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments of at least $1,000 at any time during the Accumulation Phase. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with Purchase Payment Interest at a rate of 2% to 5% of each Purchase Payment based upon the interest rate option you choose when you apply for your Contract.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Expense Summary

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% in the first Account Year and declines to 0% after seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, which range from 0.65% to 1.45% of the average daily net assets of the Fund, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), and your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings in the prior Account Year and (2) 10% of all Purchase Payments made in the last 7 Account Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          c/o Retirement Products and Services

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (888) 786-2435

EXPENSE SUMMARY

The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract when you allocate money to the Variable Account. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, we may deduct premium taxes, where required by state law.

SUMMARY OF CONTRACT EXPENSES

Transaction Expenses
Sales Load Imposed on Purchase Payments	$ 0

Deferred Sales Load (as a percentage of Purchase Payments withdrawn) (1)

Number of complete Account Years Purchase Payment in Account
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%
Transfer Fee (2)	$15
Annual Account Fee per Contract or Certificate (3)	$50

Variable Account Annual Expenses (as a percentage of average Variable Account assets)
If you are age 75 or younger on the Open Date (4):	If you are age 76 or older on the Open Date (4):
Mortality and Expense Risks Charge 1.40%	Mortality and Expense Risks Charge 1.60%
Administrative Expenses Charge 0.15%	Administrative Expenses Charge 0.15%
Distribution Fee. 0.15%	Distribution Fee 0.15%
Total Variable Annuity Annual Expenses 1.70%	Total Variable Annuity Annual Expenses. 1.90%
Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected)2.10%	Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected)2.30%

*Optional Death Benefit Charge (if one of the optional death benefit riders is elected)
Rider(s) Elected(5)	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

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(1)

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge.

(2)

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. In addition, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.

(3)	The annual Account Fee is waived on Contracts greater than $100,000 in value on your Account Anniversary.
(4)

After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average Variable Account assets, regardless of your age on the Open Date.

(5)	The optional death benefit riders are defined under "Death Benefit."

UNDERLYING FUND ANNUAL EXPENSES1

(numbers in brackets represent expenses before fee waivers or expense reimbursements)2

(as a percentage of Fund net assets)
	Management	Other Fund	12b-1 or	Total Annual
Fund	Fees	Expenses	Service Fees	Fund Expenses

AIM V.I. Capital Appreciation Fund Series 2	0.61%	0.24%	0.25%	1.10%
AIM V.I. Growth Fund Series 2	0.62%	0.26%	0.25%	1.13%
AIM V.I. Core Equity Fund Series 2 (3)	0.61%	0.21%	0.25%	1.07%
AIM V.I. International Growth Fund Series 2 (3)	0.73%	0.32%	0.25%	1.30%
AIM V.I. Premier Equity Fund Series 2 (3)	0.60%	0.25%	0.25%	1.10%
Alliance VP Premier Growth Fund (4)	1.00%	0.04%	0.25%	1.29%
Alliance VP Technology Fund (4)	1.00%	0.08%	0.25%	1.33%
Alliance VP Growth and Income Fund (4)	0.63%	0.04%	0.25%	0.92%
Alliance VP Worldwide Privatization Fund (4)	0.46%	0.49%	0.25%	1.20% [1.93%]
Alliance VP Quasar Fund (4)	0.82%	0.13%	0.25%	1.20% [1.43%]
Goldman Sachs VIT CORESM U.S. Equity Fund (5)	0.70%	0.11%		0.81% [0.82%]
Goldman Sachs VIT Capital Growth Fund (5)	0.75%	0.25%		1.00% [1.69%]
INVESCO VIF Dynamics Fund (6)	0.75%	0.33%		1.08%
INVESCO VIF Small Company Growth Fund (6)	0.75%	0.50%		1.25% [1.29%]
Lord Abbett Series Fund Mid Cap Value (7)	0.75%	0.10%	0.25%	1.10% [1.20%]
Lord Abbett Series Fund Growth and Income (7)	0.50%	0.22%	0.25%	0.97%
Lord Abbett Series Fund International (7)	1.00%	0.10%	0.25%	1.35% [6.15%]
Fidelity VIP Contrafund(R) Portfolio (8)	0.58%	0.11%	0.25%	0.94%
Fidelity VIP Growth Portfolio (8)	0.58%	0.10%	0.25%	0.93%
Fidelity VIP Overseas Portfolio (8)	0.73%	0.20%	0.25%	1.18%
MFS/Sun Life Capital Appreciation - S Class	0.73%	0.05%	0.25%	1.03%
MFS/Sun Life Emerging Growth - S Class (9)	0.70%	0.06%	0.25%	1.01%
MFS/Sun Life Government Securities - S Class	0.55%	0.07%	0.25%	0.87%
MFS/Sun Life High Yield - S Class	0.75%	0.09%	0.25%	1.09%
MFS/Sun Life Massachusetts Investors Growth Stock - S Class (9)	0.75%	0.07%	0.25%	1.07%
MFS/Sun Life Massachusetts Investors Trust - S Class	0.55%	0.05%	0.25%	0.85%
MFS/Sun Life New Discovery - S Class	0.90%	0.07%	0.25%	1.22%
MFS/Sun Life Total Return - S Class	0.65%	0.05%	0.25%	0.95%
MFS/Sun Life Utilities - S Class	0.71%	0.07%	0.25%	1.03%
Rydex VT Nova Fund	0.75%	0.45%	0.25%	1.45%
Rydex VT OTC Fund	0.75%	0.45%	0.25%	1.45%
SCSM Alger Growth Fund (10)	0.75%	0.15%		0.90% [5.00%]
SCSM Alger Income & Growth Fund (10)	0.62%	0.18%		0.80% [5.00%]
SCSM Alger Small Capitalization Fund (10)	0.85%	0.15%		1.00% [5.00%]
SCSM Davis Financial Fund (10)(11)	0.75%	0.15%		0.90% [2.72%]
SCSM Davis Venture Value Fund (10)(11)	0.75%	0.15%		0.90% [1.28%]
SCSM INVESCO Energy Fund (10)(12)	1.05%	0.20%		1.25% [5.24%]
SCSM INVESCO Health Sciences Fund (10)(12)	1.05%	0.20%		1.25% [3.89%]
SCSM INVESCO Technology Fund (10)(12)	1.05%	0.20%		1.25% [5.86%]
SCSM INVESCO Telecommunications Fund (10)(12)	1.05%	0.20%		1.25% [8.84%]
SCSM Neuberger Berman Mid Cap Growth Fund (10)(13)	0.95%	0.15%		1.10% [5.84%]
SCSM Neuberger Berman Mid Cap Value Fund (10)(13)	0.95%	0.15%		1.10% [7.47%]
SCSM Value Equity Fund (10)(14)	0.80%	0.10%		0.90% [3.97%]
SCSM Value Managed Fund (10)(14)	0.80%	0.10%		0.90% [4.68%]
SCSM Value Mid Cap Fund (10)(14)	0.80%	0.20%		1.00% [1.70%]
SCSM Value Small Cap Fund (10)(14)	0.80%	0.20%		1.00% [2.06%]
SCSM Blue Chip Mid Cap Fund (10)(15)	0.80%	0.20%		1.00% [1.26%]
SCSM Investors Foundation Fund (10)(15)	0.75%	0.15%		0.90% [3.34%]
SCSM Select Equity Fund (10)(15)	0.75%	0.15%		0.90% [1.50%]
Sun CapitalSM All Cap Fund (10)	0.70%	0.20%		0.90% [5.00%]
Sun Capital Investment Grade Bond Fund(R) (10)	0.60%	0.15%		0.75% [0.95%]
Sun Capital Money Market Fund(R) (10)	0.50%	0.15%		0.65% [0.74%]
Sun Capital Real Estate Fund(R) (10)	0.95%	0.30%		1.25% [1.68%]

(1)	The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectuses for more information about Fund expenses.

(2)

All expense figures are shown after expense reimbursements or waivers, except for the bracketed figures which show what the expense figures would have been absent reimbursement. All expense figures are based on actual expenses for the fiscal year ended December 31, 2001, except that (a) the expense figures shown for SCSM Alger Growth Fund, SCSM Alger Growth & Income Fund, SCSM Alger Small Capitalization Fund, and Sun CapitalSM All Cap Fund are estimates for the year 2002 and (b) certain information relating to the Lord Abbett Series Fund has been restated to reflect the fees and expenses that will be applicable during 2002 as described in note (8) below. No actual expense figures are shown for the Funds listed in (a) because each of them commenced operations in either April or May of 2002, and, therefore, has less than 10 months of investment experience.

(3)

Effective May 1, 2002, the following Funds' names will change from AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund, and AIM V.I. Value Fund to AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund, and AIM V.I. Premier Equity Fund, respectively

(4)	For the year ended December 31, 2001, the investment advisor voluntarily agreed to waive fund expenses to the extent such expenses exceed the "Total Fund Annual Expenses" shown in the table.

(5)

The investment advisers to the following Goldman Sachs VIT Funds have voluntarily agreed to reduce or limit certain "Other Fund Expenses (excluding management fees, taxes, interest, and brokerage fees, litigation, indemnification, and other extraordinary expenses) to the extent such expenses exceed a certain percentage per annum of such Funds' average daily net assets:

Goldman Sachs VIT CORESM U.S. Equity Fund	0.20%
Goldman Sachs VIT Capital Growth	0.25%

Fee waivers and expense reimbursements for the Goldman Sachs VIT Funds may be discontinued at any time.
(6)

The INVESCO VIF Dynamics and INVESCO VIF Small Company Growth Funds' actual "Other Fund Expenses" and "Total Annual Fund Expenses" were lower than the figures shown, because their custodian fees were reduced under an expense offset arrangement.

(7)

The information in the fee table relating to the Mid Cap Value and International Portfolios has been restated to reflect the fees and expenses that will be applicable during 2002. For the year ended December 31, 2001, Lord, Abbett & Co. voluntarily waived a portion of its management fees for the Mid Cap Value and International Portfolios and subsidized a portion of the Portfolios' expenses to the extent necessary to maintain the "Other Fund Expenses" and "12b-1or Services Fees" of each Portfolio at an aggregate of 0.35% of its average daily net assets. For the year 2002, Lord, Abbett & Co. does not intend to waive it management fees for the Mid Cap Value and International Portfolios but has contractually agreed to continue to reimburse a portion of the Portfolios' expenses to the extent necessary to maintain its "Other Fund Expenses" and "12b-1 or Service Fees" of each Portfolio at an aggregate of 0.35% of its average daily net assets.

(8)

The expenses shown are those of the Portfolios' Service Class 2. Actual annual operating expenses of the Fidelity Funds were lower than those shown in the table because a portion of the brokerage commissions that each Fund paid was used to reduce the Fund's expenses, through arrangements with the Fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the Fund's custodian expenses. Fidelity may terminate these offsets at any time.

(9)

The MFS/SUN Life Series Trust has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangement (which would also have the effect of reducing the Fund's expenses). Any such fee reductions are not reflected in the table. Had these fee reductions been taken into account, "Total Annual Fund Expenses" would have been lower for certain series:

MFS/Sun Life Emerging Growth - S Class	1.00%
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	1.06%
(10)

For the year ended December 31, 2001, the investment adviser waived all investment advisory fees of all Funds other than Sun Capital Investment Grade Bond Fund(R), Sun Capital Money Market Fund(R), Sun Capital Real Estate Fund(R), SCSM Davis Venture Value Fund, SCSM Value Mid Cap Fund, SCSM Blue Chip Mid Cap Fund, and SCSM Select Equity Fund, for which the investment adviser waived a portion of its fees. Fee waivers and expense reimbursements for the Sun Capital Funds may be discontinued at any time. To the extent that the expense ratio of any Fund in the Sun Capital Advisers Trust falls below the Fund's expense limit, the Fund's adviser reserves the right to be reimbursed for management fees waived and Fund expenses paid by it during the prior two years. If the Securities and Exchange Commission approves Sun Life's pending application for an order to substitute shares of the SCSM Alger Funds and SCSM Value Funds for shares of certain other mutual funds held by Sun Life separate accounts that issue variable annuities and variable life insurance, then the investment adviser may contractually limit the "Management Fees" and reimburse the "Other Fund Expenses" of the SCSM Alger Funds and SCSMValue Funds for a period of two years from the date of the substitution.

(11)	The management fee for each of the SCSM Davis Funds decreases to 0.70% as the daily net assets of each Fund exceed $500 million.

(12)	The management fee for each of the SCSM INVESCO Funds decreases to 1.00% as the daily net assets of the Funds exceed $750 million.

(13)	The management fee for each of the SCSM Neuberger Berman Funds decreases to 0.90% as the daily net assets of the Funds exceed $750 million.

(14)

The management fee for each of the SCSM Value Funds decreases to 0.75% as the daily net assets of each Fund exceed $400 million, and decreases to 0.70% as the daily net assets of each Fund exceed $800 million.

(15)

The management fees for each of the SCSM Blue Chip Mid Cap Fund, the SCSM Investors Foundation Fund, and the SCSM Select Equity Fund decreases to 0.75%, 0.70%, and 0.70% respectively, as the daily net assets of each Fund exceed $300 million.

EXAMPLES

The following examples should not be considered to be representations of past or future expenses, and actual expenses may be greater or lower than those shown. The examples assume that all current waivers and reimbursements continue throughout all periods.

If you surrender your Contract at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit rider has been elected:

	1 Year	3 Years	5 Years	10 Years

AIM V.I. Capital Appreciation Fund Series 2	$105	$161	$209	$333
AIM V.I. Growth Fund Series 2	105	161	210	336
AIM V.I. Core Equity Fund Series 2	105	160	207	330
AIM V.I. International Growth Fund Series 2	107	166	218	352
AIM V.I. Premier Equity Fund Series 2	105	161	209	333
Alliance VP Premier Growth Fund	107	166	218	351
Alliance VP Technology Fund	107	167	220	355
Alliance VP Growth and Income Fund	104	156	200	315
Alliance VP Worldwide Privatization Fund	106	163	214	343
Alliance VP Quasar Fund	106	163	214	343
Goldman Sachs VIT COREsm U.S. Equity Fund	102	152	195	304
Goldman Sachs VIT Capital Growth Fund	104	158	204	323
INVESCO VIF Dynamics Fund	105	160	208	331
INVESCO VIF Small Company Growth Fund	107	165	216	348
Lord Abbett Series Fund Mid Cap Value	105	161	209	333
Lord Abbett Series Fund Growth and Income	104	157	203	320
Lord Abbett Series Fund International	108	168	221	357
Fidelity VIP Contrafund(R) Portfolio	104	156	201	317
Fidelity VIP Growth Portfolio	104	156	201	316
Fidelity VIP Overseas Portfolio	106	163	213	341
MFS/Sun Life Capital Appreciation - S Class	105	159	206	326
MFS/Sun Life Emerging Growth - S Class	104	158	205	324
MFS/Sun Life Government Securities - S Class	103	154	198	310
MFS/Sun Life High Yield - S Class	105	160	208	332
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	105	160	207	330
MFS/Sun Life Massachusetts Investors Trust - S Class	103	154	197	308
MFS/Sun Life New Discovery - S Class	106	164	215	345
MFS/Sun Life Total Return - S Class.	104	156	202	318
MFS/Sun Life Utilities - S Class	105	159	206	326
Rydex VT Nova Fund	108	170	225	367
Rydex VT OTC Fund	108	170	225	367
SCsm Alger Growth Fund	103	155	199	313
SCsm Alger Income & Growth Fund	102	152	195	303
SCSM Alger Small Capitalization Fund	104	158	204	323
SCSM Davis Financial Fund	103	155	199	313
SCSM Davis Venture Value Fund	103	155	199	313
SCSM INVESCO Energy Fund	107	165	216	348
SCSM INVESCO Health Science Fund	107	165	216	348
SCSM INVESCO Telecommunications Fund	107	165	216	348
SCSM INVESCO Technology Fund	107	165	216	348
SCSM Neuberger Berman Mid Cap Growth Fund	105	161	209	333
SCSM Neuberger Berman Mid Cap Value Fund	105	161	209	333
SCSM Value Equity Fund	103	155	199	313
SCSM Value Managed Fund	103	155	199	313
SCSM Value Mid Cap Fund	104	158	204	323
SCSM Value Small Cap Fund	104	158	204	323
SCSM Blue Chip Mid Cap Fund	104	158	204	323
SCSM Investors Foundation Fund	103	155	199	313
SCSM Select Equity Fund	103	155	199	313
Sun CapitalSM All Cap Fund	103	155	199	313
Sun Capital Investment Grade Bond Fund(R)	102	151	192	298
Sun Capital Money Market Fund(R)	101	148	187	288
Sun Capital Real Estate Fund(R)	107	165	216	348

If you surrender your Contract at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Premier Plus optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

AIM V I Capital Appreciation Fund Series 2	$109	$172	$228	$371
AIM V I Growth Fund Series 2	109	173	229	374
AIM V I Core Equity Fund Series 2	109	171	226	368
AIM V I International Growth Fund Series 2	111	177	237	390
AIM V I Premier Equity Fund Series 2	109	172	228	371
Alliance VP Premier Growth Fund	111	177	236	389
Alliance VP Technology Fund	111	178	238	392
Alliance VP Growth and Income Fund	107	167	219	354
Alliance VP Worldwide Privatization Fund	110	174	232	381
Alliance VP Quasar Fund	110	174	232	381
Goldman Sachs VIT CORESM U S Equity Fund	106	164	214	344
Goldman Sachs VIT Capital Growth Fund	108	169	223	362
INVESCO VIF Dynamics Fund	109	171	227	369
INVESCO VIF Small Company Growth Fund	110	176	234	385
Lord Abbett Series Fund Mid Cap Value	109	172	228	371
Lord Abbett Series Fund Growth and Income	108	168	222	359
Lord Abbett Series Fund International	111	179	239	394
Fidelity VIP Contrafund(R) Portfolio	107	167	220	356
Fidelity VIP Growth Portfolio	107	167	220	355
Fidelity VIP Overseas Portfolio	110	174	231	379
MFS/Sun Life Capital Appreciation - S Class	108	170	224	365
MFS/Sun Life Emerging Growth - S Class	108	169	223	363
MFS/Sun Life Government Securities - S Class	107	165	217	349
MFS/Sun Life High Yield - S Class	109	171	227	370
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	109	171	226	368
MFS/Sun Life Massachusetts Investors Trust - S Class	107	165	216	348
MFS/Sun Life New Discovery - S Class	110	175	233	382
MFS/Sun Life Total Return - S Class	108	168	221	357
MFS/Sun Life Utilities - S Class	108	170	224	365
Rydex VT Nova Fund	112	181	244	403
Rydex VT OTC Fund	112	181	244	403
SCSM Alger Growth Fund	107	166	218	352
SCSM Alger Income and Growth Fund	106	163	214	343
SCSM Alger Small Capitalization Fund	108	169	223	362
SCSM Davis Financial Fund	107	166	218	352
SCSM Davis Venture Value Fund	107	166	218	352
SCSM INVESCO Energy Fund	110	176	234	385
SCSM INVESCO Health Science Fund	110	176	234	385
SCSM INVESCO Telecommunications Fund	110	176	234	385
SCSM INVESCO Technology Fund	110	176	234	385
SCSM Neuberger Berman Mid Cap Growth Fund	109	172	228	371
SCSM Neuberger Berman Mid Cap Value Fund	109	172	228	371
SCSM Value Equity Fund	107	166	218	352
SCSM Value Managed Fund	107	166	218	352
SCSM Value Mid Cap Fund	108	169	223	362
SCSM Value Small Cap Fund	108	169	223	362
SCSM Blue Chip Mid Cap Fund	108	169	223	362
SCSM Investors Foundation Fund	107	166	218	352
SCSM Select Equity Fund	107	166	218	352
Sun CapitalSM All Cap Fund	107	166	218	352
Sun Capital Investment Grade Bond Fund(R)	106	162	211	338
Sun Capital Money Market Fund(R)	105	159	207	328
Sun Capital Real Estate Fund(R)	110	176	234	385

If you do NOT surrender your Contract, or if you annuitize at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

AIM V I Capital Appreciation Fund Series 2	$30	$ 92	$156	$333
AIM V I Growth Fund Series 2	30	92	158	336
AIM V I Core Equity Fund Series 2	30	91	155	330
AIM V I International Growth Fund Series 2	32	98	166	352
AIM V I Premier Equity Fund Series 2	30	92	156	333
Alliance VP Premier Growth Fund	32	97	166	351
Alliance VP Technology Fund	32	98	168	355
Alliance VP Growth and Income Fund	28	86	147	315
Alliance VP Worldwide Privatization Fund	31	95	161	343
Alliance VP Quasar Fund	31	95	161	343
Goldman Sachs VIT CORESM U S Equity Fund	27	83	142	304
Goldman Sachs VIT Capital Growth Fund	29	89	151	323
INVESCO VIF Dynamics Fund	30	91	155	331
INVESCO VIF Small Company Growth Fund	31	96	164	348
Lord Abbett Series Fund Mid Cap Value	30	92	156	333
Lord Abbett Series Fund Growth and Income	29	88	150	320
Lord Abbett Series Fund International	32	99	169	357
Fidelity VIP Contrafund(R) Portfolio	28	87	148	317
Fidelity VIP Growth Portfolio	28	86	148	316
Fidelity VIP Overseas Portfolio	31	94	160	341
MFS/Sun Life Capital Appreciation - S Class	29	89	153	326
MFS/Sun Life Emerging Growth - S Class	29	89	152	324
MFS/Sun Life Government Securities - S Class	28	85	145	310
MFS/Sun Life High Yield - S Class	30	91	156	332
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	30	91	155	330
MFS/Sun Life Massachusetts Investors Trust - S Class	27	84	144	308
MFS/Sun Life New Discovery - S Class	31	95	162	345
MFS/Sun Life Total Return - S Class	28	87	149	318
MFS/Sun Life Utilities - S Class	29	89	153	326
Rydex VT Nova Fund	33	102	174	367
Rydex VT OTC Fund	33	102	174	367
SCSM Alger Growth Fund	28	86	146	313
SCSM Alger Income & Growth Fund	27	82	141	303
SCSM Alger Small Capitalization Fund	29	89	151	323
SCSM Davis Financial Fund	28	86	146	313
SCSM Davis Venture Value Fund	28	86	146	313
SCSM INVESCO Energy Fund	31	96	164	348
SCSM INVESCO Health Science Fund	31	96	164	348
SCSM INVESCO Telecommunications Fund	31	96	164	348
SCSM INVESCO Technology Fund	31	96	164	348
SCSM Neuberger Berman Mid Cap Growth Fund	30	92	156	333
SCSM Neuberger Berman Mid Cap Value Fund	30	92	156	333
SCSM Value Equity Fund	28	86	146	313
SCSM Value Managed Fund	28	86	146	313
SCSM Value Mid Cap Fund	29	89	151	323
SCSM Value Small Cap Fund	29	89	151	323
SCSM Blue Chip Mid Cap Fund	29	89	151	323
SCSM Investors Foundation Fund	28	86	146	313
SCSM Select Equity Fund	28	86	146	313
Sun CapitalSM All Cap Fund	28	86	146	313
Sun Capital Investment Grade Bond Fund(R)	26	81	139	298
Sun Capital Money Market Fund(R)	25	78	133	288
Sun Capital Real Estate Fund(R)	31	96	164	348

If you do NOT surrender your Contract, or if you annuitize at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Premier Plus optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

AIM V I Capital Appreciation Fund Series 2	$34	$104	$176	$371
AIM V I Growth Fund Series 2	34	104	177	374
AIM V I Core Equity Fund Series 2	34	103	174	368
AIM V I International Growth Fund Series 2	36	110	186	390
AIM V I Premier Equity Fund Series 2	34	104	176	371
Alliance VP Premier Growth Fund	36	109	185	389
Alliance VP Technology Fund	36	110	187	392
Alliance VP Growth and Income Fund	32	98	167	354
Alliance VP Worldwide Privatization Fund	35	107	181	381
Alliance VP Quasar Fund	35	107	181	381
Goldman Sachs VIT CORESM U S Equity Fund	31	95	162	344
Goldman Sachs VIT Capital Growth Fund	33	101	171	362
INVESCO VIF Dynamics Fund	34	103	175	369
INVESCO VIF Small Company Growth Fund	35	108	183	385
Lord Abbett Series Fund Mid Cap Value	34	104	176	371
Lord Abbett Series Fund Growth and Income	33	100	170	359
Lord Abbett Series Fund International	36	111	188	394
Fidelity VIP Contrafund(R) Portfolio	32	99	168	356
Fidelity VIP Growth Portfolio	32	98	168	355
Fidelity VIP Overseas Portfolio	35	106	180	379
MFS/Sun Life Capital Appreciation - S Class	33	101	173	365
MFS/Sun Life Emerging Growth - S Class	33	101	172	363
MFS/Sun Life Government Securities - S Class	32	97	165	349
MFS/Sun Life High Yield - S Class	34	103	175	370
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	34	103	174	368
MFS/Sun Life Massachusetts Investors Trust - S Class	31	96	164	348
MFS/Sun Life New Discovery - S Class	35	107	182	382
MFS/Sun Life Total Return - S Class	32	99	169	357
MFS/Sun Life Utilities - S Class	33	101	173	365
Rydex VT Nova Fund	37	114	193	403
Rydex VT OTC Fund	37	114	193	403
SCSM Alger Growth Fund	32	98	166	352
SCSM Alger Income & Growth Fund	31	95	161	343
SCSM Alger Small Capitalization Fund	33	101	171	362
SCSM Davis Financial Fund	32	98	166	352
SCSM Davis Venture Value Fund	32	98	166	352
SCSM INVESCO Energy Fund	35	108	183	385
SCSM INVESCO Health Science Fund	35	108	183	385
SCSM INVESCO Telecommunications Fund	35	108	183	385
SCSM INVESCO Technology Fund	35	108	183	385
SCSM Neuberger Berman Mid Cap Growth Fund	34	104	176	371
SCSM Neuberger Berman Mid Cap Value Fund	34	104	176	371
SCSM Value Equity Fund	32	98	166	352
SCSM Value Managed Fund	32	98	166	352
SCSM Value Mid Cap Fund	33	101	171	362
SCSM Value Small Cap Fund	33	101	171	362
SCSM Blue Chip Mid Cap Fund	33	101	171	362
SCSM Investors Foundation Fund	32	98	166	352
SCSM Select Equity Fund	32	98	166	352
Sun CapitalSM All Cap Fund	32	98	166	352
Sun Capital Investment Grade Bond Fund(R)	30	93	159	338
Sun Capital Money Market Fund(R)	29	90	154	328
Sun Capital Real Estate Fund(R)	35	108	183	385

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CONDENSED FINANCIAL INFORMATION

The Contracts described in this Prospectus have not previously been made available for sale, and may include fees and charges that are different from our other variable annuity contracts. These differences will produce differing Accumulation Unit values. Therefore, no condensed financial information is included in this Prospectus. Sun Life's financial statements and those for the Variable Account are in the Statement of Additional Information.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination o both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (888) 786-2435.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS:

THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options, which are briefly discussed below. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1-888-786-2435 or by writing to Sun Life Assurance Company of Canada (U.S.), c/o Retirement Products and Services, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds currently available are:

AIM Variable Insurance Funds (advised by AIM Advisors, Inc.)

AIM V.I. Capital Appreciation Series 2 seeks growth of capital by investing principally in common stocks of companies which the Fund's portfolio managers believe are likely to benefit from new or innovative products, services or processes, as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth.

AIM V.I. Growth Series 2 seeks to achieve growth of capital by investing in seasoned and better-capitalized companies considered to have strong earnings momentum.

AIM V.I. Core Equity Series 2 seeks to achieve growth of capital with a secondary objective of current income.

AIM V.I. International Growth Series 2 seeks to achieve long-term growth of capital by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

AIM V.I. Premier Equity Series 2seeks long-term growth of capital with a secondary objective of current income.

Alliance Variable Products Series Fund, Inc. (advised by Alliance Capital Management L.P.)

Alliance VP Premier Growth Portfolio seeks to achieve growth of capital by pursuing aggressive investment policies. It invests principally in equity securities of a limited number of large, carefully selected, high-quality U.S. companies.

Alliance VP Technology Portfolio seeks growth of capital and invests for capital appreciation, and only incidentally for current income. The Portfolio invests primarily in securities of companies expected to benefit from technological advances and improvements.

Alliance VP Growth and Income Portfolio seeks to provide reasonable current income and reasonable opportunities for appreciation by investing primarily in dividend-paying common stocks of good quality.

Alliance VP Worldwide Privatization Portfolio seeks long-term capital appreciation by investing primarily in securities of issuers that are undergoing or have undergone privatizations. The Portfolio seeks to take advantage of investment opportunities that are created by privatizations of state enterprises in both established and developing countries.

Alliance VP Quasar Portfolio seeks growth of capital by pursuing aggressive investment policies. It invests primarily in U.S. common stocks and other equity-type securities issued by smaller companies with favorable growth prospects.

Goldman Sachs Variable Insurance Trust ("VIT") (advised by Goldman Sachs Asset Management, a unit of the Investment Management Division of Goldman, Sachs & Co. ("Goldman Sachs").

Goldman Sachs VIT CORESM U.S. Equity Fund seeks long-term growth of capital and dividend income by investing in a broadly diversified portfolio of large cap and blue chip equity investments representing all major sectors of the U.S. economy.

Goldman Sachs VIT Capital Growth Fund seeks long-term growth of capital by investing in a diversified portfolio of equity investments considered by the adviser to have long-term capital appreciation potential.

INVESCO Variable Investment Funds, Inc. (advised by INVESCO Funds Group, Inc.)

INVESCO VIF - Dynamics Fund seeks to achieve growth of capital by normally investing at least 65% of its assets in common stocks of mid-sized companies with market capitalizations between $2.5 billion and $15 billion at the time of purchase.

INVESCO VIF - Small Company Growth Fund seeks to achieve growth of capital by normally investing at least 65% (80% as of July 31, 2002) of its assets in equity securities of companies with market capitalizations of $2.5 billion or below at the time of purchase.

Lord Abbett Series Fund, Inc. (advised by Lord, Abbett & Co.)
Mid Cap Value Portfolio seeks capital appreciation through investments, primarily in equity securities, which are believed to be undervalued in the marketplace.

Growth and Income Portfolio seeks to provide long-term growth of capital and income without excessive fluctuation in market value.

International Portfolio seeks long-term capital appreciation.

Fidelity Variable Insurance Products Funds (Advised by Fidelity Management & Research Company. Fidelity. Contrafund(R) is a registered trademark of FMR Corp.)
VIP Contrafund(R) Portfolio seeks long-term capital appreciation by investing primarily in common stocks of companies whose stocks it believes are undervalued by the market.

VIP Growth Portfolio seeks to achieve capital appreciation by investing primarily in common stocks with above-average growth potential.

VIP Overseas Portfolio seeks long-term growth of capital by investing primarily in common stocks of foreign issuers.

MFS/Sun Life Series Trust (advised by Massachusetts Financial Services Company, an affiliate of the Company)
Capital Appreciation - S Class will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.

Emerging Growth - S Class will seek long-term growth of capital.

Government Securities - S Class will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.

High Yield - S Class will seek high current income and capital appreciation by investing primarily in certain low rated or unrated fixed income securities (possibly with equity features) of U.S. and foreign issuers.

Massachusetts Investors Growth Stock - S Class will seek to provide long-term growth of capital and future income rather than current income.

Massachusetts Investors Trust - S Class will seek long-term growth of capital with a secondary objective to seek reasonable current income.

New Discovery - S Class will seek capital appreciation.

Total Return - S Class will mainly seek to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.

Utilities - S Class will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing under normal market conditions, at least 65% of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.

Rydex Variable Trust (advised by Rydex Funds, Inc.)
Rydex VT Nova Fund seeks to provide investment results that correspond to 150% of the daily performance of the S&P 500 Index.

Rydex VT OTC Fund seeks to provide investment results that correspond to a benchmark for over-the-counter securities. The Fund's current benchmark is the NASDAQ 100 Index.

Sun Capital Advisers TrustSM (advised by Sun Capital Advisers, Inc., an affiliate of the Company; Fred Alger Management, Inc., serves as subadviser to the SCSM Alger Growth Fund, SCSM Alger Income & Growth Fund, and SCSM Alger Small Capitalization Fund; Davis Select Advisors serves as investment subadviser to SCSM Davis Financial Fund and SCSM Davis Venture Value Fund; INVESCO Funds Group, Inc. serves as investment subadviser to the SCSM INVESCO Energy Fund, SCSM INVESCO Health Sciences Fund, SCSM INVESCO Technology Fund and SCSM INVESCO Telecommunications Fund; Neuberger Berman Management, Inc. serves as subadviser to SCSM Neuberger Berman Mid Cap Growth Fund and SCSM Neuberger Berman Mid Cap Value Fund; OpCap Advisors serves as investment subadviser to SCSM Value Equity Fund, SCSM Value Managed Fund, SCSM Value Mid Cap Fund, and SCSM Value Small Cap Fund; Wellington Management Company, LLP, serves as investment subadviser to SCSM Blue Chip Mid Cap Fund, SCSM Investors Foundation Fund and SCSM Select Equity Fund.)
SCSM Alger Growth Fund seeks long-term capital appreciation by investing primarily in equity securities of U.S. large capitalization companies.

SCSM Alger Income & Growth Fund primarily seeks a high level of dividend income and secondarily seeks capital appreciation by investing primarily in dividend paying equity securities.

SCSM Alger Small Capitalization Fund seeks long-term capital appreciation by investing primarily in U. S. companies with market capitalizations within the range represented by the Russell 2000 Growth Index or the S&P Small Cap 600 Index.

SCSM Davis Financial Fund seeks growth of capital by investing primarily in the common stock of financial services companies.

SCSM Davis Venture Value Fund seeks growth of capital by investing primarily in the common stock of U.S. companies with market capitalizations of at least $5 billion.

SCSM INVESCO Energy Fund seeks growth by investing primarily in the equity securities of companies doing business in the energy sector.

SCSM INVESCO Health Sciences Fund seeks growth by investing primarily in the equity securities of companies doing business in the health sciences sector.

SCSM INVESCO Technology Fund seeks growth by investing primarily in the equity securities of companies doing business in the technology sector.

SCSM INVESCO Telecommunications Fund primarily seeks growth and, secondarily, seeks income by investing primarily in the equity securities of companies doing business in the telecommunications sector.

SCSM Neuberger Berman Mid Cap Growth Fund seeks growth of capital by investing primarily in equity securities of companies with market capitalizations within the range represented by the Russell Midcap Index at the time of purchase. The fund's subadviser targets already successful companies that could be even more so.

SCSM Neuberger Berman Mid Cap Value Fund seeks growth of capital by investing primarily in equity securities of companies with market capitalizations within the range represented by the Russell Midcap Index at the time of purchase. The fund's subadviser looks for well-managed companies whose stock prices are undervalued.

SCSM Value Equity Fund seeks long-term capital appreciation by investing primarily in a diversified portfolio of equity securities listed on the New York Stock Exchange.

SCSM Value Managed Fund seeks growth of capital over time by investing primarily in a portfolio consisting of      common stocks, fixed income securities, and cash equivalents. The subadviser will vary the allocation depending on its assessments of the relative values of such investments.

SCSM Value Mid Cap Fund seeks long-term capital appreciation by investing primarily in equity securities of companies with market capitalizations of between $500 million and $8 billion at time of purchase.

SCSM Value Small Cap Fund seeks capital appreciation by investing primarily in a diversified portfolio of equity securities of companies with market capitalizations of under $2 billion at time of purchase.

SCSM Blue Chip Mid Cap Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities of U.S. companies with market capitalizations within the range represented by the Standard & Poor's Mid Cap 400 Index.

SCSM Investors Foundation Fund seeks long-term capital growth by investing primarily in a diversified portfolio of common stocks and other equity securities of U.S. companies with market capitalizations generally within the range represented by the Standard & Poor's 500 Index. Investments are selected using a combination of fundamental analysis and quantitative tools.

SCSM Select Equity Fund seeks long-term capital growth by investing in 20 to 40 common stocks and other equity securities of large capitalization U.S. companies selected primarily from the Standard & Poor's 500 Index.

Sun CapitalSM All Cap Fund seeks long-term capital growth by investing primarily in equity securities of U.S. companies.

Sun Capital Investment Grade Bond Fund(R) seeks high current income consistent with relative stability of principal by investing at least 80% of its net assets in investment grade bonds. The Fund may invest up to 20% of its assets in lower rated or unrated bonds (also known as high yield or junk bonds.)

Sun Capital Money Market Fund(R) seeks to maximize current income, consistent with maintaining liquidity and preserving capital, by investing exclusively in high quality U.S. dollar-denominated money market securities.

Sun Capital Real Estate Fund(R) primarily seeks long-term capital growth and, secondarily, seeks current income and growth of income. The Fund invests at least 80% of its net assets in securities of real estate investment trusts and other real estate companies.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected in the fee table.

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e. rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:

THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with interest at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:

Option A: The 2% Five-Year Anniversary Interest Option -- Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

Option B: The 3%, 4%, or 5% Interest Option -- Under this option we will credit your Contract with interest at the following rates:
-	3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

-	4% of each Purchase Payment if your Net Purchase Payments is $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

-	5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.

If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Fifth-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary.

The Contracts are designed to give the most value to Participants with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix I.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

We may also credit the Purchase Payment Interest rates described above using different Net Purchase Payment dollar amount thresholds. Any change in the Net Purchase Payment dollar amount thresholds will be offered to all Participants on a prospective basis.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee

Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
1)	written notice from you electing a different Guarantee Period from among those we then offer, or

2)	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
-	You may not make more than 12 transfers in any Account Year;

-	The amount transferred from a Sub-Account must be at least $1,000, unless you are transferring your entire balance in that Sub-Account;

-	Your Account Value remaining in a Sub-Account must be at least $1,000;

-	The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

-	At least 30 days must elapse between transfers;

-	Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds;

-	The total number of Sub-Accounts and Guarantee Periods within an Account may not exceed 18 over the lifetime of the Contract; and

-	We impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Market Timers

The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed pre-authorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.

In addition, some of the Funds have reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative services fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By electing an asset allocation program, you thereby authorize us to automatically reallocate your investment options that participate in the asset allocation program, as determined by the terms of the asset allocation program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program, or choose a different model.

     Systematic Withdrawal and Interest Out Programs

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.

Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs are subject to surrender charges. They may also be included as income and subject to a 10% federal tax penalty. You should consult your tax adviser before choosing these options.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Returns Program

Under the Principal Returns Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
-	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

-	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

-	When an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, PLUS the greater of:
(1)	your Contract's earnings (defined below) during the prior Account Year; and

(2)	10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Account Year are equal to:
(a)	the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

(b)	any Purchase Payments made during the prior Account Year, plus

(c)	any partial withdrawals and charges taken during the prior Account Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account.

Number of
Account Years
Payment has
Been	Withdrawal
In Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7+	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 8% of the excess of Purchase Payments you make under your Contract over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full or partial withdrawal if:
-	at least one year has passed since your Issue Date,

-	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

-	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
(1)	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

(2)	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(s) You Elect*	Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

-------------------------------------------

*As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
1.	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

2.	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

3.	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
-	the amount payable under the basic death benefit, above, or

-

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:

-	the amount payable under the basic death benefit, above, or

-	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
-	the first day of the month following your 80th birthday, or
-	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:

-

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
-	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

-

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

-	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
-	We must receive your notice at least 30 days before the current Annuity Commencement Date.

-	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
-	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

-	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

-	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address as shown on the cover of this Prospectus within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:
-	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

-	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of your account, other than:
-	A distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

-	Any required minimum distribution, or

-	Any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The preamble to the 1986 investment diversification regulations stated that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if and when they may be promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Accounts

Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

     Roth IRAs

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. We will provide any necessary information for Contracts issued in connection with Roth IRAs.

      Status of Optional Death Benefit Riders

Under the Code, IRAs may not invest in life insurance policies. Regulations issued by the Treasury Department provide that death benefits under IRAs do not violate this rule, provided that the death benefit is no more than the greater of the total premiums paid (net of prior withdrawals) or the cash value of the IRA.

In certain circumstances, the death benefit payable under the Contract's Optional Death Benefit Riders may exceed both the total premiums paid (net of prior withdrawals) and the cash value of the Contract.

You should consult a qualified tax adviser before adding any of the Optional Death Benefit Riders to your Contract if it is an IRA.

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "Federal Tax Status" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in those states where the Contracts may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 7.00% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 0.50% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates."

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Series. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

ACCOUNTANTS

The financial statements of the Variable Account for the year ended December 31, 2001, and the financial statements of the Company for the years ended December 31, 2001, 2000 and 1999, both included in the Statement of Additional Information ("SAI") filed in the Company's Registration Statement under the Investment Company Act of 1940, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in the Statement of Additional Information, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2001 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Calculation of Performance Data

Advertising and Sales Literature

Tax-Deferred Accumulation

Calculations

  Example of Variable Accumulation Unit Value Calculation

  Example of Variable Annuity Unit Calculation

  Example of Variable Annuity Payment Calculation

Distribution of the Contracts

Designation and Change of Beneficiary

Custodian

Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated June ___, 2002 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.

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To:	Sun Life Assurance Company of Canada (U.S.)
c/o Retirement Products and Services
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
Futurity Select Incentives Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                       State            Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 4,000	$36,000	8.00%	$2,880
	2	$45,100	$4,100	$ 5,100	$ 4,000	$36,000	8.00%	$2,880
	3	$49,600	$4,500	$ 9,600	$ 4,100	$35,900	7.00%	$2,513
(b)	4	$52,100	$2,500	$12,100	$ 4,500	$35,500	6.00%	$2,130
	5	$57,300	$5,200	$17,300	$ 4,000	$36,000	5.00%	$1,800
	6	$63,000	$5,700	$23,000	$ 5,200	$34,800	4.00%	$1,392
	7	$66,200	$3,200	$26,200	$ 5,700	$34,300	3.00%	$1,029
(c)	8	$72,800	$6,600	$32,800	$40,000	$ 0	0.00%	$ 0

(a)

The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $36,000, which equals the New Payments of $40,000 minus the free withdrawal amount of $4,000.

(b)	In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $35,500.

(c)

In Account Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.

Remaining
	Hypothetical				Free	Amount of
	Account				Withdrawal	Withdrawal
	Value				Amount	Subject to	Withdrawal	Withdrawal
	Before	Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount

	1	$41,000	$1,000	$ 1,000	$ 0	$4,000	$ 0	8.00%	$ 0
	2	$45,100	$4,100	$ 5,100	$ 0	$4,000	$ 0	8.00%	$ 0
	3	$49,600	$4,500	$ 9,600	$ 0	$4,100	$ 0	7.00%	$ 0
(a)	4	$50,100	$ 500	$10,100	$ 4,100	$4,500	$ 0	6.00%	$ 0
(b)	4	$46,800	$ 800	$10,900	$ 9,000	$ 400	$ 8,600	6.00%	$516
(c)	4	$38,400	$ 600	$11,500	$12,000	$ 0	$12,000	6.00%	$720
(d)	4	$26,800	$ 400	$11,900	$20,000	$ 0	$14,900	6.00%	$894

(a)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)

Since the total of the two prior Account Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)

Since the total of the three prior Account Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $25,100 of New Payments has already been surrendered, only $14,900 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $5,100 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,130, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

2)	The date of surrender is 2 years from the Expiration Date (N = 24).

3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

4)	The interest earned in the current Account Year is $674.16.

5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                 ($11,910.16 - $674.16) x -.037 = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                     ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:
The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 74,400.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 55,200.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EARNINGS ENHANCEMENT PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EARNINGS ENHANCEMENT PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

       --PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

       --PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

        --PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Example 1:

If you select Option A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

Example 2: Option B with no Withdrawals

If you select Option B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:
Net Purchase Payments less than $100,000.00 will receive	3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive	4%
Net Purchase Payments greater than or equal to $500,000.00 will receive	5%

Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.

If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:

Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.

This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.

In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments receive the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:
Total Net Purchase Payments of $530,000.00 x 5%	=	$26,500.00
Total Purchase Payment Interest received	=	$24,700.00
First Account Anniversary Adjustment	=	$ 1,800.00

Example 3: Option B with a Withdrawal.

Using the same example as above, suppose that before the first Account Anniversary you take a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:

Because your Net Purchase Payments are $510,000.00 ($530,000.00 -$20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.
Your initial Payment of $50,000.00 received 3%
Your second Payment of $80,000.00 received 4%
Your third Payment of $400,000.00 received the 5%

Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.
$50,000.00 x 2%	=	$1,000.00
$80,000.00 - $20,000.00 = $60,000.00 x 1%	=	$ 600.00
Total credit due	=	$1,600.00

On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

C/O Retirement Products and Services

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (888) 786-2435

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

Auditors

Deloitte & Touche LLP

200 Berkeley Street

Boston, Massachusetts 02116

PROSPECTUS

JUNE ____, 2002

MFS REGATTA MASTERS EXTRA

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following mutual funds or series thereof (the "Funds"):

You can allocate your money among Sub-Accounts investing in the following Funds:
Franklin Templeton Variable Insurance	MFS/Sun Life Series Trust (continued)
Products Trust	New Discovery - S Class
Mutual Shares Securities Fund, Class 2	Research - S Class
Franklin Small Cap Value Securities Fund,	Research International - S Class
Class 2	Strategic Growth - S Class
Templeton Foreign Securities Fund, Class 2	Strategic Income - S Class
Lord Abbett Series Fund, Inc.	Strategic Value - S Class
Mid Cap Value Portfolio	Total Return - S Class
Growth and Income Portfolio	Utilities - S Class
MFS/Sun Life Series Trust	Value - S Class
Bond - S Class	Oppenheimer Variable Account Funds
Capital Appreciation - S Class	Oppenheimer Capital Appreciation Fund/VA -
Capital Opportunities - S Class	Service Shares
Emerging Growth - S Class	Oppenheimer Main Street Growth & Income
Global Growth - S Class	Fund/VA - Service Shares
Government Securities - S Class	Oppenheimer Main Street Small Cap Fund/VA -
High Yield - S Class	Service Shares
Massachusetts Investors Growth Stock - S Class	PIMCO Variable Insurance Trust
Massachusetts Investors Trust - S Class	PIMCO Real Return Bond Portfolio
Mid Cap Growth - S Class	PIMCO Total Return Bond Portfolio
Mid Cap Value - S Class	Sun Capital Advisers Trust SM
Money Market - S Class	Sun Capital Real Estate Fund(R)

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated June ___, 2002 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following address:
Sun Life Assurance Company of Canada (U.S.)
c/o Retirement Products and Services
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Select Incentives Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments of at least $1,000 at any time during the Accumulation Phase. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with Purchase Payment Interest at a rate of 2% to 5% of each Purchase Payment based upon the interest rate option you choose when you apply for your Contract.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Expense Summary

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% in the first Account Year and declines to 0% after seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, which range from 0.65% to 1.51% of the average daily net assets of the Fund, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), and your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings in the prior Account Year and (2) 10% of all Purchase Payments made in the last 7 Account Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          c/o Retirement Products and Services

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752-7215

EXPENSE SUMMARY

The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract when you allocate money to the Variable Account. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, we may deduct premium taxes, where required by state law.

SUMMARY OF CONTRACT EXPENSES

Transaction Expenses
Sales Load Imposed on Purchase Payments	$ 0

Deferred Sales Load (as a percentage of Purchase Payments withdrawn) (1)

Number of complete Account Years Purchase Payment in Account
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%
Transfer Fee (2)	$15
Annual Account Fee per Contract or Certificate (3)	$50

Variable Account Annual Expenses (as a percentage of average Variable Account assets)
If you are age 75 or younger on the Open Date (4):	If you are age 76 or older on the Open Date (4):
Mortality and Expense Risks Charge 1.40%	Mortality and Expense Risks Charge 1.60%
Administrative Expenses Charge 0.15%	Administrative Expenses Charge 0.15%
Distribution Fee 0.15%	Distribution Fee 0.15%
Total Variable Annuity Annual Expenses 1.70%	Total Variable Annuity Annual Expenses 1.90%
Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.10%	Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.30%

*Optional Death Benefit Charge (if one of the optional death benefit riders is elected)
Rider(s) Elected(5)	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

(1)

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge.

(2)

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. In addition, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.

(3)	The annual Account Fee is waived on Contracts greater than $100,000 in value on your Account Anniversary.
(4)

After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average Variable Account assets, regardless of your age on the Open Date.

(5)	The optional death benefit riders are defined under "Death Benefit."

UNDERLYING FUND ANNUAL EXPENSES1

(numbers in brackets represent expenses before fee waivers or expense reimbursements)2

(as a percentage of Fund net assets)

	Management	Other Fund	12b-1 or	Total Annual
Fund	Fees	Expenses	Service Fees	Fund Expenses

Franklin Templeton Variable Insurance Products Trust
Mutual Shares Securities Fund, Class 2 [3]	0.60%	0.19%	0.25%	1.04%
Franklin Small Cap Value Securities Fund, Class 2 [3,4]	0.60%	0.17%	0.25%	1.02% [1.05%]
Templeton Foreign Securities Fund, Class 2 [4]	0.69%	0.22%	0.25%	1.15% [1.16%]
Lord Abbett Series Fund, Inc.
Mid Cap Value Portfolio [5]	0.75%	0.10%	0.25%	1.10% [1.20%]
Growth and Income Portfolio	0.50%	0.22%	0.25%	0.97%
MFS/Sun Life Series Trust
Bond - S Class	0.60%	0.11%	0.25%	0.96%
Capital Appreciation - S Class	0.73%	0.05%	0.25%	1.03%
Capital Opportunities - S Class	0.71%	0.08%	0.25%	1.04%
Emerging Growth - S Class	0.70%	0.06%	0.25%	1.01%
Global Growth - S Class	0.90%	0.15%	0.25%	1.30%
Government Securities - S Class	0.55%	0.07%	0.25%	0.87%
High Yield - S Class	0.75%	0.09%	0.25%	1.09%
Massachusetts Investors Growth Stock - S Class	0.75%	0.07%	0.25%	1.07%
Massachusetts Investors Trust - S Class	0.55%	0.05%	0.25%	0.85%
Mid Cap Growth - S Class	0.75%	0.09%	0.25%	1.09%
Mid Cap Value - S Class [6]	0.75%	0.25%	0.25%	1.25% [1.46%]
Money Market - S Class	0.50%	0.07%	0.25%	0.82%
New Discovery - S Class	0.90%	0.07%	0.25%	1.22%
Research - S Class	0.70%	0.06%	0.25%	1.01%
Research International - S Class	1.00%	0.26%	0.25%	1.51%
Strategic Growth - S Class	0.75%	0.11%	0.25%	1.11%
Strategic Income - S Class	0.75%	0.26%	0.25%	1.26%
Strategic Value - S Class [6]	0.75%	0.25%	0.25%	1.25% [1.47%]
Total Return - S Class	0.65%	0.05%	0.25%	0.95%
Utilities - S Class	0.71%	0.07%	0.25%	1.03%
Value - S Class	0.75%	0.10%	0.25%	1.10%
Oppenheimer Variable Account Funds
Oppenheimer Capital Appreciation Fund/VA - Service Shares [7]	0.64%	0.02%	0.15% [8]	0.81%
Oppenheimer Main Street Growth & Income Fund/VA - Service Shares [7]	0.68%	0.05%	0.15% [8]	0.88%
Oppenheimer Main Street Small Cap Fund/VA - Service Shares [7]	0.75%	0.29%	0.15% [8]	1.19%
PIMCO Variable Insurance Trust
PIMCO Real Return Bond Portfolio [9]	0.25%	0.15%	0.26%	0.66% [0.67%]
PIMCO Total Return Bond Portfolio [9]	0.25%	0.15%	0.25%	0.65% [0.66%]
Sun Capital Advisers Trust SM
Sun Capital Real Estate Fund(R)10	0.95%	0.30%	-	1.25% [1.68%]

1	The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectuses for more information about Fund expenses.

2

All expense figures are shown after expense reimbursements or waivers, except for the bracketed figures which show what the expense figures would have been absent reimbursement. All expense figures are based on actual expenses for the fiscal year ended December 31, 2001, except that certain information relating to the Lord Abbett Series Fund has been restated to reflect the fees and expenses that will be applicable during 2002 as described in note (4) below.

3	While the maximum amount payable under each Fund's Rule 12b-1 plan is 0.35% per year of the Fund's average daily net assets, the Fund's Board of Trustees has set the current rate at 0.25% per year.

4

Each Fund's manager has agreed in advance to reduce its fee to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund. This reduction is required by the Board and an order of the Securities and Exchange Commission.

5

The information in the fee table relating to the Mid Cap Value Portfolio has been restated to reflect the fees and expenses that will be applicable during 2002. For the year ended December 31, 2001, Lord, Abbett & Co. voluntarily waived a portion of its management fees for the Mid Cap Value Portfolio and subsidized a portion of the Portfolios' expenses to the extent necessary to maintain the "Other Fund Expenses" and "12b-1or Services Fees" of each Portfolio at an aggregate of 0.35% of its average daily net assets. For the year 2002, Lord, Abbett & Co. does not intend to waive it management fees for the Mid Cap Value Portfolio but has contractually agreed to continue to reimburse a portion of the Portfolio's expenses to the extent necessary to maintain its "Other Fund Expenses" and "12b-1 or Service Fees" of the Portfolio at an aggregate of 0.35% of its average daily net assets.

6

The MFS/SUN Life Series Trust has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangement (which would also have the effect of reducing the Fund's expenses). Any such fee reductions are not reflected in the table. Had these fee reductions been taken into account, "Total Annual Fund Expenses" would have been lower for certain series:

MFS/Sun Life Emerging Growth - S Class	1.00%
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	1.06%
7

Under the investment advisory agreement, the Fund pays the Manager an advisory fee at an annual rate that declines on additional assets as the Fund grows: 0.75% of the first $200 million of average annual net assets, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, and 0.60% of average annual net assets over $800 million.

8

In addition, the Fund has adopted a Distribution and Service Plan (12b-1 fee) to pay the distributor for distribution related services the Fund's service. Under the Plan, payments are made quarterly at an annual rate of up to 0.25% of the average annual net assets of the Fund's service shares. As of May 1, 2002, the 12b-1 fee is 0.25%.

9

PIMCO has contractually agreed to reduce total annual portfolio operating expenses for class shares to the extent such expenses would exceed, due to the payment of organization expenses and Trustees' fees, 0.65% of average daily net assets. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

10

To the extent that the expense ratio of Sun Capital Real Estate Fund(R) falls below the Fund's expense limit, the Fund's adviser reserves the right to be reimbursed for management fees waived and Fund expenses paid by it during the prior two years.

EXAMPLES

The following examples should not be considered to be representations of past or future expenses, and actual expenses may be greater or lower than those shown. The examples assume that all current waivers and reimbursements continue throughout all periods.

If you surrender your Contract at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

Mutual Shares Securities Fund, Class 2	$105	$159	$206	$327
Franklin Small Cap Value Securities Fund, Class 2	104	158	205	325
Templeton Foreign Securities Fund, Class 2	106	162	211	338
Mid Cap Value Portfolio	105	161	209	333
Growth and Income Portfolio	104	157	203	320
Bond - S Class	104	157	202	319
Capital Appreciation - S Class	105	159	206	326
Capital Opportunities - S Class	105	159	206	327
Emerging Growth - S Class	104	158	205	324
Global Growth - S Class	107	166	218	352
Government Securities - S Class	103	154	198	310
High Yield - S Class	105	160	208	332
Massachusetts Investors Growth Stock - S Class	105	160	207	330
Massachusetts Investors Trust - S Class	103	154	197	308
Mid Cap Growth - S Class	105	160	208	332
Mid Cap Value - S Class	107	165	216	348
Money Market - S Class	103	153	196	305
New Discovery - S Class	106	164	215	345
Research - S Class	104	158	205	324
Research International - S Class	109	172	228	372
Strategic Growth - S Class	105	161	209	334
Strategic Income - S Class	107	165	216	348
Strategic Value - S Class	107	165	216	348
Total Return - S Class	104	156	202	318
Utilities - S Class	105	159	206	326
Value - S Class	105	161	209	333
Oppenheimer Capital Appreciation Fund/VA - Services Shares	102	152	195	304
Oppenheimer Main Street Growth & Income Fund/VA - Services Shares	103	154	198	311
Oppenheimer Main Street Small Cap Fund/VA - Services Shares	106	163	213	342
PIMCO Real Return Bond Portfolio	101	148	188	289
PIMCO Total Return Bond Portfolio	101	148	187	288
Sun Capital Real Estate Fund(R)	107	165	216	348

If you surrender your Contract at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Premier Plus optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

Mutual Shares Securities Fund, Class 2	$108	$170	$225	$366
Franklin Small Cap Value Securities Fund, Class 2	108	169	224	364
Templeton Foreign Securities Fund, Class 2	109	173	230	376
Mid Cap Value Portfolio	109	172	228	371
Growth and Income Portfolio	108	168	222	359
Bond - S Class	108	168	221	358
Capital Appreciation - S Class	108	170	224	365
Capital Opportunities - S Class	108	170	225	366
Emerging Growth - S Class	108	169	223	363
Global Growth - S Class	111	177	237	390
Government Securities - S Class	107	165	217	349
High Yield - S Class	109	171	227	370
Massachusetts Investors Growth Stock - S Class	109	171	226	368
Massachusetts Investors Trust - S Class	107	165	216	348
Mid Cap Growth - S Class	109	171	227	370
Mid Cap Value - S Class	110	176	234	385
Money Market - S Class	106	164	215	345
New Discovery - S Class	110	175	233	382
Research - S Class	108	169	223	363
Research International - S Class	113	183	246	409
Strategic Growth - S Class	109	172	228	372
Strategic Income - S Class	110	176	235	386
Strategic Value - S Class	110	176	234	385
Total Return - S Class	108	168	221	357
Utilities - S Class	108	170	224	365
Value - S Class	109	172	228	371
Oppenheimer Capital Appreciation Fund/VA - Services Shares	106	164	214	344
Oppenheimer Main Street Growth & Income Fund/VA - Services Shares	107	166	217	350
Oppenheimer Main Street Small Cap Fund/VA - Services Shares	110	174	232	380
PIMCO Real Return Bond Portfolio	105	159	207	329
PIMCO Total Return Bond Portfolio	105	159	207	328
Sun Capital Real Estate Fund(R)	110	176	234	385

If you do NOT surrender your Contract, or if you annuitize at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

Mutual Shares Securities Fund, Class 2	$29	$ 90	$153	$327
Franklin Small Cap Value Securities Fund, Class 2	29	89	152	325
Templeton Foreign Securities Fund, Class 2	30	93	159	338
Mid Cap Value Portfolio	30	92	156	333
Growth and Income Portfolio	29	88	150	320
Bond - S Class	28	87	149	319
Capital Appreciation - S Class	29	89	153	326
Capital Opportunities - S Class	29	90	153	327
Emerging Growth - S Class	29	89	152	324
Global Growth - S Class	32	98	166	352
Government Securities - S Class	28	85	145	310
High Yield - S Class	30	91	156	332
Massachusetts Investors Growth Stock - S Class	30	91	155	330
Massachusetts Investors Trust - S Class	27	84	144	308
Mid Cap Growth - S Class	30	91	156	332
Mid Cap Value - S Class	31	96	164	348
Money Market - S Class	27	83	142	305
New Discovery - S Class	31	95	162	345
Research - S Class	29	89	152	324
Research International - S Class	34	104	176	372
Strategic Growth - S Class	30	92	157	334
Strategic Income - S Class	32	96	164	348
Strategic Value - S Class	31	96	164	348
Total Return - S Class	28	87	149	318
Utilities - S Class	29	89	153	326
Value - S Class	30	92	156	333
Oppenheimer Capital Appreciation Fund/VA - Services Shares	27	83	142	304
Oppenheimer Main Street Growth & Income Fund/VA - Services Shares	28	85	145	311
Oppenheimer Main Street Small Cap Fund/VA - Services Shares	31	94	161	342
PIMCO Real Return Bond Portfolio	25	78	134	289
PIMCO Total Return Bond Portfolio	25	78	133	288
Sun Capital Real Estate Fund(R)	31	96	164	348

If you do NOT surrender your Contract, or if you annuitize at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Premier Plus optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

Mutual Shares Securities Fund, Class 2	$33	$102	$173	$366
Franklin Small Cap Value Securities Fund, Class 2	33	101	172	364
Templeton Foreign Securities Fund, Class 2	34	105	178	376
Mid Cap Value Portfolio	34	104	176	371
Growth and Income Portfolio	33	100	170	359
Bond - S Class	33	99	169	358
Capital Appreciation - S Class	33	101	173	365
Capital Opportunities - S Class	33	102	173	366
Emerging Growth - S Class	33	101	172	363
Global Growth - S Class	36	110	186	390
Government Securities - S Class	32	97	165	349
High Yield - S Class	34	103	175	370
Massachusetts Investors Growth Stock - S Class	34	103	174	368
Massachusetts Investors Trust - S Class	31	96	164	348
Mid Cap Growth - S Class	34	103	175	370
Mid Cap Value - S Class	35	108	183	385
Money Market - S Class	31	95	162	345
New Discovery - S Class	35	107	182	382
Research - S Class	33	101	172	363
Research International - S Class	38	116	196	409
Strategic Growth - S Class	34	104	176	372
Strategic Income - S Class	36	108	184	386
Strategic Value - S Class	35	108	183	385
Total Return - S Class	32	99	169	357
Utilities - S Class	33	101	173	365
Value - S Class	34	104	176	371
Oppenheimer Capital Appreciation Fund/VA - Services Shares	31	95	162	344
Oppenheimer Main Street Growth & Income Fund/VA - Services Shares	32	97	165	350
Oppenheimer Main Street Small Cap Fund/VA - Services Shares	35	106	180	380
PIMCO Real Return Bond Portfolio	29	90	154	329
PIMCO Total Return Bond Portfolio	29	90	154	328
Sun Capital Real Estate Fund(R)	35	108	183	385

CONDENSED FINANCIAL INFORMATION

The Contracts described in this Prospectus have not previously been made available for sale, and may include fees and charges that are different from our other variable annuity contracts. These differences will produce differing Accumulation Unit values. Therefore, no condensed financial information is included in this Prospectus. Sun Life's financial statements and those for the Variable Account are in the Statement of Additional Information.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination o both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS:

THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options, which are briefly discussed below. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1-800-752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), c/o Retirement Products and Services, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds currently available are:
Franklin Templeton Variable Insurance Products Trust

Mutual Shares Securities Fund will mainly seek capital appreciation; its secondary goal is to seek income.

Franklin Small Cap Value Securities Fund will seek long-term total return.

Templeton Foreign Securities Fund will seek long-term capital growth.

Lord Abbett Series Fund, Inc. (advised by Lord, Abbett & Co.)

Mid Cap Value Portfolio seeks capital appreciation through investments, primarily in equity securities, which are believed to be undervalued in the marketplace.

Growth and Income Portfolio seeks to provide long-term growth of capital and income without excessive fluctuation in market value.

MFS/Sun Life Series Trust (advised by Massachusetts Financial Services Company, an affiliate of the Company)

Bond - S Class will mainly seek as high a level of current income as is believed to be consistent with prudent investment risk; its secondary objective is to seek to protect shareholders' capital.

Capital Appreciation - S Class will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.

Capital Opportunities - S Class will seek capital appreciation.

Emerging Growth - S Class will seek long-term growth of capital.

Global Growth - S Class will seek capital appreciation by investing in securities of companies worldwide growing at rates expected to be well above the growth rate of the overall U.S. economy.

Government Securities - S Class will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.

High Yield - S Class will seek high current income and capital appreciation by investing primarily in certain low rated or unrated securities (possibly with equity features) of U.S. and foreign issuers.

Massachusetts Investors Growth Stock - S Class will seek to provide long-term growth of capital and future income rather than current income.

Massachusetts Investors Trust - S Class will seek long-term growth of capital with a secondary objective to seek reasonable current income.

Mid Cap Growth - S Class will seek long-term growth of capital.

Mid Cap Value - S Class will seek capital appreciation.

Money Market - S Class will seek maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments maturing in less than 13 months.

New Discovery - S Class will seek capital appreciation.

Research - S Class will seek to provide long-term growth of capital and future income.

Research Growth And Income - S Class will seek to provide long-term growth of capital, current income and growth of income.

Research International - S Class will seek capital appreciation.

Strategic Growth - S Class will seek capital appreciation.

Strategic Income - S Class will seek to provide high current income by investing in fixed income securities and will seek to take advantage of opportunities to realize significant capital appreciation while maintaining a high level of current income.

Strategic Value - S Class will seek capital appreciation.

Total Return - S Class will seek mainly to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.

Utilities - S Class will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing, under normal market conditions, at least 65% of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.

Value - S Class will mainly seek capital appreciation and reasonable income.

Oppenheimer Variable Account Funds (advised by OppenheimerFunds, Inc.)

Oppenheimer Capital Appreciation Fund/VA seeks capital appreciation by investment in securities of well-established companies.

Oppenheimer Main Street Growth & Income Fund/VA seeks high total return (which includes growth in the value of its shares as well as current income) from equity and debt securities.

Oppenheimer Main Street Small Cap Fund/VA seeks capital appreciation by investing mainly in common stocks of small capitalization U.S. companies.

PIMCO Variable Insurance Trust (advised by Pacific Investment Management Company LLC)

PIMCO Real Return Bond Portfolio seeks maximum real return consistent with the preservation of real capital and prudent investment management.

PIMCO Total Return Bond Portfolio seeks maximum total return consistent with the preservation of capital and prudent investment management.

Sun Capital Advisers TrustSM (advised by Sun Capital Advisers, Inc., an affiliate of the Company.)

Sun Capital Real Estate Fund(R) primarily seeks long-term capital growth and, secondarily, seeks current income and growth of income. The Fund invests at least 80% of its net assets in securities of real estate investment trusts and other real estate companies.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected in the fee table.

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e. rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:

THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with interest at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:

Option A: The 2% Five-Year Anniversary Interest Option -- Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

Option B: The 3%, 4%, or 5% Interest Option -- Under this option we will credit your Contract with interest at the following rates:
-	3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

-	4% of each Purchase Payment if your Net Purchase Payments is $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

-	5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.

If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Fifth-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary.

The Contracts are designed to give the most value to Participants with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix I.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

We may also credit the Purchase Payment Interest rates described above using different Net Purchase Payment dollar amount thresholds. Any change in the Net Purchase Payment dollar amount thresholds will be offered to all Participants on a prospective basis.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee

Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
1)	written notice from you electing a different Guarantee Period from among those we then offer, or

2)	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
-	You may not make more than 12 transfers in any Account Year;

-	The amount transferred from a Sub-Account must be at least $1,000, unless you are transferring your entire balance in that Sub-Account;

-	Your Account Value remaining in a Sub-Account must be at least $1,000;

-	The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

-	At least 30 days must elapse between transfers;

-	Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds;

-	The total number of Sub-Accounts and Guarantee Periods within an Account may not exceed 18 over the lifetime of the Contract; and

-	We impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Market Timers

The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed pre-authorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.

In addition, some of the Funds have reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative services fee, the distribution fee, or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contracts, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete programs in the future.

If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By electing an asset allocation program, you thereby authorize us to automatically reallocate your investment options that participate in the asset allocation program, as determined by the terms of the asset allocation program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program, or choose a different model.

     Systematic Withdrawal and Interest Out Programs

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.

Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs are subject to surrender charges. They may also be included as income and subject to a 10% federal tax penalty. You should consult your tax adviser before choosing these options.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
-	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

-	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

-	When an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, PLUS the greater of:
(1)	your Contract's earnings (defined below) during the prior Account Year; and

(2)	10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Account Year are equal to:
(a)	the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

(b)	any Purchase Payments made during the prior Account Year, plus

(c)	any partial withdrawals and charges taken during the prior Account Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account.

Number of
Account Years
Payment has
Been	Withdrawal
In Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7+	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 8% of the excess of Purchase Payments you make under your Contract over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full or partial withdrawal if:
-	at least one year has passed since your Issue Date,

-	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

-	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
(1)	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

(2)	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(s) You Elect*	Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

-------------------------------------------

*As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
1.	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

2.	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

3.	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
-	the amount payable under the basic death benefit, above, or

-

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:

-	the amount payable under the basic death benefit, above, or

-	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
-	the first day of the month following your 80th birthday, or
-	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:

-

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
-	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

-

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

-	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
-	We must receive your notice at least 30 days before the current Annuity Commencement Date.

-	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
-	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

-	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

-	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address as shown on the cover of this Prospectus within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:
-	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

-	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of your account, other than:
-	A distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

-	Any required minimum distribution, or

-	Any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The preamble to the 1986 investment diversification regulations stated that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if and when they may be promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Accounts

Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

     Roth IRAs

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. We will provide any necessary information for Contracts issued in connection with Roth IRAs.

      Status of Optional Death Benefit Riders

Under the Code, IRAs may not invest in life insurance policies. Regulations issued by the Treasury Department provide that death benefits under IRAs do not violate this rule, provided that the death benefit is no more than the greater of the total premiums paid (net of prior withdrawals) or the cash value of the IRA.

In certain circumstances, the death benefit payable under the Contract's Optional Death Benefit Riders may exceed both the total premiums paid (net of prior withdrawals) and the cash value of the Contract.

You should consult a qualified tax adviser before adding any of the Optional Death Benefit Riders to your Contract if it is an IRA.

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "Federal Tax Status" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in those states where the Contracts may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 7.00% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 0.50% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates."

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Series. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

ACCOUNTANTS

The financial statements of the Variable Account for the year ended December 31, 2001, and the financial statements of the Company for the years ended December 31, 2001, 2000 and 1999, both included in the Statement of Additional Information ("SAI") filed in the Company's Registration Statement under the Investment Company Act of 1940, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in the Statement of Additional Information, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2001 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Calculation of Performance Data

Advertising and Sales Literature

Tax-Deferred Accumulation

Calculations

  Example of Variable Accumulation Unit Value Calculation

  Example of Variable Annuity Unit Calculation

  Example of Variable Annuity Payment Calculation

Distribution of the Contracts

Designation and Change of Beneficiary

Custodian

Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated June ___, 2002 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

-------------------------------------------------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
c/o Retirement Products and Services
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
MFS Regatta Masters Extra Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                       State            Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 4,000	$36,000	8.00%	$2,880
	2	$45,100	$4,100	$ 5,100	$ 4,000	$36,000	8.00%	$2,880
	3	$49,600	$4,500	$ 9,600	$ 4,100	$35,900	7.00%	$2,513
(b)	4	$52,100	$2,500	$12,100	$ 4,500	$35,500	6.00%	$2,130
	5	$57,300	$5,200	$17,300	$ 4,000	$36,000	5.00%	$1,800
	6	$63,000	$5,700	$23,000	$ 5,200	$34,800	4.00%	$1,392
	7	$66,200	$3,200	$26,200	$ 5,700	$34,300	3.00%	$1,029
(c)	8	$72,800	$6,600	$32,800	$40,000	$ 0	0.00%	$ 0

(a)

The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $36,000, which equals the New Payments of $40,000 minus the free withdrawal amount of $4,000.

(b)	In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $35,500.

(c)

In Account Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.

Remaining
	Hypothetical				Free	Amount of
	Account				Withdrawal	Withdrawal
	Value				Amount	Subject to	Withdrawal	Withdrawal
	Before	Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount

	1	$41,000	$1,000	$ 1,000	$ 0	$4,000	$ 0	8.00%	$ 0
	2	$45,100	$4,100	$ 5,100	$ 0	$4,000	$ 0	8.00%	$ 0
	3	$49,600	$4,500	$ 9,600	$ 0	$4,100	$ 0	7.00%	$ 0
(a)	4	$50,100	$ 500	$10,100	$ 4,100	$4,500	$ 0	6.00%	$ 0
(b)	4	$46,800	$ 800	$10,900	$ 9,000	$ 400	$ 8,600	6.00%	$516
(c)	4	$38,400	$ 600	$11,500	$12,000	$ 0	$12,000	6.00%	$720
(d)	4	$26,800	$ 400	$11,900	$20,000	$ 0	$14,900	6.00%	$894

(a)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)

Since the total of the two prior Account Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)

Since the total of the three prior Account Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $25,100 of New Payments has already been surrendered, only $14,900 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $5,100 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,130, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

2)	The date of surrender is 2 years from the Expiration Date (N = 24).

3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

4)	The interest earned in the current Account Year is $674.16.

5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                 ($11,910.16 - $674.16) x -.037 = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

                     ($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that death occurs in Account Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:
The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 74,400.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 55,200.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EARNINGS ENHANCEMENT PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EARNINGS ENHANCEMENT PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

       --PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

       --PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

        --PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Example 1:

If you select Option A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

Example 2: Option B with no Withdrawals

If you select Option B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:
Net Purchase Payments less than $100,000.00 will receive	3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive	4%
Net Purchase Payments greater than or equal to $500,000.00 will receive	5%

Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.

If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:

Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.

This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.

In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments receive the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:
Total Net Purchase Payments of $530,000.00 x 5%	=	$26,500.00
Total Purchase Payment Interest received	=	$24,700.00
First Account Anniversary Adjustment	=	$ 1,800.00

Example 3: Option B with a Withdrawal.

Using the same example as above, suppose that before the first Account Anniversary you take a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:

Because your Net Purchase Payments are $510,000.00 ($530,000.00 -$20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.
Your initial Payment of $50,000.00 received 3%
Your second Payment of $80,000.00 received 4%
Your third Payment of $400,000.00 received the 5%

Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.
$50,000.00 x 2%	=	$1,000.00
$80,000.00 - $20,000.00 = $60,000.00 x 1%	=	$ 600.00
Total credit due	=	$1,600.00

On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

C/O Retirement Products and Services

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (800) 752-7215

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

Auditors

Deloitte & Touche LLP

200 Berkeley Street

Boston, Massachusetts 02116

JUNE ____, 2002

ALL-STAR EXTRA

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and fixed interest options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following mutual funds or series thereof (the "Funds"):

You can allocate your money among Sub-Accounts investing in the following Funds:
AIM Variable Insurance Funds, Inc.	Rydex Variable Trust
AIM V.I. Capital Appreciation Fund Series 2	Rydex Financial Services Fund
AIM V.I. International Growth Fund Series 2	Rydex Health Care Fund
AIM V.I. Premier Equity Fund Series 2	Rydex OTC Fund
Alliance Variable Products Series Fund, Inc.	SteinRoe Variable Investment Trust
Alliance Premier Growth Fund	Stein Roe Balanced Fund, Variable Series
Alliance Growth & Income Fund	Stein Roe Growth Stock Fund, Variable Series
Alliance Technology Fund	Stein Roe Money Market Fund, Variable Series
Alliance Worldwide Privatization Fund	Liberty Federal Securities Fund, Variable Series
Fidelity Variable Insurance Products Funds	Wanger Advisors Trust
Fidelity Dynamic Capital Appreciation Portfolio	Wanger Foreign Forty
Fidelity Equity Income Portfolio	Wanger International Small Cap
Fidelity Growth Opportunities Portfolio	Wanger Twenty
Galaxy VIP Fund	Wanger U.S. Smaller Companies
Galaxy VIP Columbia Real Estate Equity Fund II	MFS Variable Insurance Trust
Galaxy VIP High Quality Bond Fund	MFS Emerging Growth Series
Liberty Variable Investment Trust	MFS Investors Growth Stock Series
Colonial High Yield Securities Fund, Variable Series	MFS Investors Trust Series
Colonial Strategic Income Fund, Variable Series	MFS New Discovery Series
Colonial U.S. Growth & Income Fund, Variable Series
Liberty S&P 500 Index Fund, Variable Series
Liberty Select Value Fund, Variable Series
Liberty All-Star Equity Fund, Variable Series
Newport Tiger Fund, Variable Series

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

We have filed a Statement of Additional Information dated June ___, 2002 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 205-8737. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Expenses associated with contracts offering a bonus credit may be higher than those associated with contracts that do not offer a bonus credit. The bonus credit may be more than offset by the charges associated with the credit.

Any reference in this Prospectus to receipt by us means receipt at the following address:
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)
c/o Retirement Products and Services
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The All-Star Extra Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments of at least $1,000 at any time during the Accumulation Phase. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million. In addition, we will credit your Contract with Purchase Payment Interest at a rate of 2% to 5% of each Purchase Payment based upon the interest rate option you choose when you apply for your Contract.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Expense Summary

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.40% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Open Date, or 1.60% if you were 76 years or older on the Open Date. We also deduct an administrative charge of 0.15% of the average daily value and a distribution charge of 0.15% of the average daily value of the Contract invested in the Variable Account.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. The withdrawal charge (also known as a "contingent deferred sales charge") starts at 8% in the first Account Year and declines to 0% after seven complete years.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, which range from 0.84% to 2.23% of the average daily net assets of the Fund, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, an optional death benefit rider. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), and your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one of the optional death benefit riders. You must make your election before the date on which your contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charge and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This "free withdrawal amount" equals the amount of all Purchase Payments made and not withdrawn prior to the last 7 Account Years plus the greater of (1) your Contract's earnings in the prior Account Year and (2) 10% of all Purchase Payments made in the last 7 Account Years. All other Purchase Payments are subject to the withdrawal charge. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

          c/o Retirement Products and Services

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (888) 786-2435

EXPENSE SUMMARY

The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract when you allocate money to the Variable Account. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, we may deduct premium taxes, where required by state law.

SUMMARY OF CONTRACT EXPENSES

Transaction Expenses
Sales Load Imposed on Purchase Payments	$ 0

Deferred Sales Load (as a percentage of Purchase Payments withdrawn) (1)

Number of complete Account Years Purchase Payment in Account
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%
Transfer Fee (2)	$15
Annual Account Fee per Contract or Certificate (3)	$50

Variable Account Annual Expenses (as a percentage of average Variable Account assets)
If you are age 75 or younger on the Open Date (4):	If you are age 76 or older on the Open Date (4):
Mortality and Expense Risks Charge 1.40%	Mortality and Expense Risks Charge 1.60%
Administrative Expenses Charge 0.15%	Administrative Expenses Charge 0.15%
Distribution Fee 0.15%	Distribution Fee 0.15%
Total Variable Annuity Annual Expenses 1.70%	Total Variable Annuity Annual Expenses 1.90%
Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.10%	Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.30%

*Optional Death Benefit Charge (if one of the optional death benefit riders is elected)
Rider(s) Elected(5)	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

-------------------------
(1)

A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for 7 Account Years, it may be withdrawn free of the withdrawal charge.

(2)

Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. In addition, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.

(3)	The annual Account Fee is waived on Contracts greater than $100,000 in value on your Account Anniversary.
(4)

After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average Variable Account assets, regardless of your age on the Open Date.

(5)	The optional death benefit riders are defined under "Death Benefit."

UNDERLYING FUND ANNUAL EXPENSES1

(numbers in brackets represent expenses after any fee waivers or expense reimbursements)2

(as a percentage of Fund net assets)
	Management	12b-1 or	Other Fund	Total Annual
Fund	Fees	Service Fees	Expenses	Fund Expenses

AIM Capital Appreciation[2]	0.61%	0.25%	0.24%	1.10%
AIM International Growth[2]	0.73%	0.25%	0.32%	1.30%
AIM Premier Equity[2]	0.60%	0.25%	0.25%	1.10%
Alliance Growth & Income[3]	0.63%	0.25%	0.04%	0.92%
Alliance Premier Growth[3]	1.00%	0.25%	0.04%	1.29%
Alliance Technology[3]	1.00%	0.25%	0.08%	1.33%
Alliance Worldwide Privatization[3]	1.00% [0.46%]	0.25%	0.68% [0.49%]	1.93% [1.20%]
Fidelity Dynamic Capital Appreciation[4]	0.58%	0.25%	2.94% [0.92%]	3.77% [1.75%]
Fidelity Equity Income[4]	0.48%	0.25%	0.11%	0.84%
Fidelity Growth Opportunities[4]	0.58%	0.25%	0.12%	0.95%
Galaxy VIP Columbia Real Estate
Equity Fund II5	0.75%		2.43% [1.03%]	3.18% [1.60%]
Galaxy VIP High Quality Bond Fund[5]	0.40%		0.52%	1.07%
Colonial High Yield Securities[6]	0.60%	0.25% [0.02%]	0.33%	1.18% [0.95%]
Colonial Strategic Income[6]	0.65%	0.25% [0.15%]	0.20%	1.10% [1.00%]
Colonial U.S. Growth & Income[6]	0.80%	0.25% [0.04%]	0.16%	1.21% [1.00%]
Liberty S&P 500 Index[6]	0.40%	0.25% [0.00%]	0.63% [0.35%]	1.28% [0.75%]
Liberty Select Value[6]	0.70%	0.25% [0.00%]	0.88% [0.40%]	1.83% [1.10%]
Liberty All-Star Equity[6]	0.80%	0.25% [0.00%]	0.20%	1.25% [1.00%]
Newport Tiger[6]	0.90%	0.25%	0.41%	1.56%
MFS Emerging Growth[7]	0.75%	0.25%	0.12%	1.12%
MFS Investors Growth Stock[7]	0.75%	0.25%	0.17%	1.17%
MFS Investors Trust[7]	0.75%	0.25%	0.15%	1.15%
MFS New Discovery[7]	0.90%	0.25%	0.19% [0.16%]	1.34% [1.31%]
Rydex Financial Services[8]	0.85%	0.25%	1.09%	2.19%
Rydex Health Care[8]	0.85%	0.25%	1.13%	2.23%
Rydex OTC[8]	0.75%	0.25%	0.45%	1.45%
Liberty Federal Securities[9]	0.55%	0.25% [0.21%]	0.14%	0.94% [0.90%]
Stein Roe Balanced[9]	0.60%	0.25% [0.19%]	0.11%	0.96% [0.90%]
Stein Roe Growth Stock[9]	0.65%	0.25% [0.19%]	0.11%	1.01% [0.95%]
Stein Roe Money Market	0.50%		0.06%	0.56%
Wanger Foreign Forty[10]	1.00%		0.45%	1.45%
Wanger International Small Cap[10]	1.24%		0.19%	1.43%
Wanger Twenty[10]	0.95%		0.38%	1.33%
Wanger U.S. Smaller Companies[10]	0.94%		0.05%	0.99%

--------------------------------------------------------------------------------------------------
[1]

The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectuses for more information about Fund expenses. All expense figures are based on actual expenses for the fiscal year ended December 31, 2001. The expense figures in the brackets show what the expenses are after expense reimbursements or fee waivers.

[2]

The manager of AIM Insurance Funds may from time to time waive all or a portion of its advisory fees and/or assume certain expenses of the Funds. Fee waivers or reductions, other than those contained in the AIM Insurance Funds' advisory agreement, may be modified or terminated at any time. The AIM Insurance Funds' manager did not waive advisory fees or assume expenses as of the date of this Prospectus. Effective May 1, 2002, the name of the AIM V.I. International Equity Fund will change to AIM V.I. International Growth Fund, and the name of the AIM V.I. Value Fund will change to AIM V.I. Premier Equity Fund.

[3]	The manager of Alliance Series Fund has agreed to continue voluntary expense reimbursements for Alliance Technology and Alliance Worldwide Privatization for the foreseeable future.

[4]

The expenses shown are those of the Portfolio's Service Class 2. Actual annual operating expenses of the Fidelity Funds were lower than those shown in the table because a portion of the brokerage commissions that each Fund paid was used to reduce the Fund's expenses, through arrangements with the Fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the Fund's custodian expenses. Fidelity may terminate these offsets at any time. In addition, the manager of Fidelity Funds has agreed to reimburse total operating expenses, excluding interest, taxes, brokerage and extraordinary expenses, in excess of 1.75% of the average net assets of Fidelity Dynamic Capital Appreciation Portfolio. The manager can discontinue this arrangement at any time.

[5]	The manager and distributor of the Galaxy Funds may from time to time waive all or a portion of its advisory fees and/or reimburse certain expenses of the Galaxy Funds.

[6]

The manager and distributor of Liberty Trust have agreed to reimburse all incurred Fund expenses, including management fees, but excluding interest, taxes, brokerage, and extraordinary expenses, in excess of the following percentage of average net assets of each Fund: 1.00% for Colonial Strategic Income and Colonial U.S. Growth & Income; 1.10% for Liberty Select Value; 1.75% for Newport Tiger; 0.95% for Colonial High Yield Securities; and 0.75% for Liberty S&P 500 Index. To the extent a Fund's expenses are in excess of the applicable limitation up to 0.25%, the distributor will reimburse the Fund out of its 12b-1 fees. To the extent such expenses exceed the applicable limitation by more than 0.25%, the manager will reimburse the Fund for the portion over 0.25% from Other Expenses first and then, to the extent necessary, from Management Fees.

[7]

The manager of MFS Trust has contractually agreed, subject to reimbursement, to bear the expenses of the New Discovery Series such that its "Other Fund Expenses" do not exceed 0.15% annually after taking into account the expense offset arrangement with the series' custodian described in the following note. These contractual fee arrangements will continue until at least May 1, 2003, unless changed with the consent of the board of trustees which oversees the series.

Each series of MFS Trust has an expense offset arrangement that reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. The series may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. Any such fee reductions are not reflected under "Other Fund Expenses" in the table. Had these fee reductions been taken into account, "Total Annual Fund Expenses" for certain series would be as follows: 1.11% for Emerging Growth Series; 1.30% for New Discovery Series; 1.14% for Investors Trust Series; and 1.15% for Investors Growth Stock Series.

[8]

The investment adviser and servicer to the Rydex Variable Trust may from time to time volunteer to waive fees and/or reimburse expenses of the Funds. The investment adviser and servicer have not reimbursed expenses as of the date of this Prospectus.

[9]

The manager and distributor of SteinRoe Trust have agreed to reimburse all expenses, including management fees, in excess of the following percentage of the average net assets of the following Funds: 0.90% for Stein Roe Balanced; 0.95% for Stein Roe Growth Stock; 0.90% for Liberty Federal Securities; and 0.65% for Stein Roe Money Market. To the extent a Fund's expenses are in excess of the applicable limitation up to 0.25%, the distributor will reimburse the Fund out of its 12b-1 fees. To the extent such expenses exceed the applicable limitation by more than 0.25%, the manager will reimburse the Fund for the portion over 0.25% from Other Expenses first and then, to the extent necessary, from Management Fees.

[10]

The manager of Wanger Trust has agreed to continue voluntary expense reimbursements for Wanger Twenty and Wanger Foreign Forty in excess of the following percentage of average net assets: 1.35% for Wanger Twenty and 1.45% for Wanger Foreign Forty.

EXAMPLES

The following examples should not be considered to be representations of past or future expenses, and actual expenses may be greater or lower than those shown. The examples assume that all current waivers and reimbursements continue throughout all periods.

If you surrender your Contract at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit rider has been elected:

	1 Year	3 Years	5 Years	10 Years

AIM Capital Appreciation	$105	$161	$209	$333
AIM International Growth	107	166	218	352
AIM Premier Equity	105	161	209	333
Alliance Growth & Income	104	156	200	315
Alliance Premier Growth	107	166	218	351
Alliance Technology	107	167	220	355
Alliance Worldwide Privatization	106	163	214	343
Fidelity Dynamic Capital Appreciation	111	179	239	394
Fidelity Equity-Income	103	153	197	307
Fidelity Growth Opportunities	104	156	202	318
Galaxy VIP Columbia Real Estate Equity Fund II	110	174	232	381
Galaxy VIP High Quality Bond Fund	105	160	207	330
Colonial High Yield Securities	104	156	202	318
Colonial Strategic Income	104	158	204	323
Colonial U.S. Growth & Income	104	158	204	323
Liberty S&P 500 Index	102	151	192	298
Liberty Select Value	105	161	209	333
Liberty All-Star Equity	104	158	204	323
Newport Tiger	109	173	230	377
MFS Emerging Growth	105	161	210	335
MFS Investors Growth Stock	106	163	212	340
MFS Investors Trust	106	162	211	338
MFS New Discovery	107	166	219	353
Rydex Financial Services	115	191	259	433
Rydex Health Care	116	192	261	437
Rydex OTC	108	170	225	367
Liberty Federal Securities	103	155	199	313
Stein Roe Balanced	103	155	199	313
Stein Roe Growth Stock	104	156	202	318
Stein Roe Money Market	100	145	183	279
Wanger Foreign Forty	108	170	225	367
Wanger International Small Cap	108	170	224	365
Wanger Twenty	107	167	220	355
Wanger U.S. Smaller Companies	104	157	204	322

If you surrender your Contract at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Premier Plus optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

AIM Capital Appreciation	$109	$172	$228	$371
AIM International Growth	111	177	237	390
AIM Premier Equity	109	172	228	371
Alliance Growth & Income	107	167	219	354
Alliance Premier Growth	111	177	236	389
Alliance Technology	111	178	238	392
Alliance Worldwide Privatization	110	174	232	381
Fidelity Dynamic Capital Appreciation	115	189	257	430
Fidelity Equity-Income	107	164	215	347
Fidelity Growth Opportunities	108	168	221	357
Galaxy VIP Columbia Real Estate Equity Fund II	114	185	250	417
Galaxy VIP High Quality Bond Fund	109	171	226	368
Colonial High Yield Securities	108	168	221	357
Colonial Strategic Income	108	169	223	362
Colonial U.S. Growth & Income	108	169	223	362
Liberty S&P 500 Index	106	162	211	338
Liberty Select Value	109	172	228	371
Liberty All-Star Equity	108	169	223	362
Newport Tiger	113	184	249	413
MFS Emerging Growth	109	172	228	373
MFS Investors Growth Stock	110	174	231	378
MFS Investors Trust	109	173	230	376
MFS New Discovery	111	177	237	391
Rydex Financial Services	119	201	276	467
Rydex Health Care	119	202	278	471
Rydex OTC	112	181	244	403
Liberty Federal Securities	107	166	218	352
Stein Roe Balanced	107	166	218	352
Stein Roe Growth Stock	108	168	221	357
Stein Roe Money Market	104	157	202	319
Wanger Foreign Forty	112	181	244	403
Wanger International Small Cap	112	181	243	402
Wanger Twenty	111	178	238	392
Wanger U.S. Smaller Companies	108	169	222	361

If you do NOT surrender your Contract, or if you annuitize at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

AIM Capital Appreciation	$30	$ 92	$156	$333
AIM International Growth	32	98	166	352
AIM Premier Equity	30	92	156	333
Alliance Growth & Income	28	86	147	315
Alliance Premier Growth	32	97	166	351
Alliance Technology	32	98	168	355
Alliance Worldwide Privatization	31	95	161	343
Fidelity Dynamic Capital Appreciation	36	111	188	394
Fidelity Equity-Income	27	84	143	307
Fidelity Growth Opportunities	28	87	149	318
Galaxy VIP Columbia Real Estate Equity Fund II	35	107	181	381
Galaxy VIP High Quality Bond Fund	30	91	155	330
Colonial High Yield Securities	28	87	149	318
Colonial Strategic Income	29	89	151	323
Colonial U.S. Growth & Income	29	89	151	323
Liberty S&P 500 Index	26	81	139	298
Liberty Select Value	30	92	156	333
Liberty All-Star Equity	29	89	151	323
Newport Tiger	35	105	179	377
MFS Emerging Growth	30	92	157	335
MFS Investors Growth Stock	31	94	160	340
MFS Investors Trust	30	93	159	338
MFS New Discovery	32	98	167	353
Rydex Financial Services	41	124	209	433
Rydex Health Care	41	125	211	437
Rydex OTC	33	102	174	367
Liberty Federal Securities	28	86	146	313
Stein Roe Balanced	28	86	146	313
Stein Roe Growth Stock	28	87	149	318
Stein Roe Money Market	24	75	129	279
Wanger Foreign Forty	33	102	174	367
Wanger International Small Cap	33	101	173	365
Wanger Twenty	32	98	168	355
Wanger U.S. Smaller Companies	29	88	151	322

If you do NOT surrender your Contract, or if you annuitize at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Premier Plus optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

AIM Capital Appreciation	$34	$104	$176	$371
AIM International Growth	36	110	186	390
AIM Premier Equity	34	104	176	371
Alliance Growth & Income	32	98	167	354
Alliance Premier Growth	36	109	185	389
Alliance Technology	36	110	187	392
Alliance Worldwide Privatization	35	107	181	381
Fidelity Dynamic Capital Appreciation	41	123	207	430
Fidelity Equity-Income	31	96	163	347
Fidelity Growth Opportunities	32	99	169	357
Galaxy VIP Columbia Real Estate Equity Fund II	39	118	200	417
Galaxy VIP High Quality Bond Fund	34	103	174	368
Colonial High Yield Securities	32	99	169	357
Colonial Strategic Income	33	101	171	362
Colonial U.S. Growth & Income	33	101	171	362
Liberty S&P 500 Index	30	93	159	338
Liberty Select Value	34	104	176	371
Liberty All-Star Equity	33	101	171	362
Newport Tiger	39	117	198	413
MFS Emerging Growth	34	104	177	373
MFS Investors Growth Stock	35	106	179	378
MFS Investors Trust	34	105	178	376
MFS New Discovery	36	110	186	391
Rydex Financial Services	45	136	228	467
Rydex Health Care	45	137	230	471
Rydex OTC	37	114	193	403
Liberty Federal Securities	32	98	166	352
Stein Roe Balanced	32	98	166	352
Stein Roe Growth Stock	32	99	169	357
Stein Roe Money Market	28	87	149	319
Wanger Foreign Forty	37	114	193	403
Wanger International Small Cap	37	113	192	402
Wanger Twenty	36	110	187	392
Wanger U.S. Smaller Companies	33	100	171	361

CONDENSED FINANCIAL INFORMATION

The Contracts described in this Prospectus have not previously been made available for sale, and may include fees and charges that are different from our other variable annuity contracts. These differences will produce differing Accumulation Unit values. Therefore, no condensed financial information is included in this Prospectus. Sun Life's financial statements and those for the Variable Account are in the Statement of Additional Information.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase; you may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination o both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 205-8737.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contracts and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under the Contracts, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS:

THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options, which are briefly discussed below. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the Company by calling 1-800-205-8737 or by writing to Sun Life Assurance Company of Canada (U.S.), c/o Retirement Products and Services, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds currently available are:

AIM Variable Insurance Funds (advised by AIM Advisors, Inc.)

AIM V.I. Capital Appreciation Fund Series 2 seeks growth of capital by investing principally in common stocks or companies which the Fund's portfolio managers believe are likely to benefit from new or innovative products, services or processes, as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth.

AIM V.I. International Growth Fund Series 2 seeks to achieve long-term growth of capital by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

AIM V.I. Premier Equity Fund Series 2 seeks long-term growth of capital with a secondary objective of current income.

Alliance Variable Products Series Fund, Inc. (advised by Alliance Capital Management L.P.)

Alliance VP Premier Growth Portfolio seeks to achieve growth of capital by pursuing aggressive investment policies. It invests principally in equity securities of a limited number of large, carefully selected, high-quality U.S. companies.

Alliance VP Technology Portfolio seeks growth of capital and invests for capital appreciation, and only incidentally for current income. The Portfolio invests primarily in securities of companies expected to benefit from technological advances and improvements.

Alliance VP Growth And Income Portfolio seeks to provide reasonable current income and reasonable opportunities for appreciation by investing primarily in dividend-paying common stocks of good quality.

Alliance VP Worldwide Privatization Portfolio seeks long-term capital appreciation by investing primarily in securities of issuers that are undergoing or have undergone privatizations. The Portfolio seeks to take advantage of investment opportunities that are created by privatizations of state enterprises in both established and developing countries.

Fidelity Variable Insurance Products Funds (Advised by Fidelity Management & Research Company.)
Dynamic Capital Appreciation Portfolio seeks long-term capital appreciation.

Equity Income Portfolio seeks to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500. The Fund also seeks to achieve reasonable income and consider the potential for capital appreciation.

Growth Opportunities Portfolio seeks long-term growth of capital.

Galaxy VIP Fund (advised by Columbia Management Company (for the Columbia Real Estate Equity Fund II) and Fleet Investment Advisors Inc. (for the High Quality Bond Fund))

Columbia Real Estate Equity Fund II seeks, with equal emphasis, capital appreciation and above-average current income by investing primarily in the equity securities of companies in the real estate industry.

High Quality Bond Fund seeks a high level of current income consistent with prudent risk of capital.

Liberty Variable Trust (advised by Liberty Advisory Services Corp. Colonial Management Associates, Inc. ("Colonial"), is the sub-adviser for Colonial High Yield Securities Fund, Colonial Strategic Income Fund, Colonial U.S. Growth Income Fund, and Liberty Select Value Fund. Newport Fund Management, Inc. is sub-adviser for Newport Tiger Fund. State Street Global Advisers is the sub-adviser for Liberty S&P 500 Index Fund. Liberty Asset Management Company is the sub-adviser for Liberty All-Star Equity Fund and the current portfolio managers are Mastrapasqua & Associates, Oppenheimer Capital, TCW Investment Management Company, Schneider Capital Management Corporation and Boston Partners Asset Management, L.P.)
Colonial High Yield Securities Fund seeks high current income and total return by investing primarily in lower rated corporate debt securities.

Colonial Strategic Income Fund seeks a high level of current income by diversifying investments primarily in U.S. and foreign government and high yield, high risk corporate debt securities.

Colonial U.S. Growth Income Fund seeks long-term growth and income by investing primarily in large capitalization equity securities.

Liberty S&P 500 Index Fund seeks capital appreciation by matching the performance of the benchmark index that measures the returns of stocks of large U.S. companies.

Liberty Select Value Fund seeks long-term growth of capital.

Liberty All-Star Equity Fund seeks total investment return, comprised of long-term capital appreciation and current income, through investment primarily in a diversified portfolio of equity securities.

Newport Tiger Fund seeks long term capital growth by investing primarily in equity securities of companies located in the ten Tigers of Asia (Hong Kong, Singapore, South Korea, Taiwan, Malaysia, Thailand, Indonesia, India, China and the Philippines).

MFS Variable Insurance Trust (advised by Massachusetts Financial Services Company, an affiliate of the Company)
MFS Emerging Growth Series will seek long-term growth of capital.

MFS Massachusetts Investors Growth Stock Series will seek to provide long-term growth of capital and future income rather than current income.

MFS Massachusetts Investors Trust Series will seek long-term growth of capital with a secondary objective to seek reasonable current income.

MFS New Discovery Series will seek capital appreciation.

Rydex Variable Trust (advised by Rydex Global Advisors)
Rydex OTC Fund seeks to provide investment results that correspond to a benchmark for over-the-counter securities. The Fund's current benchmark is the NASDAQ 100 Index.

Rydex Financial Services Fund seeks capital appreciation by investing in companies that are involved in the financial services sector.

Rydex Health Care Fund seeks capital appreciation by investing in companies that are involved in the health care industry.

SteinRoe Variable Trust (advised by Stein Roe & Farnham Incorporated.)

Liberty Federal Securities Fund seeks the highest possible level of current income consistent with safety of principal and maintenance of liquidity through investment primarily in mortgage-backed securities.

Stein Roe Balanced Fund seeks high total investment return through investment in a changing mix of securities.

Stein Roe Growth Stock Fund seeks long-term growth of capital through investment primarily in common stocks.

Stein Roe Money Market Fund seeks high current income from short-term money market instruments while emphasizing preservation of capital and maintaining excellent liquidity.

Wanger Advisors Trust (advised by Liberty Wanger Asset Management, L.P.)
Wanger Foreign Forty seeks long-term growth of capital.

Wanger International Small Cap seeks long-term growth of capital.

Wanger Twenty seeks long-term growth of capital.

Wanger U.S. Smaller Companies seeks long-term growth of capital.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Rydex Funds, which are paid from Fund assets and reflected in the fee table.

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e. rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:

THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers, and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described under "Variable Account Value" and "Fixed Account Value."

Purchase Payment Interest

We will credit your Contract with interest at the rate you selected when you applied for the Contract. Currently, we offer 2 interest rate options:

Option A: The 2% Five-Year Anniversary Interest Option -- Under this option we will credit your Contract with interest at a rate of 2% of each Purchase Payment received prior to the first Account Anniversary. In addition, if you chose this option, we will credit your Contract with interest at a rate of 2% of the Account Value at the end of every Fifth-Year Anniversary.

Option B: The 3%, 4%, or 5% Interest Option -- Under this option we will credit your Contract with interest at the following rates:
-	3% of each Purchase Payment if the sum of all Purchase Payments, reduced by the sum of all withdrawals (your "Net Purchase Payments"), is less than $100,000 on the day we receive the Purchase Payment;

-	4% of each Purchase Payment if your Net Purchase Payments is $100,000 or more but less than $500,000 on the day we receive the Purchase Payment; and

-	5% of each Purchase Payment if your Net Purchase Payments are $500,000 or more on the day we receive the Purchase Payment.

If you chose this Option B, there may be an additional credit paid at the end of the first Account Year. If your Net Purchase Payments at the end of your first Account Year are greater than or equal to $100,000, but less than $500,000, and some of your Net Purchase Payment(s) received a credit of 3% (rather than 4%), then an additional 1% will be paid on the amount of Net Purchase Payments that received the 3% credit. Similarly, if your Net Purchase Payments at the end of your first Account Year are greater than or equal to $500,000 and some of your Purchase Payment(s) received a credit of either 3% or 4% (rather than 5%), then an additional 2% or 1% will be paid on the amount of Net Purchase Payments that received a 3% credit or a 4% credit, respectively.

We credit Purchase Payment Interest during the same Valuation Period in which we receive the Purchase Payment. We allocate the Purchase Payment Interest to the Sub-Accounts and/or the Guarantee Periods in the same proportion as the Net Purchase Payment is allocated. For any additional 1% or 2% interest credit under Option B or any Fifth-Year Anniversary credit under Option A, we allocate the credit on a pro rata basis to all Sub-Accounts and/or Guarantee Periods in which you are invested, excluding any Guarantee Periods established to support a dollar-cost averaging program. Any additional interest adjustments will be credited on your Account Anniversary.

The Contracts are designed to give the most value to Participants with long-term investment goals. We will deduct the "Adjusted" Purchase Payment Interest if the Contract is returned during the "free look period." For a description of the free look period and Adjusted Purchase Payment Interest, see "Right to Return." For examples of how we calculate Purchase Payment Interest, see Appendix I.

We may credit Purchase Payment Interest at rates other than those described above on Contracts sold to officers, directors and employees of the Company or its affiliates, registered representatives, and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. The Company expects to make a profit on Purchase Payment Interest from the mortality and expense risk charge.

We may also credit the Purchase Payment Interest rates described above using different Net Purchase Payment dollar amount thresholds. Any change in the Net Purchase Payment dollar amount thresholds will be offered to all Participants on a prospective basis.

See "Tax Considerations -- Qualified Retirement Plans," if this Contract is to be purchased in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code.

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the "Net Investment Factor" -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account, either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee

Period that will extend beyond your Maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
1)	written notice from you electing a different Guarantee Period from among those we then offer, or

2)	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege.")

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period more than 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
-	You may not make more than 12 transfers in any Account Year;

-	The amount transferred from a Sub-Account must be at least $1,000, unless you are transferring your entire balance in that Sub-Account;

-	Your Account Value remaining in a Sub-Account must be at least $1,000;

-	The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

-	At least 30 days must elapse between transfers;

-	Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds;

-	The total number of Sub-Accounts and Guarantee Periods within an Account may not exceed 18 over the lifetime of the Contract; and

-	We impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Program. At our discretion, we may waive some or all of these restrictions.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day.

     Market Timers

The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed pre-authorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.

In addition, some of the Funds have reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the judgment of the Fund's investment adviser, the Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.

Waivers; Reduced Charges; Credits; Bonus Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the mortality and expense risk charges, the administrative services charge, the distribution fee, or the annual Account Fee; credit additional amounts; grant bonus Guaranteed Interest Rates in certain situations; or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular intervals, we will transfer the same amount automatically (including a portion of the Purchase Payment Interest) to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned (excluding Purchase Payment Interest).

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Sub-Account, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Portfolio Selection Program

One or more portfolio selection programs may be available in connection with the Contracts, at no extra charge. Portfolio selection is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and portfolio selection does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the available portfolio selection models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the portfolio selection program, are fully described in a separate brochure. We may add or delete programs in the future.

If you elect a portfolio selection program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By electing a portfolio selection program, you thereby authorize us to automatically reallocate your investment options that participate in the portfolio selection program, as determined by the terms of the portfolio selection program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program, or choose a different model.

     Systematic Withdrawal and Interest Out Programs

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.

Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay to you, or reinvest, interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs are subject to surrender charges. They may also be included as income and subject to a 10% federal tax penalty. You should consult your tax adviser before choosing these options.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Quarterly Rebalancing Program

Under the Quarterly Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Quarterly Rebalancing does not permit transfers to or from any Guarantee Period.

     Capital Protection Plus Program

Under the Capital Protection Plus Program, we divide your Purchase Payments and Purchase Payment Interest between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment and Purchase Payment Interest necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment and Purchase Payment Interest will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment and Purchase Payment Interest (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS, WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see "Withdrawal Charge"), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse federal income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows. We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; we calculate and then add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we calculate and then deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account, and deducting any applicable withdrawal charge.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
-	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

-	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

-	When an SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. See "Tax Considerations -- Tax-Sheltered Annuities."

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a "contingent deferred sales charge") on certain amounts you withdraw. We impose this charge to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

     Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value -- which we call the "free withdrawal amount" -- before incurring the withdrawal charge. For any year, the free withdrawal amount is equal to the amount of all Purchase Payments made before the last 7 Account Years that you have not previously withdrawn, PLUS the greater of:
(1)	your Contract's earnings (defined below) during the prior Account Year; and

(2)	10% of the amount of all Purchase Payments you have made during the last 7 Account Years, including the current Account Year.

Any portion of the "free withdrawal amount" that you do not use in an Account Year is not cumulative; that is, it will not be carried forward or available for use in future years.

Your Contract's earnings during the prior Account Year are equal to:
(a)	the difference between your Account Value at the end of the prior Account Year and your Account Value at the beginning of the prior Account Year, minus

(b)	any Purchase Payments made during the prior Account Year, plus

(c)	any partial withdrawals and charges taken during the prior Account Year.

For an example of how we calculate the "free withdrawal amount," see Appendix B.

     Order of Withdrawal

When you make a withdrawal, we consider the free withdrawal amount to be withdrawn first. We consider Purchase Payments that you have not already withdrawn (beginning with the oldest remaining Purchase Payment) to be withdrawn next. Once all Purchase Payments are withdrawn, the balance withdrawn is considered to be earnings and is not subject to a withdrawal charge.

     Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Payment, but not the Account Year in which you withdraw it. Each Payment begins a new 7-year period and moves down a declining surrender charge scale as shown below at each Account Anniversary. Payments received during the current Account Year will be charged 8%, if withdrawn. On your next scheduled Account Anniversary, that Payment, along with any other Payments made during that Account Year, will be considered to be in their second Account Year and will have an 8% withdrawal charge. On the next Account Anniversary, these Payments will move into their third Account Year and will have a withdrawal charge of 7%, if withdrawn. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account.

Number of
Account Years
Payment has
Been	Withdrawal
In Your Account	Charge
0-1	8%
1-2	8%
2-3	7%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7+	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than 2 Account Years but less than 3 will be 7% regardless of the issue date of the Contract.

The withdrawal charge will never be greater than 8% of the excess of Purchase Payments you make under your Contract over the "free withdrawal amount," as defined above.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

     Nursing Home Waiver

If approved by your state, we will waive the withdrawal charge for a full or partial withdrawal if:
-	at least one year has passed since your Issue Date,

-	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

-	your confinement to an eligible nursing home began after your Issue Date.

An "eligible nursing home" means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us with evidence of confinement in the form we determine.

     Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

     Other Withdrawals

We do not impose the withdrawal charge on amounts you apply to provide an annuity, amounts we pay as a death benefit (except under the Cash Surrender method), or amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account.

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12)   -1

where:
I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J

is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b

is a factor that currently is 0% but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
(1)	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

(2)	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.40%, if you are age 75 or younger on the Open Date (1.60%, if you are age 76 or older on the Open Date). The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, the administrative expense charge, and the distribution fee we assess under the Contracts may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We expect to make a profit on the excess expense charge associated with the Purchase Payment Interest. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contracts.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(s) You Elect*	Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

-------------------------------------------

*As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive Due Proof of Death of the Covered Person in an acceptable form, if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date, the death benefit will be the greatest of the following amounts:
1.	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

2.	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

3.	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one of the following optional death benefit riders. You must make your election on or before the date on which your Contract becomes effective. You will pay a charge for the optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after your Contract's Issue Date. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D - H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
-	the amount payable under the basic death benefit, above, or

-

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:

-	the amount payable under the basic death benefit, above, or

-	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Under this rider, interest accrues at 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
-	the first day of the month following your 80th birthday, or
-	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:

-

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the Money Market Sub-Account (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE -- ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. See "Withdrawals, Withdrawal Charge and Market Value Adjustment."

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
-	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

-

The latest possible Annuity Commencement Date is the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

-	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
-	We must receive your notice at least 30 days before the current Annuity Commencement Date.

-	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, in our discretion.

     Annuity Option A -- Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B -- Life Annuity With 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C -- Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D -- Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 10 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
-	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

-	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

-	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for annuitization units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectus(es) for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contracts. We may add or delete Funds or other investment companies as variable investment options under the Contracts. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address as shown on the cover of this Prospectus within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value less the Adjusted Purchase Payment Interest. The Adjusted Purchase Payment Interest that may be deducted is equal to the lesser of:
-	the portion of the Account Value that is attributable to any Purchase Payment Interest, and

-	all Purchase Payment Interest.

This means you receive any gain on Purchase Payment Interest and we bear any loss. However, if applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state, or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of your account, other than:
-	A distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

-	Any required minimum distribution, or

-	Any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund complies with these regulations.

The preamble to the 1986 investment diversification regulations stated that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if and when they may be promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

In evaluating whether the Contract is suitable for purchase in connection with a tax qualified plan under Section 401(a) of the Code or a tax deferred annuity arrangement under Section 403(b) of the Code, the effect of the Purchase Payment Interest provisions on the plan's compliance with the applicable nondiscrimination requirements should be considered. Violation of the nondiscrimination rules can cause a plan to lose its tax qualified status under the Code and could result in the full taxation of participants on all of their benefits under the plan. Violation of the nondiscrimination rules might also result in a liability for additional benefits being paid to certain plan participants. Employers intending to use the Contract in connection with such plans should seek competent advice.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons may therefore use Qualified Contracts as a funding vehicle for their retirement plans, as a general rule.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Accounts

Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

     Roth IRAs

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. We will provide any necessary information for Contracts issued in connection with Roth IRAs.

      Status of Optional Death Benefit Riders

Under the Code, IRAs may not invest in life insurance policies. Regulations issued by the Treasury Department provide that death benefits under IRAs do not violate this rule, provided that the death benefit is no more than the greater of the total premiums paid (net of prior withdrawals) or the cash value of the IRA.

In certain circumstances, the death benefit payable under the Contract's Optional Death Benefit Riders may exceed both the total premiums paid (net of prior withdrawals) and the cash value of the Contract.

You should consult a qualified tax adviser before adding any of the Optional Death Benefit Riders to your Contract if it is an IRA.

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "Federal Tax Status" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.

ADMINISTRATION OF THE CONTRACTS

We perform certain administrative functions relating to the Contracts, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contracts; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts on a continuous basis. The Contracts are sold by licensed insurance agents in those states where the Contracts may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 7.00% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 0.50% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates."

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Funds in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Series. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges, the annual Account Fee, or any Purchase Payment Interest, although such figures do reflect all recurring charges. If such figures were calculated to reflect Purchase Payment Interest credited, the calculation would also reflect any withdrawal charges made. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Fund.

Yield is a measure of the net dividend and interest income earned over a specific one-month or 30-day period (7-day period for the Money Market Sub-Account), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the Money Market Sub-Account similarly, but include the increase due to assumed compounding. The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

ACCOUNTANTS

The financial statements of the Variable Account for the year ended December 31, 2001, and the financial statements of the Company for the years ended December 31, 2001, 2000 and 1999, both included in the Statement of Additional Information ("SAI") filed in the Company's Registration Statement under the Investment Company Act of 1940, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in the Statement of Additional Information, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2001 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Calculation of Performance Data

Advertising and Sales Literature

Tax-Deferred Accumulation

Calculations

  Example of Variable Accumulation Unit Value Calculation

  Example of Variable Annuity Unit Calculation

  Example of Variable Annuity Payment Calculation

Distribution of the Contracts

Designation and Change of Beneficiary

Custodian

Financial Statements

This Prospectus sets forth information about the Contracts and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contracts and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated June ___, 2002 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 205-8737.

-------------------------------------------------------------------------------------------------------------------------
To:	Sun Life Assurance Company of Canada (U.S.)
c/o Retirement Products and Services
P.O. Box 9133
Wellesley Hills, Massachusetts 02481

Please send me a Statement of Additional Information for
All-Star Extra Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                       State            Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE," "US," "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract or Certificate issued under a Group Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIFTH-YEAR ANNIVERSARY: The fifth Account Anniversary and each succeeding Account Anniversary occurring at any five year interval thereafter; for example, the 10th, 15th, and 20th Account Anniversaries.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This term is also used as described under "Calculating the Death Benefit."

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

PURCHASE PAYMENT INTEREST: The amount of extra interest the Company credits to a Contract at a rate of 2% to 5% of each purchase payment based upon the size of the investment or Account Value or the interest rate option chosen at the time of application.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

WITHDRAWALS, WITHDRAWAL CHARGES AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal:

Assume a Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.
						Payment
		Hypothetical		Cumulative	Free	Subject to	Withdrawal	Withdrawal
Account		Account	Annual	Annual	Withdrawal	Withdrawal	Charge	Charge
Year		Value	Earnings	Earnings	Amount	Charge	Percentage	Amount

(a)	1	$41,000	$1,000	$ 1,000	$ 4,000	$36,000	8.00%	$2,880
	2	$45,100	$4,100	$ 5,100	$ 4,000	$36,000	8.00%	$2,880
	3	$49,600	$4,500	$ 9,600	$ 4,100	$35,900	7.00%	$2,513
(b)	4	$52,100	$2,500	$12,100	$ 4,500	$35,500	6.00%	$2,130
	5	$57,300	$5,200	$17,300	$ 4,000	$36,000	5.00%	$1,800
	6	$63,000	$5,700	$23,000	$ 5,200	$34,800	4.00%	$1,392
	7	$66,200	$3,200	$26,200	$ 5,700	$34,300	3.00%	$1,029
(c)	8	$72,800	$6,600	$32,800	$40,000	$ 0	0.00%	$ 0
(a)

The free withdrawal amount in any year is equal to the amount of any Purchase Payments made prior to the last 7 Account Years ("Old Payments") that were not previously withdrawn plus the greater of (1) the Contract's earnings during the prior Account Year, and (2) 10% of any Purchase Payments made in the last 7 Account Years ("New Payments"). In Account Year 1, the free withdrawal amount is $4,000, which equals 10% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $36,000, which equals the New Payments of $40,000 minus the free withdrawal amount of $4,000.

(b)	In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $35,500.

(c)

In Account Year 8, the free withdrawal amount is $40,000, which equals 100% of the Purchase Payment of $40,000. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the New Payments equal $0.

Partial Withdrawal

Assume a single Purchase Payment of $40,000 is made on the Issue Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of 4 partial withdrawals made during the fourth Account Year of $4,100, $9,000, $12,000, and $20,000.

Remaining
	Hypothetical				Free	Amount of
	Account				Withdrawal	Withdrawal
	Value				Amount	Subject to	Withdrawal	Withdrawal
	Before	Cumulative		Amount of	Before	Withdrawal	Charge	Charge
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount
	1	$41,000	$1,000	$ 1,000	$ 0	$4,000	$ 0	8.00%	$ 0
	2	$45,100	$4,100	$ 5,100	$ 0	$4,000	$ 0	8.00%	$ 0
	3	$49,600	$4,500	$ 9,600	$ 0	$4,100	$ 0	7.00%	$ 0
(a)	4	$50,100	$ 500	$10,100	$ 4,100	$4,500	$ 0	6.00%	$ 0
(b)	4	$46,800	$ 800	$10,900	$ 9,000	$ 400	$ 8,600	6.00%	$516
(c)	4	$38,400	$ 600	$11,500	$12,000	$ 0	$12,000	6.00%	$720
(d)	4	$26,800	$ 400	$11,900	$20,000	$ 0	$14,900	6.00%	$894
(a)

In Account Year 4, the free withdrawal amount is $4,500, which equals the prior Account Year's earnings. The partial withdrawal amount of $4,100 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)

Since a partial withdrawal of $4,100 was taken, the remaining free withdrawal amount in Account Year 4 is $4,500 - $4,100 = $400. Therefore, $400 of the $9,000 withdrawal is not subject to a withdrawal charge, and $8,600 is subject to a withdrawal charge.

(c)

Since the total of the two prior Account Year 4 partial withdrawals ($13,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. The entire withdrawal amount of $12,000 is subject to a withdrawal charge.

(d)

Since the total of the three prior Account Year 4 partial withdrawals ($25,100) is greater than the free withdrawal amount of $4,500, there is no remaining free withdrawal amount. Since the total amount of New Purchase Payments was $40,000 and $25,100 of New Payments has already been surrendered, only $14,900 of this $20,000 withdrawal comes from liquidating Purchase Payments. The remaining $5,100 of this withdrawal comes from liquidating earnings and is not subject to a withdrawal charge.

Note that since all of the Purchase Payments were liquidated by the final withdrawal of $20,000, the total withdrawal charge for the four Account Year 4 withdrawals is $2,130, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page. Any additional Account Year 4 withdrawals in the example shown on this page would come from the liquidating of earnings and would not be subject to a withdrawal charge.

Part 2 -- Fixed Account -- Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

2)	The date of surrender is 2 years from the Expiration Date (N = 24).

3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

4)	The interest earned in the current Account Year is $674.16.

5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

6)	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .08)] ^ (24/12) - 1
=	(.981^ 2) -1
=	.963 -1
=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x -.037 = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x -.037 = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	[(1 + I) / (1 + J + b)] ^ (N/12) -1
=	[(1 + .06) / (1 + .05)] ^ (24/12) - 1
=	(1.010^ 2) -1
=	1.019 -1
=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume death occurs in Account Year 2, that all of the money is invested in the Variable Sub-Accounts, that no Withdrawals have been made, and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:
The Basic Death Benefit is the greatest of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 74,400.00
Purchase Payments	=	$100,000.00
The Basic Death Benefit would therefore be:		$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Variable Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 55,200.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the ninth Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$116,000
The Death Benefit Amount would therefore	=	$116,000

* Adjusted Purchase Payments can be calculated as follows:

Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EARNINGS ENHANCEMENT PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

        -- PLUS --

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$29,815
45% of the above amount	=	$13,417
Cap of 100% of Adjusted Purchase Payments	=	$85,185
The lesser of the above two amounts = the EEB Premier amount	=	$13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EARNINGS ENHANCEMENT PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

       --PLUS --

The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $145,000. Assume death occurs in Account Year 9. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

       --PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $145,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 9. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$145,000
The Death Benefit Amount would therefore	=	$145,000

        --PLUS--

The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $145,000 + $15,750 = $160,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX I

CALCULATION FOR PURCHASE PAYMENT INTEREST (BONUS CREDIT)

Example 1:

If you select Option A, the 2% Bonus Option, we will credit Purchase Payment Interest on all Purchase Payments made during the first Account Year. On each fifth Account Anniversary, we will credit additional Purchase Payment Interest of 2% based on your Account Value, illustrated below:

Initial Purchase Payment of $50,000.00 receives 2% Purchase Payment Interest of $1,000.00.

Subsequent Purchase Payment in the first Account Year of $20,000.00 receives 2% Purchase Payment Interest of $400.00.

Suppose the Account had not gained any earnings or interest during the first 5 Account Years and the Account Value is $71,400.00 (sum of all Purchase Payments and Purchase Payment Interest), we will credit your Account with an additional 2% ($1,428.00).

Using the same Purchase Payments as above, suppose your value on the fifth Account Anniversary is $74,970.00. We will credit your Account with an additional 2% of Purchase Payment Interest (equal to $1,499.40).

This 2% Purchase Payment Interest will occur on every fifth Account Anniversary (i.e., 5th, 10th, 15th).

Example 2: Option B with no Withdrawals

If you select Option B, the 3% Bonus Option the amount we will credit to your Contract depends on the size of your Net Purchase Payments. The scale is as follow:
Net Purchase Payments less than $100,000.00 will receive	3%
Net Purchase Payments between $100,000.00 through $499,999.99 will receive	4%
Net Purchase Payments greater than or equal to $500,000.00 will receive	5%

Therefore, if your initial investment is $50,000.00, your Purchase Payment Interest will equal 3% of $50,000, or $1500.00.

If you make additional Payments that cause your total Net Purchase Payments to exceed $100,000.00, these Purchase Payments will receive either a 4% or 5% bonus, using the above scale. As an example:

Initial Purchase Payment of $50,000.00 will receive 3% Purchase Payment Interest. A second Purchase Payment of $80,000.00 will result in Net Purchase Payments of $130,000.00. Thus, the $80,000.00 will receive Purchase Payment Interest of 4% equal to $3,200.00.

Suppose a third Purchase Payment of $400,000.00 is made. This will bring the Net Purchase Payments to $530,000.00. This $400,000.00 will receive Purchase Payment Interest of 5% equal to $20,000.00.

This Account now has total Net Purchase Payments of $530,000.00 and total Purchase Payment Interest of $24,700.00.

In addition to the Purchase Payment Interest paid at the time of each Payment, we will review your first Account Anniversary to ensure that all Net Purchase Payments receive the Purchase Payment Interest as described in the above scale. Using the above scenario as an example, upon the first Account Anniversary, we will credit your Account an additional $1800.00, which is equal to:
Total Net Purchase Payments of $530,000.00 x 5%	=	$26,500.00
Total Purchase Payment Interest received	=	$24,700.00
First Account Anniversary Adjustment	=	$ 1,800.00

Example 3: Option B with a Withdrawal.

Using the same example as above, suppose that before the first Account Anniversary you take a withdrawal of $20,000.00. The annual Purchase Payment Interest adjustment would be calculated as follows:

Because your Net Purchase Payments are $510,000.00 ($530,000.00 -$20,000.00 withdrawal), your Purchase Payment Interest on all Net Purchase Payments should be 5%.
Your initial Payment of $50,000.00 received 3%
Your second Payment of $80,000.00 received 4%
Your third Payment of $400,000.00 received the 5%

Your first two Payments minus the withdrawal will receive additional Purchase Payment Interest. This will bring your total Net Purchase Payments up to 5%.
$50,000.00 x 2%	=	$1,000.00
$80,000.00 - $20,000.00 = $60,000.00 x 1%	=	$ 600.00
Total credit due	=	$1,600.00

On your First Account Anniversary we will credit your Account with an additional Purchase Payment Interest of $1600.00.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

C/O Retirement Products and Services

P.O. Box 9133

Wellesley Hills, Massachusetts 02481

Telephone:

Toll Free (800) 205-8737

General Distributor

Clarendon Insurance Agency, Inc.

One Sun Life Executive Park

Wellesley Hills, Massachusetts 02481

Auditors

Deloitte & Touche LLP

200 Berkeley Street

Boston, Massachusetts 02116

PROSPECTUS

JUNE  , 2002

FUTURITY SELECT FREEDOM

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following mutual funds or series thereof:
AIM Variable Insurance Funds	MFS/Sun Life Massachusetts Investors Growth Stock
AIM V.I. Capital Appreciation Fund Series 2	- S Class
AIM V.I. Growth Fund Series 2	MFS/Sun Life Massachusetts Investors Trust - S Class
AIM V.I. Core Equity Fund Series 2	MFS/Sun Life New Discovery - S Class
AIM V.I. International Growth Fund Series 2	MFS/Sun Life Total Return - S Class
AIM V.I. Premier Equity Fund Series 2	MFS/Sun Life Utilities - S Class
Alliance Variable Products Series Fund, Inc.	Rydex Variable Trust
Alliance VP Premier Growth Fund	Rydex VT Nova Fund
Alliance VP Technology Fund	Rydex VT OTC Fund
Alliance VP Growth and Income Fund	Sun Capital Advisers Trust
Alliance VP Worldwide Privatization Fund	SCSM Alger Growth Fund
Alliance VP Quasar Fund	SCSM Alger Income & Growth Fund
Goldman Sachs Variable Insurance Trust	SCSM Alger Small Capitalization Fund
VIT CORESM U.S. Equity Fund	SCSM Davis Financial Fund
VIT Capital Growth Fund	SCSM Davis Venture Value Fund
INVESCO Variable Investment Funds, Inc.	SCSM INVESCO Energy Fund
INVESCO VIF Dynamics Fund	SCSM INVESCO Health Sciences Fund
INVESCO VIF Small Company Growth	SCSM INVESCO Technology Fund
Fund	SCSM INVESCO Telecommunications Fund
Lord Abbett Series Fund, Inc.	SCSM Neuberger Berman Mid Cap Growth Fund
Lord Abbett Series Fund Mid Cap Value	SCSM Neuberger Berman Mid Cap Value Fund
Lord Abbett Series Fund Growth and Income	SCSM Value Equity Fund
Lord Abbett Series Fund International	SCSM Value Managed Fund
Fidelity Variable Insurance Products Funds	SCSM Value Mid Cap Fund
Fidelity VIP Contrafund(R) Portfolio	SCSM Value Small Cap Fund
Fidelity VIP Growth Portfolio	SCSM Blue Chip Mid Cap Fund
Fidelity VIP Overseas Portfolio	SCSM Investors Foundation Fund
MFS/Sun Life Series Trust	SCSM Select Equity Fund
MFS/Sun Life Capital Appreciation - S Class	Sun CapitalSM All Cap Fund
MFS/Sun Life Emerging Growth - S Class	Sun Capital Investment Grade Bond Fund(R)
MFS/Sun Life Government Securities -	Sun Capital Money Market Fund(R)
S Class	Sun Capital Real Estate Fund(R)
MFS/Sun Life High Yield - S Class

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated June ___, 2002 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page ___ of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (888) 786-2435. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     c/o Retirement Products and Services

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The Futurity Select Freedom Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments of at least $1,000 at any time during the Accumulation Phase. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Expense Summary

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.35% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Issue Date, or 1.55% if you were 76 years or older on the Issue Date. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, which range from 0.65% to 1.45% of the average daily net assets of the Fund, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, the optional death benefit riders. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          c/o Retirement Products and Services

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (888) 786-2435

EXPENSE SUMMARY

The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract when you allocate money to the Variable Account. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, we may deduct premium taxes, where required by state law.

SUMMARY OF CONTRACT EXPENSES
Transaction Expenses:
Sales Load Imposed on Purchase Payments	$ 0
Transfer Fee (1)	$ 15
Annual Account Fee per Contract or Certificate (2)	$ 50

Variable Account Annual Expenses (as a percentage of average Variable Account assets)
If you are age 75 or younger on the Open Date (3):	If you are age 76 or older on the Open Date (3):
Mortality and Expense Risks Charge 1.35%	Mortality and Expense Risks Charge 1.55%
Administrative Expenses Charge 0.15%	Administrative Expenses Charge 0.15%
Distribution Fee 0.20%	Distribution Fee 0.20%
Total Variable Annuity Annual Expenses 1.70%	Total Variable Annuity Annual Expenses 1.90%
Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.10%	Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.30%

*Optional Death Benefit Charge (if one of the optional death benefit riders is elected)
Rider(s) Elected(4)	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

(1) Currently, we impose no fee upon transfers; however, we reserve the right to impose up to $15 per transfer. In addition, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.

(2) The annual Account Fee is waived on Contracts greater than $10,000 on your Account Anniversary.

(3) After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average Variable Account assets, regardless of your age on the Open Date.

(4) The optional death benefit riders are defined under "Death Benefits."

UNDERLYING FUND ANNUAL EXPENSES1

(numbers in brackets represent expenses before fee waivers or expense reimbursements)2

(as a percentage of Fund net assets)
	Management	Other Fund	12b-1 or	Total Annual
Fund	Fees	Expenses	Service Fees	Fund Expenses

AIM V.I. Capital Appreciation Fund Series 2	0.61%	0.24%	0.25%	1.10%
AIM V.I. Growth Fund Series 2	0.62%	0.26%	0.25%	1.13%
AIM V.I. Core Equity Fund Series 2 (3)	0.61%	0.21%	0.25%	1.07%
AIM V.I. International Growth Fund Series 2 (3)	0.73%	0.32%	0.25%	1.30%
AIM V.I. Premier Equity Fund Series 2 (3)	0.60%	0.25%	0.25%	1.10%
Alliance VP Premier Growth Fund (4)	1.00%	0.04%	0.25%	1.29%
Alliance VP Technology Fund (4)	1.00%	0.08%	0.25%	1.33%
Alliance VP Growth and Income Fund (4)	0.63%	0.04%	0.25%	0.92%
Alliance VP Worldwide Privatization Fund (4)	0.46%	0.49%	0.25%	1.20% [1.93%]
Alliance VP Quasar Fund (4)	0.82%	0.13%	0.25%	1.20% [1.43%]
Goldman Sachs VIT CORESM U.S. Equity Fund (5)	0.70%	0.11%		0.81% [0.82%]
Goldman Sachs VIT Capital Growth Fund (5)	0.75%	0.25%		1.00% [1.69%]
INVESCO VIF Dynamics Fund (6)	0.75%	0.33%		1.08%
INVESCO VIF Small Company Growth Fund (6)	0.75%	0.50%		1.25% [1.29%]
Lord Abbett Series Fund Mid Cap Value (7)	0.75%	0.10%	0.25%	1.10% [1.20%]
Lord Abbett Series Fund Growth and Income (7)	0.50%	0.22%	0.25%	0.97%
Lord Abbett Series Fund International (7)	1.00%	0.10%	0.25%	1.35% [6.15%]
Fidelity VIP Contrafund(R) Portfolio (8)	0.58%	0.11%	0.25%	0.94%
Fidelity VIP Growth Portfolio (8)	0.58%	0.10%	0.25%	0.93%
Fidelity VIP Overseas Portfolio (8)	0.73%	0.20%	0.25%	1.18%
MFS/Sun Life Capital Appreciation - S Class	0.73%	0.05%	0.25%	1.03%
MFS/Sun Life Emerging Growth - S Class (9)	0.70%	0.06%	0.25%	1.01%
MFS/Sun Life Government Securities - S Class	0.55%	0.07%	0.25%	0.87%
MFS/Sun Life High Yield - S Class	0.75%	0.09%	0.25%	1.09%
MFS/Sun Life Massachusetts Investors Growth Stock - S Class (9)	0.75%	0.07%	0.25%	1.07%
MFS/Sun Life Massachusetts Investors Trust - S Class	0.55%	0.05%	0.25%	0.85%
MFS/Sun Life New Discovery - S Class	0.90%	0.07%	0.25%	1.22%
MFS/Sun Life Total Return - S Class	0.65%	0.05%	0.25%	0.95%
MFS/Sun Life Utilities - S Class	0.71%	0.07%	0.25%	1.03%
Rydex VT Nova Fund	0.75%	0.45%	0.25%	1.45%
Rydex VT OTC Fund	0.75%	0.45%	0.25%	1.45%
SCSM Alger Growth Fund (10)	0.75%	0.15%		0.90% [5.00%]
SCSM Alger Income & Growth Fund (10)	0.62%	0.18%		0.80% [5.00%]
SCSM Alger Small Capitalization Fund (10)	0.85%	0.15%		1.00% [5.00%]
SCSM Davis Financial Fund (10)(11)	0.75%	0.15%		0.90% [2.72%]
SCSM Davis Venture Value Fund (10)(11)	0.75%	0.15%		0.90% [1.28%]
SCSM INVESCO Energy Fund (10)(12)	1.05%	0.20%		1.25% [5.24%]
SCSM INVESCO Health Sciences Fund (10)(12)	1.05%	0.20%		1.25% [3.89%]
SCSM INVESCO Technology Fund (10)(12)	1.05%	0.20%		1.25% [5.86%]
SCSM INVESCO Telecommunications Fund (10)(12)	1.05%	0.20%		1.25% [8.84%]
SCSM Neuberger Berman Mid Cap Growth Fund (10)(13)	0.95%	0.15%		1.10% [5.84%]
SCSM Neuberger Berman Mid Cap Value Fund (10)(13)	0.95%	0.15%		1.10% [7.47%]
SCSM Value Equity Fund (10)(14)	0.80%	0.10%		0.90% [3.97%]
SCSM Value Managed Fund (10)(14)	0.80%	0.10%		0.90% [4.68%]
SCSM Value Mid Cap Fund (10)(14)	0.80%	0.20%		1.00% [1.70%]
SCSM Value Small Cap Fund (10)(14)	0.80%	0.20%		1.00% [2.06%]
SCSM Blue Chip Mid Cap Fund (10)(15)	0.80%	0.20%		1.00% [1.26%]
SCSM Investors Foundation Fund (10)(15)	0.75%	0.15%		0.90% [3.34%]
SCSM Select Equity Fund (10)(15)	0.75%	0.15%		0.90% [1.50%]
Sun CapitalSM All Cap Fund (10)	0.70%	0.20%		0.90% [5.00%]
Sun Capital Investment Grade Bond Fund(R) (10)	0.60%	0.15%		0.75% [0.95%]
Sun Capital Money Market Fund(R) (10)	0.50%	0.15%		0.65% [0.74%]
Sun Capital Real Estate Fund(R) (10)	0.95%	0.30%		1.25% [1.68%]

(1)	The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectuses for more information about Fund expenses.

(2)

All expense figures are shown after expense reimbursements or waivers, except for the bracketed figures which show what the expense figures would have been absent reimbursement. All expense figures are based on actual expenses for the fiscal year ended December 31, 2001, except that (a) the expense figures shown for SCSM Alger Growth Fund, SCSM Alger Growth & Income Fund, SCSM Alger Small Capitalization Fund, and Sun CapitalSM All Cap Fund are estimates for the year 2002 and (b) certain information relating to the Lord Abbett Series Fund has been restated to reflect the fees and expenses that will be applicable during 2002 as described in note (8) below. No actual expense figures are shown for the Funds listed in (a) because each of them commenced operations in either April or May of 2002, and, therefore, has less than 10 months of investment experience.

(3)

Effective May 1, 2002, the following Funds' names will change from AIM V.I. Growth and Income Fund, AIM V.I. International Equity Fund, and AIM V.I. Value Fund to AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund, and AIM V.I. Premier Equity Fund, respectively

(4)	For the year ended December 31, 2001, the investment advisor voluntarily agreed to waive fund expenses to the extent such expenses exceed the "Total Fund Annual Expenses" shown in the table.

(5)

The investment advisers to the following Goldman Sachs VIT Funds have voluntarily agreed to reduce or limit certain "Other Fund Expenses (excluding management fees, taxes, interest, and brokerage fees, litigation, indemnification, and other extraordinary expenses) to the extent such expenses exceed a certain percentage per annum of such Funds' average daily net assets:

Goldman Sachs VIT CORESM U.S. Equity Fund	0.20%
Goldman Sachs VIT Capital Growth	0.25%
Fee waivers and expense reimbursements for the Goldman Sachs VIT Funds may be discontinued at any time.
(6)

The INVESCO VIF Dynamics and INVESCO VIF Small Company Growth Funds' actual "Other Fund Expenses" and "Total Annual Fund Expenses" were lower than the figures shown, because their custodian fees were reduced under an expense offset arrangement.

(7)

The information in the fee table relating to the Mid Cap Value and International Portfolios has been restated to reflect the fees and expenses that will be applicable during 2002. For the year ended December 31, 2001, Lord, Abbett & Co. voluntarily waived a portion of its management fees for the Mid Cap Value and International Portfolios and subsidized a portion of the Portfolios' expenses to the extent necessary to maintain the "Other Fund Expenses" and "12b-1or Services Fees" of each Portfolio at an aggregate of 0.35% of its average daily net assets. For the year 2002, Lord, Abbett & Co. does not intend to waive it management fees for the Mid Cap Value and International Portfolios but has contractually agreed to continue to reimburse a portion of the Portfolios' expenses to the extent necessary to maintain its "Other Fund Expenses" and "12b-1 or Service Fees" of each Portfolio at an aggregate of 0.35% of its average daily net assets.

(8)

The expenses shown are those of the Portfolios' Service Class 2. Actual annual operating expenses of the Fidelity Funds were lower than those shown in the table because a portion of the brokerage commissions that each Fund paid was used to reduce the Fund's expenses, through arrangements with the Fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the Fund's custodian expenses. Fidelity may terminate these offsets at any time.

(9)

The MFS/SUN Life Series Trust has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangement (which would also have the effect of reducing the Fund's expenses). Any such fee reductions are not reflected in the table. Had these fee reductions been taken into account, "Total Annual Fund Expenses" would have been lower for certain series:

MFS/Sun Life Emerging Growth - S Class	1.00%
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	1.06%
(10)

For the year ended December 31, 2001, the investment adviser waived all investment advisory fees of all Funds other than Sun Capital Investment Grade Bond Fund(R), Sun Capital Money Market Fund(R), Sun Capital Real Estate Fund(R), SCSM Davis Venture Value Fund, SCSM Value Mid Cap Fund, SCSM Blue Chip Mid Cap Fund, and SCSM Select Equity Fund, for which the investment adviser waived a portion of its fees. Fee waivers and expense reimbursements for the Sun Capital Funds may be discontinued at any time. To the extent that the expense ratio of any Fund in the Sun Capital Advisers Trust falls below the Fund's expense limit, the Fund's adviser reserves the right to be reimbursed for management fees waived and Fund expenses paid by it during the prior two years. If the Securities and Exchange Commission approves Sun Life's pending application for an order to substitute shares of the SCSM Alger Funds and SCSM Value Funds for shares of certain other mutual funds held by Sun Life separate accounts that issue variable annuities and variable life insurance, then the investment adviser may contractually limit the "Management Fees" and reimburse the "Other Fund Expenses" of the SCSM Alger Funds and SCSMValue Funds for a period of two years from the date of the substitution.

(11)	The management fee for each of the SCSM Davis Funds decreases to 0.70% as the daily net assets of each Fund exceed $500 million.

(12)	The management fee for each of the SCSM INVESCO Funds decreases to 1.00% as the daily net assets of the Funds exceed $750 million.

(13)	The management fee for each of the SCSM Neuberger Berman Funds decreases to 0.90% as the daily net assets of the Funds exceed $750 million.

(14)

The management fee for each of the SCSM Value Funds decreases to 0.75% as the daily net assets of each Fund exceed $400 million, and decreases to 0.70% as the daily net assets of each Fund exceed $800 million.

(15)

The management fees for each of the SCSM Blue Chip Mid Cap Fund, the SCSM Investors Foundation Fund, and the SCSM Select Equity Fund decreases to 0.75%, 0.70%, and 0.70% respectively, as the daily net assets of each Fund exceed $300 million.

(R)

EXAMPLES

The following examples should not be considered to be representations of past or future expenses, and actual expenses may be greater or lower than those shown. The examples assume that all current waivers and reimbursements continue throughout all periods.

If you do or do not surrender your Contract, or if you annuitize, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

AIM V.I. Capital Appreciation Fund Series 2	$29	$90	$153	$322
AIM V.I. Growth Fund Series 2	30	91	154	325
AIM V.I. Core Equity Fund Series 2	29	89	151	319
AIM V.I. International Growth Fund Series 2	31	96	163	341
AIM V.I. Premier Equity Fund Series 2	29	90	153	322
Alliance VP Premier Growth Fund	31	95	162	340
Alliance VP Technology Fund	32	97	164	344
Alliance VP Growth and Income Fund	28	84	144	305
Alliance VP Worldwide Privatization Fund	30	93	158	332
Alliance VP Quasar Fund	30	93	158	332
Goldman Sachs VIT CORESM U.S. Equity Fund	26	81	139	294
Goldman Sachs VIT Capital Growth Fund	28	87	148	313
INVESCO VIF Dynamics Fund	29	89	152	320
INVESCO VIF Small Company Fund	31	94	160	336
Lord Abbett Series Fund Mid Cap Value	29	90	153	322
Lord Abbett Series Fund Growth and Income	28	86	146	310
Lord Abbett Series Fund International	32	97	165	346
Fidelity VIP Contrafund(R) Portfolio	28	85	145	307
Fidelity VIP Growth Portfolio	28	85	144	306
Fidelity VIP Overseas Portfolio	30	92	157	330
MFS/Sun Life Capital Appreciation - S Class	29	88	149	316
MFS/Sun Life Emerging Growth - S Class	28	87	148	314
MFS/Sun Life Government Securities - S Class	27	83	141	300
MFS/Sun Life High Yield - S Class	29	89	152	321
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	29	89	151	319
MFS/Sun Life Massachusetts Investors Trust - S Class	27	82	141	298
MFS/Sun Life New Discovery - S Class	30	93	159	334
MFS/Sun Life Total Return - S Class	28	85	145	308
MFS/Sun Life Utilities - S Class	29	88	149	316
Rydex VT Nova Fund	33	100	170	355
Rydex VT OTC Fund	33	100	170	355
SCSM Alger Growth Fund	27	84	143	303
SCSM Alger Income & Growth Fund	26	81	138	293
SCSM Alger Small Capitalization Fund	28	87	148	313
SCSM Davis Financial Fund	27	84	143	303
SCSMDavis Venture Value	27	84	143	303
SCSM INVESCO Energy Fund	31	94	160	336
SCSM INVESCO Health Science Fund	31	94	160	336
SCSM INVESCO Telecommunications Fund	31	94	160	336
SCSM INVESCO Technology Fund	31	94	160	336
SCSM Neuberger Berman Mid Cap Growth Fund	29	90	153	322
SCSM Neuberger Berman Mid Cap Value Fund	29	90	153	322
SCSM Value Equity Fund	27	84	143	303
SCSM Value Managed Fund	27	84	143	303
SCSM Value Mid Cap Fund	28	87	148	313
SCSM Value Small Cap Fund	28	87	148	313
SCSM Blue Chip Mid Cap Fund	28	87	148	313
SCSM Investors Foundation Fund	27	84	143	303
SCSM Select Equity Fund	27	84	143	303
Sun CapitalSM All Cap Fund	27	84	143	303
Sun Capital Investment Grade Bond Fund(R)	26	79	136	289
Sun Capital Money Market Bond Fund(R)	25	76	131	279
Sun Capital Real Estate Fund(R)	31	94	160	336

If you do or do not surrender your Contract, or if you annuitize, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Plus MAV optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

AIM V.I. Capital Appreciation Fund Series 2	$33	$102	$172	$359
AIM V.I. Growth Fund Series 2	34	102	174	362
AIM V.I. Core Equity Fund Series 2	33	101	171	357
AIM V.I. International Growth Fund Series 2	35	107	182	377
AIM V.I. Premier Equity Fund Series 2	33	102	172	359
Alliance VP Premier Growth Fund	35	107	181	377
Alliance VP Technology Fund	36	108	183	380
Alliance VP Growth and Income Fund	31	96	163	343
Alliance VP Worldwide Privatization Fund	34	104	177	368
Alliance VP Quasar Fund	34	104	177	368
Goldman Sachs VIT CORESM U.S. Equity Fund	30	93	158	333
Goldman Sachs VIT Capital Growth Fund	32	99	167	350
INVESCO VIF Dynamics Fund	33	101	171	358
INVESCO VIF Small Company Fund	35	106	179	373
Lord Abbett Series Fund Mid Cap Value	33	102	172	359
Lord Abbett Series Fund Growth and Income	32	98	166	348
Lord Abbett Series Fund International	36	109	184	382
Fidelity VIP Contrafund(R) Portfolio	32	97	164	345
Fidelity VIP Growth Portfolio	32	97	164	344
Fidelity VIP Overseas Portfolio	34	104	176	367
MFS/Sun Life Capital Appreciation - S Class	33	99	169	353
MFS/Sun Life Emerging Growth - S Class	32	99	168	351
MFS/Sun Life Government Securities - S Class	31	95	161	338
MFS/Sun Life High Yield - S Class	33	101	172	359
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	33	101	171	357
MFS/Sun Life Massachusetts Investors Trust - S Class	31	94	160	336
MFS/Sun Life New Discovery - S Class	34	105	178	370
MFS/Sun Life Total Return - S Class	32	97	165	346
MFS/Sun Life Utilities - S Class	33	99	169	353
Rydex VT Nova Fund	37	112	189	391
Rydex VT OTC Fund	37	112	189	391
SCSM Alger Growth Fund	31	96	163	341
SCSM Alger Income & Growth Fund	30	93	158	332
SCSM Alger Small Capitalization Fund	32	99	167	350
SCSM Davis Financial Fund	31	96	163	341
SCSM Davis Venture Value	31	96	163	341
SCSM INVESCO Energy Fund	35	106	179	373
SCSM INVESCO Health Science Fund	35	106	179	373
SCSM INVESCO Telecommunications Fund	35	106	179	373
SCSM INVESCO Technology Fund	35	106	179	373
SCSM Neuberger Berman Mid Cap Growth Fund	33	102	172	359
SCSM Neuberger Berman Mid Cap Value Fund	33	102	172	359
SCSM Value Equity Fund	31	96	163	341
SCSM Value Managed Fund	31	96	163	341
SCSM Value Mid Cap Fund	32	99	167	350
SCSM Value Small Cap Fund	32	99	167	350
SCSM Blue Chip Mid Cap Fund	32	99	167	350
SCSM Investors Foundation Fund	31	96	163	341
SCSM Select Equity Fund	31	96	163	341
Sun CapitalSM All Cap Fund	31	96	163	341
Sun Capital Investment Grade Bond Fund(R)	30	91	155	327
Sun Capital Money Market Bond Fund(R)	29	88	150	318
Sun Capital Real Estate Fund(R)	35	106	179	373

CONDENSED FINANCIAL INFORMATION

The Contracts described in this Prospectus have not previously been made available for sale, and may include fees and charges that are different from our other variable annuity contracts. These differences will produce differing Accumulation Unit values. Therefore, no condensed financial information is included in this Prospectus. Sun Life's financial statements and those for the Variable Account are in the Statement of Additional Information.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (888) 786-2435

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will befully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS:

THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options, which are briefly discussed below. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (888) 786-2435 or by writing to Sun Life Assurance Company of Canada (U.S.), c/o Retirement Products and Services, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds currently available are:

AIM Variable Insurance Funds (advised by AIM Advisors, Inc.)

AIM V.I. Capital Appreciation Series 2 seeks growth of capital by investing principally in common stocks of companies which the Fund's portfolio managers believe are likely to benefit from new or innovative products, services or processes, as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth.

AIM V.I. Growth Series 2 seeks to achieve growth of capital by investing in seasoned and better-capitalized companies considered to have strong earnings momentum.

AIM V.I. Core Equity Series 2 seeks to achieve growth of capital with a secondary objective of current income.

AIM V.I. International Growth Series 2 seeks to achieve long-term growth of capital by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

AIM V.I. Premier Equity Series 2seeks long-term growth of capital with a secondary objective of current income.

Alliance Variable Products Series Fund, Inc. (advised by Alliance Capital Management L.P.)

Alliance VP Premier Growth Portfolio seeks to achieve growth of capital by pursuing aggressive investment policies. It invests principally in equity securities of a limited number of large, carefully selected, high-quality U.S. companies.

Alliance VP Technology Portfolio seeks growth of capital and invests for capital appreciation, and only incidentally for current income. The Portfolio invests primarily in securities of companies expected to benefit from technological advances and improvements.

Alliance VP Growth and Income Portfolio seeks to provide reasonable current income and reasonable opportunities for appreciation by investing primarily in dividend-paying common stocks of good quality.

Alliance VP Worldwide Privatization Portfolio seeks long-term capital appreciation by investing primarily in securities of issuers that are undergoing or have undergone privatizations. The Portfolio seeks to take advantage of investment opportunities that are created by privatizations of state enterprises in both established and developing countries.

Alliance VP Quasar Portfolio seeks growth of capital by pursuing aggressive investment policies. It invests primarily in U.S. common stocks and other equity-type securities issued by smaller companies with favorable growth prospects.

Goldman Sachs Variable Insurance Trust ("VIT") (advised by Goldman Sachs Asset Management, a unit of the Investment Management Division of Goldman, Sachs & Co. ("Goldman Sachs").

Goldman Sachs VIT CORESM U.S. Equity Fund seeks long-term growth of capital and dividend income by investing in a broadly diversified portfolio of large cap and blue chip equity investments representing all major sectors of the U.S. economy.

Goldman Sachs VIT Capital Growth Fund seeks long-term growth of capital by investing in a diversified portfolio of equity investments considered by the adviser to have long-term capital appreciation potential.

INVESCO Variable Investment Funds, Inc. (advised by INVESCO Funds Group, Inc.)

INVESCO VIF - Dynamics Fund seeks to achieve growth of capital by normally investing at least 65% of its assets in common stocks of mid-sized companies with market capitalizations between $2.5 billion and $15 billion at the time of purchase.

INVESCO VIF - Small Company Growth Fund seeks to achieve growth of capital by normally investing at least 65% (80% as of July 31, 2002) of its assets in equity securities of companies with market capitalizations of $2.5 billion or below at the time of purchase.

Lord Abbett Series Fund, Inc. (advised by Lord, Abbett & Co.)
Mid Cap Value Portfolio seeks capital appreciation through investments, primarily in equity securities, which are believed to be undervalued in the marketplace.

Growth and Income Portfolio seeks to provide long-term growth of capital and income without excessive fluctuation in market value.

International Portfolio seeks long-term capital appreciation.

Fidelity Variable Insurance Products Funds (Advised by Fidelity Management & Research Company. Fidelity. Contrafund(R) is a registered trademark of FMR Corp.)
VIP Contrafund(R) Portfolio seeks long-term capital appreciation by investing primarily in common stocks of companies whose stocks it believes are undervalued by the market.

VIP Growth Portfolio seeks to achieve capital appreciation by investing primarily in common stocks with above-average growth potential.

VIP Overseas Portfolio seeks long-term growth of capital by investing primarily in common stocks of foreign issuers.

MFS/Sun Life Series Trust (advised by Massachusetts Financial Services Company, an affiliate of the Company)
Capital Appreciation - S Class will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.

Emerging Growth - S Class will seek long-term growth of capital.

Government Securities - S Class will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.

High Yield - S Class will seek high current income and capital appreciation by investing primarily in certain low rated or unrated fixed income securities (possibly with equity features) of U.S. and foreign issuers.

Massachusetts Investors Growth Stock - S Class will seek to provide long-term growth of capital and future income rather than current income.

Massachusetts Investors Trust - S Class will seek long-term growth of capital with a secondary objective to seek reasonable current income.

New Discovery - S Class will seek capital appreciation.

Total Return - S Class will mainly seek to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.

Utilities - S Class will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing under normal market conditions, at least 65% of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.

Rydex Variable Trust (advised by Rydex Funds, Inc.)
Rydex VT Nova Fund seeks to provide investment results that correspond to 150% of the daily performance of the S&P 500 Index.

Rydex VT OTC Fund seeks to provide investment results that correspond to a benchmark for over-the-counter securities. The Fund's current benchmark is the NASDAQ 100 Index.

Sun Capital Advisers TrustSM (advised by Sun Capital Advisers, Inc., an affiliate of the Company; Fred Alger Management, Inc., serves as subadviser to the SCSM Alger Growth Fund, SCSM Alger Income & Growth Fund, and SCSM Alger Small Capitalization Fund; Davis Select Advisors serves as investment subadviser to SCSM Davis Financial Fund and SCSM Davis Venture Value Fund; INVESCO Funds Group, Inc. serves as investment subadviser to the SCSM INVESCO Energy Fund, SCSM INVESCO Health Sciences Fund, SCSM INVESCO Technology Fund and SCSM INVESCO Telecommunications Fund; Neuberger Berman Management, Inc. serves as subadviser to SCSM Neuberger Berman Mid Cap Growth Fund and SCSM Neuberger Berman Mid Cap Value Fund; OpCap Advisors serves as investment subadviser to SCSM Value Equity Fund, SCSM Value Managed Fund, SCSM Value Mid Cap Fund, and SCSM Value Small Cap Fund; Wellington Management Company, LLP, serves as investment subadviser to SCSM Blue Chip Mid Cap Fund, SCSM Investors Foundation Fund and SCSM Select Equity Fund.)
SCSM Alger Growth Fund seeks long-term capital appreciation by investing primarily in equity securities of U.S. large capitalization companies.

SCSM Alger Income & Growth Fund primarily seeks a high level of dividend income and secondarily seeks capital appreciation by investing primarily in dividend paying equity securities.

SCSM Alger Small Capitalization Fund seeks long-term capital appreciation by investing primarily in U. S. companies with market capitalizations within the range represented by the Russell 2000 Growth Index or the S&P Small Cap 600 Index.

SCSM Davis Financial Fund seeks growth of capital by investing primarily in the common stock of financial services companies.

SCSM Davis Venture Value Fund seeks growth of capital by investing primarily in the common stock of U.S. companies with market capitalizations of at least $5 billion.

SCSM INVESCO Energy Fund seeks growth by investing primarily in the equity securities of companies doing business in the energy sector.

SCSM INVESCO Health Sciences Fund seeks growth by investing primarily in the equity securities of companies doing business in the health sciences sector.

SCSM INVESCO Technology Fund seeks growth by investing primarily in the equity securities of companies doing business in the technology sector.

SCSM INVESCO Telecommunications Fund primarily seeks growth and, secondarily, seeks income by investing primarily in the equity securities of companies doing business in the telecommunications sector.

SCSM Neuberger Berman Mid Cap Growth Fund seeks growth of capital by investing primarily in equity securities of companies with market capitalizations within the range represented by the Russell Midcap Index at the time of purchase. The fund's subadviser targets already successful companies that could be even more so.

SCSM Neuberger Berman Mid Cap Value Fund seeks growth of capital by investing primarily in equity securities of companies with market capitalizations within the range represented by the Russell Midcap Index at the time of purchase. The fund's subadviser looks for well-managed companies whose stock prices are undervalued.

SCSM Value Equity Fund seeks long-term capital appreciation by investing primarily in a diversified portfolio of equity securities listed on the New York Stock Exchange.

SCSM Value Managed Fund seeks growth of capital over time by investing primarily in a portfolio consisting of      common stocks, fixed income securities, and cash equivalents. The subadviser will vary the allocation depending on its assessments of the relative values of such investments.

SCSM Value Mid Cap Fund seeks long-term capital appreciation by investing primarily in equity securities of companies with market capitalizations of between $500 million and $8 billion at time of purchase.

SCSM Value Small Cap Fund seeks capital appreciation by investing primarily in a diversified portfolio of equity securities of companies with market capitalizations of under $2 billion at time of purchase.

SCSM Blue Chip Mid Cap Fund seeks long-term capital growth by investing primarily in common stocks and other equity securities of U.S. companies with market capitalizations within the range represented by the Standard & Poor's Mid Cap 400 Index.

SCSM Investors Foundation Fund seeks long-term capital growth by investing primarily in a diversified portfolio of common stocks and other equity securities of U.S. companies with market capitalizations generally within the range represented by the Standard & Poor's 500 Index. Investments are selected using a combination of fundamental analysis and quantitative tools.

SCSM Select Equity Fund seeks long-term capital growth by investing in 20 to 40 common stocks and other equity securities of large capitalization U.S. companies selected primarily from the Standard & Poor's 500 Index.

Sun CapitalSM All Cap Fund seeks long-term capital growth by investing primarily in equity securities of U.S. companies.

Sun Capital Investment Grade Bond Fund(R) seeks high current income consistent with relative stability of principal by investing at least 80% of its net assets in investment grade bonds. The Fund may invest up to 20% of its assets in lower rated or unrated bonds (also known as high yield or junk bonds.)

Sun Capital Money Market Fund(R) seeks to maximize current income, consistent with maintaining liquidity and preserving capital, by investing exclusively in high quality U.S. dollar-denominated money market securities.

Sun Capital Real Estate Fund(R) primarily seeks long-term capital growth and, secondarily, seeks current income and growth of income. The Fund invests at least 80% of its net assets in securities of real estate investment trusts and other real estate companies.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios and the Rydex Funds, which are paid from Fund assets and reflected in the fee table.

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:

THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
(1)	written notice from you electing a different Guarantee Period from among those we then offer, or

(2)	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     PermittedTtransfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	You may not make more than 12 transfers in any Account Year;

o	The amount transferred from a Sub-Account must be at least $1,000, unless you are transferring your entire balance in that Sub-Account;

o	Your Account Value remaining in a Sub-Account must be at least $1,000;

o	The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	At least 30 days must elapse between transfers;

o	Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds;

o	The total number of Sub-Accounts and Guarantee Periods within an Account may not exceed 18 over the lifetime of the Contract; and

o	We impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise it will be effective on the next Business Day.

     Market Timers

The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed preauthorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.

In addition, some of the Funds have reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the judgment of the Fund's investment adviser, a Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the mortality and expense risk charges, the administrative service fee the distribution fee, or the annual Account Fee, credit additional amounts, grant Special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By electing an asset allocation program, you thereby authorize us to automatically reallocate your investment options that participate in the asset allocation program, as determined by the terms of the asset allocation program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program or choose a different model.

     Systematic Withdrawal and Interest Out Programs

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.

Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult your tax adviser before choosing these options.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Principal Returns Program

Under the Principal Returns Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, and adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	When a SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the

Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

where:

I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N is the number of complete months remaining in your Guarantee Period; and

b is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. The annual Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
(1)	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

(2)	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.35%, if you are age 75 or younger on the Open Date (1.55%, if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (The credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(s) You Elect*	Daily Value
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

*As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification In the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
1.	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

2.	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

3.	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D-H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit above, or

o

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	The Amount Payable Under The Basic Death Benefit Above, Or

o	The Sum Of Your Total Purchase Payments Plus Interest Accruals, Adjusted For Partial Withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:

-

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals (see "Withdrawals and Market Value Adjustment").

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the later of (a) 10 years from the Issue Date or (b) the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
o	We must receive your notice at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 Or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement

Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of the ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations affecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all of that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of you account, other than:
o	A distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	Any required minimum distribution, or

o	Any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The preamble to the 1986 investment diversification regulations stated that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if and when they may be promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Accounts

Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

     Roth IRAs

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. We will provide the necessary information for Contracts issued in connection with Roth IRAs.

     Status of Optional Death Benefit Riders

Under the Code, IRAs may not invest in life insurance policies. Regulations issued by the Treasury Department provide that death benefits under IRAs do not violate this rule, provided that the death benefit is no more than the greater of the total premiums paid (net of prior withdrawals) or the cash value of the IRA.

In certain circumstances, the death benefit payable under the Contract's Optional Death Benefit Riders may exceed both the total premiums paid (net of prior withdrawals) and the cash value of the Contract.

You should consult a qualified tax adviser before adding any of the Optional Death Benefit Riders to your Contract if it is an IRA.

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "Federal Tax Status" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 2.00% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates."

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding.

The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

ACCOUNTANTS

The financial statements of the Variable Account for the year ended December 31, 2001, and the financial statements of the Company for the years ended December 31, 2001, 2000, and 1999, both included in the Statement of Additional Information ("SAI") filed in the Company's Registration Statement under the Investment Company Act of 1940, have been audited by Deloitte & Touche LLP as stated in their reports appearing the Statement of Additional Information, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks.

They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2001 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulation
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated June ____, 2002 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (888) 786-2435.

To:     Sun Life Assurance Company of Canada (U.S.)

            c/o Retirement Products and Services

            P.O. Box 9133

            Wellesley Hills, Massachusetts 02481

        Please send me a Statement of Additional Information for

        Futurity Select Freedom Variable and Fixed Annuity

        Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                State               Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE, " "US," "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

      The MVA factor =  [(1 + I) / (1 + J + b)] ^ (N/12) -1

                        =   [(1 + .06) / (1 + .08)] ^ (24/12) -1

                        =   (.981) ^ 2 -1

                        =   .963 -1

                        =  -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

     The MVA factor   =   [(1 + I) / (1 + J + b)] ^ (N/12) -1

                          =   [(1 + .06) / (1 + .05)] ^ (24/12) -1

                          =     (1.010) ^ 2 -1

                          =     1.019 -1

                          =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit Is The Greatest Of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 80,000.00
Purchase Payments	=	$ 100,000.00
The Basic Death Benefit would therefore be:		$ 100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 60,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal)

$100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the seventh Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EARNINGS ENHANCEMENT PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $125,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.
The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EARNINGS ENHANCEMENT PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --
The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--
The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

                    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                    c/o Retirement Products and Services

                    P.O. Box 9133

                    Wellesley Hills, Massachusetts 02481

                    Telephone:

                    Toll Free (888) 786-2435

                    General Distributor

                    Clarendon Insurance Agency, Inc.

                    One Sun Life Executive Park

                    Wellesley Hills, Massachusetts 02481

                    Auditors

                    Deloitte & Touche LLP

                    200 Berkeley Street

                    Boston, Massachusetts 02116

PROSPECTUS

JUNE  , 2002

MFS REGATTA

MASTERS ACCESS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following mutual funds or series thereof:
Franklin Templeton Variable Insurance	MFS/Sun Life Series Trust (continued)
Products Trust	New Discovery - S Class
Mutual Shares Securities Fund, Class 2	Research - S Class
Franklin Small Cap Value Securities Fund,	Research International - S Class
Class 2	Strategic Growth - S Class
Templeton Foreign Securities Fund, Class 2	Strategic Income - S Class
Lord Abbett Series Fund, Inc.	Strategic Value - S Class
Mid Cap Value Portfolio	Total Return - S Class
Growth and Income Portfolio	Utilities - S Class
MFS/Sun Life Series Trust	Value - S Class
Bond - S Class	Oppenheimer Variable Account Funds
Capital Appreciation - S Class	Oppenheimer Capital Appreciation Fund/VA -
Capital Opportunities - S Class	Service Shares
Emerging Growth - S Class	Oppenheimer Main Street Growth & Income
Global Growth - S Class	Fund/VA - Service Shares
Government Securities - S Class	Oppenheimer Main Street Small Cap Fund/VA -
High Yield - S Class	Service Shares
Massachusetts Investors Growth Stock - S Class	PIMCO Variable Insurance Trust
Massachusetts Investors Trust - S Class	PIMCO Real Return Bond Portfolio
Mid Cap Growth - S Class	PIMCO Total Return Bond Portfolio
Mid Cap Value - S Class	Sun Capital Advisers Trust SM
Money Market - S Class	Sun Capital Real Estate Fund(R)

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated June ___, 2002 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page ___ of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 752-7215. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     c/o Retirement Products and Services

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The MFS Regatta Masters Access Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments of at least $1,000 at any time during the Accumulation Phase. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Expense Summary

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.35% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Issue Date, or 1.55% if you were 76 years or older on the Issue Date. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, which range from 0.65% to 1.51% of the average daily net assets of the Fund, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, the optional death benefit riders. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          Sun Life Assurance Company of Canada (U.S.)

          c/o Retirement Products and Services

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 752-7215

EXPENSE SUMMARY

The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract when you allocate money to the Variable Account. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, we may deduct premium taxes, where required by state law.

SUMMARY OF CONTRACT EXPENSES
Transaction Expenses:
Sales Load Imposed on Purchase Payments	$ 0
Transfer Fee (1)	$ 15
Annual Account Fee per Contract or Certificate (2)	$ 50

Variable Account Annual Expenses (as a percentage of average Variable Account assets)
If you are age 75 or younger on the Open Date (3):	If you are age 76 or older on the Open Date (3):
Mortality and Expense Risks Charge 1.35%	Mortality and Expense Risks Charge 1.55%
Administrative Expenses Charge 0.15%	Administrative Expenses Charge 0.15%
Distribution Fee 0.20%	Distribution Fee 0.20%
Total Variable Annuity Annual Expenses 1.70%	Total Variable Annuity Annual Expenses 1.90%
Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.10%	Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.30%

*Optional Death Benefit Charge (if one of the optional death benefit riders is elected)
Rider(s) Elected(4)	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

(1) Currently, we impose no fee upon transfers; however, we reserve the right to impose up to $15 per transfer. In addition, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.

(2) The annual Account Fee is waived on Contracts greater than $10,000 on your Account Anniversary.

(3) After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average Variable Account assets, regardless of your age on the Open Date.

(4) The optional death benefit riders are defined under "Death Benefits."

UNDERLYING FUND ANNUAL EXPENSES1

(numbers in brackets represent expenses before fee waivers or expense reimbursements)2

(as a percentage of Fund net assets)
	Management	Other Fund	12b-1 or	Total Annual
Fund	Fees	Expenses	Service Fees	Fund Expenses

Franklin Templeton Variable Insurance Products Trust
Mutual Shares Securities Fund, Class 2 [3]	0.60%	0.19%	0.25%	1.04%
Franklin Small Cap Value Securities Fund, Class 2 [3,4]	0.60%	0.17%	0.25%	1.02% [1.05%]
Templeton Foreign Securities Fund, Class 2 [4]	0.69%	0.22%	0.25%	1.15% [1.16%]
Lord Abbett Series Fund, Inc.
Mid Cap Value Portfolio [5]	0.75%	0.10%	0.25%	1.10% [1.20%]
Growth and Income Portfolio	0.50%	0.22%	0.25%	0.97%
MFS/Sun Life Series Trust
Bond - S Class	0.60%	0.11%	0.25%	0.96%
Capital Appreciation - S Class	0.73%	0.05%	0.25%	1.03%
Capital Opportunities - S Class	0.71%	0.08%	0.25%	1.04%
Emerging Growth - S Class	0.70%	0.06%	0.25%	1.01%
Global Growth - S Class	0.90%	0.15%	0.25%	1.30%
Government Securities - S Class	0.55%	0.07%	0.25%	0.87%
High Yield - S Class	0.75%	0.09%	0.25%	1.09%
Massachusetts Investors Growth Stock - S Class	0.75%	0.07%	0.25%	1.07%
Massachusetts Investors Trust - S Class	0.55%	0.05%	0.25%	0.85%
Mid Cap Growth - S Class	0.75%	0.09%	0.25%	1.09%
Mid Cap Value - S Class [6]	0.75%	0.25%	0.25%	1.25% [1.46%]
Money Market - S Class	0.50%	0.07%	0.25%	0.82%
New Discovery - S Class	0.90%	0.07%	0.25%	1.22%
Research - S Class	0.70%	0.06%	0.25%	1.01%
Research International - S Class	1.00%	0.26%	0.25%	1.51%
Strategic Growth - S Class	0.75%	0.11%	0.25%	1.11%
Strategic Income - S Class	0.75%	0.26%	0.25%	1.26%
Strategic Value - S Class [6]	0.75%	0.25%	0.25%	1.25% [1.47%]
Total Return - S Class	0.65%	0.05%	0.25%	0.95%
Utilities - S Class	0.71%	0.07%	0.25%	1.03%
Value - S Class	0.75%	0.10%	0.25%	1.10%
Oppenheimer Variable Account Funds
Oppenheimer Capital Appreciation Fund/VA - Service Shares [7]	0.64%	0.02%	0.15% [8]	0.81%
Oppenheimer Main Street Growth & Income Fund/VA - Service Shares [7]	0.68%	0.05%	0.15% [8]	0.88%
Oppenheimer Main Street Small Cap Fund/VA - Service Shares [7]	0.75%	0.29%	0.15% [8]	1.19%
PIMCO Variable Insurance Trust
PIMCO Real Return Bond Portfolio [9]	0.25%	0.15%	0.26%	0.66% [0.67%]
PIMCO Total Return Bond Portfolio [9]	0.25%	0.15%	0.25%	0.65% [0.66%]
Sun Capital Advisers Trust SM
Sun Capital Real Estate Fund(R) [10]	0.95%	0.30%	-	1.25% [1.68%]

1	The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectuses for more information about Fund expenses.

2

All expense figures are shown after expense reimbursements or waivers, except for the bracketed figures which show what the expense figures would have been absent reimbursement. All expense figures are based on actual expenses for the fiscal year ended December 31, 2001, except that certain information relating to the Lord Abbett Series Fund has been restated to reflect the fees and expenses that will be applicable during 2002 as described in note (4) below.

3	While the maximum amount payable under each Fund's Rule 12b-1 plan is 0.35% per year of the Fund's average daily net assets, the Fund's Board of Trustees has set the current rate at 0.25% per year.

4

Each Fund's manager has agreed in advance to reduce its fee to reflect reduced services resulting from the Fund's investment in a Franklin Templeton money fund. This reduction is required by the Board and an order of the Securities and Exchange Commission.

5

The information in the fee table relating to the Mid Cap Value Portfolio has been restated to reflect the fees and expenses that will be applicable during 2002. For the year ended December 31, 2001, Lord, Abbett & Co. voluntarily waived a portion of its management fees for the Mid Cap Value Portfolio and subsidized a portion of the Portfolios' expenses to the extent necessary to maintain the "Other Fund Expenses" and "12b-1or Services Fees" of each Portfolio at an aggregate of 0.35% of its average daily net assets. For the year 2002, Lord, Abbett & Co. does not intend to waive it management fees for the Mid Cap Value Portfolio but has contractually agreed to continue to reimburse a portion of the Portfolio's expenses to the extent necessary to maintain its "Other Fund Expenses" and "12b-1 or Service Fees" of the Portfolio at an aggregate of 0.35% of its average daily net assets.

6

The MFS/SUN Life Series Trust has an expense offset arrangement which reduces the Fund's custodian fee based upon the amount of cash maintained by the Fund with its custodian and dividend disbursing agent, and may enter into such other arrangements and directed brokerage arrangement (which would also have the effect of reducing the Fund's expenses). Any such fee reductions are not reflected in the table. Had these fee reductions been taken into account, "Total Annual Fund Expenses" would have been lower for certain series:

MFS/Sun Life Emerging Growth - S Class	1.00%
MFS/Sun Life Massachusetts Investors Growth Stock - S Class	1.06%
7

Under the investment advisory agreement, the Fund pays the Manager an advisory fee at an annual rate that declines on additional assets as the Fund grows: 0.75% of the first $200 million of average annual net assets, 0.72% of the next $200 million, 0.69% of the next $200 million, 0.66% of the next $200 million, and 0.60% of average annual net assets over $800 million.

8

In addition, the Fund has adopted a Distribution and Service Plan (12b-1 fee) to pay the distributor for distribution related services the Fund's service. Under the Plan, payments are made quarterly at an annual rate of up to 0.25% of the average annual net assets of the Fund's service shares. As of May 1, 2002, the 12b-1 fee is 0.25%.

9

PIMCO has contractually agreed to reduce total annual portfolio operating expenses for class shares to the extent such expenses would exceed, due to the payment of organization expenses and Trustees' fees, 0.65% of average daily net assets. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

10

To the extent that the expense ratio of Sun Capital Real Estate Fund(R) falls below the Fund's expense limit, the Fund's adviser reserves the right to be reimbursed for management fees waived and Fund expenses paid by it during the prior two years.

EXAMPLES

The following examples should not be considered to be representations of past or future expenses, and actual expenses may be greater or lower than those shown. The examples assume that all current waivers and reimbursements continue throughout all periods.

If you do or do not surrender your Contract, or if you annuitize, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit rider has been elected:

	1 Year	3 Years	5 Years	10 Years

Mutual Shares Securities Fund, Class 2	$29	$ 88	$150	$317
Franklin Small Cap Value Securities Fund, Class 2	29	87	149	315
Templeton Foreign Securities Fund, Class 2	30	91	155	327
Mid Cap Value Portfolio	29	90	153	322
Growth and Income Portfolio	28	86	146	310
Bond - S Class	28	86	146	309
Capital Appreciation - S Class	29	88	149	316
Capital Opportunities - S Class	29	88	150	317
Emerging Growth - S Class	28	87	148	314
Global Growth - S Class	31	96	163	341
Government Securities - S Class	27	83	141	300
High Yield - S Class	29	89	152	321
Massachusetts Investors Growth Stock - S Class	29	89	151	319
Massachusetts Investors Trust - S Class	27	82	141	298
Mid Cap Growth - S Class	29	89	152	321
Mid Cap Value - S Class	31	94	160	336
Money Market - S Class	27	81	139	295
New Discovery - S Class	30	93	159	334
Research - S Class	28	87	148	314
Research International - S Class	33	102	173	360
Strategic Growth - S Class	29	90	153	323
Strategic Income - S Class	31	95	161	337
Strategic Value - S Class	31	94	160	336
Total Return - S Class	28	85	145	308
Utilities - S Class	29	88	149	316
Value - S Class	29	90	153	322
Oppenheimer Capital Appreciation Fund/VA - Services Shares	26	81	139	294
Oppenheimer Main Street Growth & Income Fund/VA - Services Shares	27	83	142	301
Oppenheimer Main Street Small Cap Fund/VA - Services Shares	30	92	157	331
PIMCO Real Return Bond Portfolio	25	77	131	280
PIMCO Total Return Bond Portfolio	25	76	131	279
Sun Capital Real Estate Fund(R)	31	94	160	336

If you do or do not surrender your Contract, or if you annuitize, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Plus MAV optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

Mutual Shares Securities Fund, Class 2	33	100	169	354
Franklin Small Cap Value Securities Fund, Class 2	32	99	168	352
Templeton Foreign Securities Fund, Class 2	34	103	175	364
Mid Cap Value Portfolio	33	102	172	359
Growth and Income Portfolio	32	98	166	348
Bond - S Class	32	97	165	347
Capital Appreciation - S Class	33	99	169	353
Capital Opportunities - S Class	33	100	169	354
Emerging Growth - S Class	32	99	168	351
Global Growth - S Class	35	107	182	377
Government Securities - S Class	31	95	161	338
High Yield - S Class	33	101	172	359
Massachusetts Investors Growth Stock - S Class	33	101	171	357
Massachusetts Investors Trust - S Class	31	94	160	336
Mid Cap Growth - S Class	33	101	172	359
Mid Cap Value - S Class	35	106	179	373
Money Market - S Class	30	93	159	334
New Discovery - S Class	34	105	178	370
Research - S Class	32	99	168	351
Research International - S Class	37	113	192	396
Strategic Growth - S Class	33	102	173	360
Strategic Income - S Class	35	106	180	374
Strategic Value - S Class	35	106	179	373
Total Return - S Class	32	97	165	346
Utilities - S Class	33	99	169	353
Value - S Class	33	102	172	359
Oppenheimer Capital Appreciation Fund/VA - Services Shares	30	93	158	333
Oppenheimer Main Street Growth & Income Fund/VA - Services Shares	31	95	162	339
Oppenheimer Main Street Small Cap Fund/VA - Services Shares	34	104	176	368
PIMCO Real Return Bond Portfolio	29	89	151	319
PIMCO Total Return Bond Portfolio	29	88	150	318
Sun Capital Real Estate Fund(R)	35	106	179	373

CONDENSED FINANCIAL INFORMATION

The Contracts described in this Prospectus have not previously been made available for sale, and may include fees and charges that are different from our other variable annuity contracts. These differences will produce differing Accumulation Unit values. Therefore, no condensed financial information is included in this Prospectus. Sun Life's financial statements and those for the Variable Account are in the Statement of Additional Information.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7215.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will befully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS:

THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options, which are briefly discussed below. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (800) 752-7215 or by writing to Sun Life Assurance Company of Canada (U.S.), c/o Retirement Products and Services, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds currently available are:
Franklin Templeton Variable Insurance Products Trust

Mutual Shares Securities Fund will mainly seek capital appreciation; its secondary goal is to seek income.

Franklin Small Cap Value Securities Fund will seek long-term total return.

Templeton Foreign Securities Fund will seek long-term capital growth.

Lord Abbett Series Fund, Inc. (advised by Lord, Abbett & Co.)

Mid Cap Value Portfolio seeks capital appreciation through investments, primarily in equity securities, which are believed to be undervalued in the marketplace.

Growth and Income Portfolio seeks to provide long-term growth of capital and income without excessive fluctuation in market value.

MFS/Sun Life Series Trust (advised by Massachusetts Financial Services Company, an affiliate of the Company)

Bond - S Class will mainly seek as high a level of current income as is believed to be consistent with prudent investment risk; its secondary objective is to seek to protect shareholders' capital.

Capital Appreciation - S Class will seek to maximize capital appreciation by investing in securities of all types, with major emphasis on common stocks.

Capital Opportunities - S Class will seek capital appreciation.

Emerging Growth - S Class will seek long-term growth of capital.

Global Growth - S Class will seek capital appreciation by investing in securities of companies worldwide growing at rates expected to be well above the growth rate of the overall U.S. economy.

Government Securities - S Class will seek current income and preservation of capital by investing in U.S. Government and U.S. Government-related securities.

High Yield - S Class will seek high current income and capital appreciation by investing primarily in certain low rated or unrated securities (possibly with equity features) of U.S. and foreign issuers.

Massachusetts Investors Growth Stock - S Class will seek to provide long-term growth of capital and future income rather than current income.

Massachusetts Investors Trust - S Class will seek long-term growth of capital with a secondary objective to seek reasonable current income.

Mid Cap Growth - S Class will seek long-term growth of capital.

Mid Cap Value - S Class will seek capital appreciation.

Money Market - S Class will seek maximum current income to the extent consistent with stability of principal by investing exclusively in money market instruments maturing in less than 13 months.

New Discovery - S Class will seek capital appreciation.

Research - S Class will seek to provide long-term growth of capital and future income.

Research Growth And Income - S Class will seek to provide long-term growth of capital, current income and growth of income.

Research International - S Class will seek capital appreciation.

Strategic Growth - S Class will seek capital appreciation.

Strategic Income - S Class will seek to provide high current income by investing in fixed income securities and will seek to take advantage of opportunities to realize significant capital appreciation while maintaining a high level of current income.

Strategic Value - S Class will seek capital appreciation.

Total Return - S Class will seek mainly to obtain above-average income (compared to a portfolio entirely invested in equity securities) consistent with prudent employment of capital; its secondary objective is to take advantage of opportunities for growth of capital and income since many securities offering a better than average yield may also possess growth potential.

Utilities - S Class will seek capital growth and current income (income above that available from a portfolio invested entirely in equity securities) by investing, under normal market conditions, at least 65% of its assets in equity and debt securities of both domestic and foreign companies in the utilities industry.

Value - S Class will mainly seek capital appreciation and reasonable income.

Oppenheimer Variable Account Funds (advised by OppenheimerFunds, Inc.)

Oppenheimer Capital Appreciation Fund/VA seeks capital appreciation by investment in securities of well-established companies.

Oppenheimer Main Street Growth & Income Fund/VA seeks high total return (which includes growth in the value of its shares as well as current income) from equity and debt securities.

Oppenheimer Main Street Small Cap Fund/VA seeks capital appreciation by investing mainly in common stocks of small capitalization U.S. companies.

PIMCO Variable Insurance Trust (advised by Pacific Investment Management Company LLC)

PIMCO Real Return Bond Portfolio seeks maximum real return consistent with the preservation of real capital and prudent investment management.

PIMCO Total Return Bond Portfolio seeks maximum total return consistent with the preservation of capital and prudent investment management.

Sun Capital Advisers TrustSM (advised by Sun Capital Advisers, Inc., an affiliate of the Company.)

Sun Capital Real Estate Fund(R) primarily seeks long-term capital growth and, secondarily, seeks current income and growth of income. The Fund invests at least 80% of its net assets in securities of real estate investment trusts and other real estate companies.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Lord Abbett Series Trust Portfolios, which are paid from Fund assets and reflected in the fee table.

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:

THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
(1)	written notice from you electing a different Guarantee Period from among those we then offer, or

(2)	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     PermittedTtransfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	You may not make more than 12 transfers in any Account Year;

o	The amount transferred from a Sub-Account must be at least $1,000, unless you are transferring your entire balance in that Sub-Account;

o	Your Account Value remaining in a Sub-Account must be at least $1,000;

o	The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	At least 30 days must elapse between transfers;

o	Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds;

o	The total number of Sub-Accounts and Guarantee Periods within an Account may not exceed 18 over the lifetime of the Contract; and

o	We impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise it will be effective on the next Business Day.

     Market Timers

The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed preauthorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.

In addition, some of the Funds have reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the judgment of the Fund's investment adviser, a Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the mortality and expense risk charges, the administrative service fee the distribution fee, or the annual Account Fee, credit additional amounts, grant Special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These asset allocation models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect an asset allocation program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By electing an asset allocation program, you thereby authorize us to automatically reallocate your investment options that participate in the asset allocation program, as determined by the terms of the asset allocation program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program or choose a different model.

     Systematic Withdrawal and Interest Out Programs

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.

Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult your tax adviser before choosing these options.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Portfolio Rebalancing does not permit transfers to or from any Guarantee Period.

     Secured Future Program

Under the Secured Future Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, and adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	When a SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the

Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

where:

I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N is the number of complete months remaining in your Guarantee Period; and

b is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. The annual Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
(1)	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

(2)	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.35%, if you are age 75 or younger on the Open Date (1.55%, if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (The credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(s) You Elect*	Daily Value
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

*As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification In the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
1.	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

2.	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

3.	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D-H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit above, or

o

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	The Amount Payable Under The Basic Death Benefit Above, Or

o	The Sum Of Your Total Purchase Payments Plus Interest Accruals, Adjusted For Partial Withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:

-

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals (see "Withdrawals and Market Value Adjustment").

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the later of (a) 10 years from the Issue Date or (b) the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
o	We must receive your notice at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement

Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of the ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax, liability on Account value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all of that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of you account, other than:
o	A distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	Any required minimum distribution, or

o	Any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contracts that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The preamble to the 1986 investment diversification regulations stated that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if and when they may be promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Accounts

Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

     Roth IRAs

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. We will provide the necessary information for Contracts issued in connection with Roth IRAs.

     Status of Optional Death Benefit Riders

Under the Code, IRAs may not invest in life insurance policies. Regulations issued by the Treasury Department provide that death benefits under IRAs do not violate this rule, provided that the death benefit is no more than the greater of the total premiums paid (net of prior withdrawals) or the cash value of the IRA.

In certain circumstances, the death benefit payable under the Contract's Optional Death Benefit Riders may exceed both the total premiums paid (net of prior withdrawals) and the cash value of the Contract.

You should consult a qualified tax adviser before adding any of the Optional Death Benefit Riders to your Contract if it is an IRA.

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "Federal Tax Status" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 2.00% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates."

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding.

The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

ACCOUNTANTS

The financial statements of the Variable Account for the year ended December 31, 2001, and the financial statements of the Company for the years ended December 31, 2001, 2000, and 1999, both included in the Statement of Additional Information ("SAI") filed in the Company's Registration Statement under the Investment Company Act of 1940, have been audited by Deloitte & Touche LLP as stated in their reports appearing the Statement of Additional Information, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks.

They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2001 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulations
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated June ____, 2002 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7215.

To:     Sun Life Assurance Company of Canada (U.S.)

            c/o Retirement Products and Services

            P.O. Box 9133

            Wellesley Hills, Massachusetts 02481

        Please send me a Statement of Additional Information for

        MFS Regatta Masters Access Variable and Fixed Annuity

        Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                State               Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE, " "US," "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

      The MVA factor =  [(1 + I) / (1 + J + b)] ^ (N/12) -1

                        =   [(1 + .06) / (1 + .08)] ^ (24/12) -1

                        =   (.981) ^ 2 -1

                        =   .963 -1

                        =  -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

     The MVA factor   =   [(1 + I) / (1 + J + b)] ^ (N/12) -1

                          =   [(1 + .06) / (1 + .05)] ^ (24/12) -1

                          =     (1.010) ^ 2 -1

                          =     1.019 -1

                          =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit Is The Greatest Of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 80,000.00
Purchase Payments	=	$ 100,000.00
The Basic Death Benefit would therefore be:		$ 100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 60,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the seventh Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EARNINGS ENHANCEMENT PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $125,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.
The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EARNINGS ENHANCEMENT PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --
The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--
The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

                    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                    c/o Retirement Products and Services

                    P.O. Box 9133

                    Wellesley Hills, Massachusetts 02481

                    Telephone:

                    Toll Free (800) 752-7215

                    General Distributor

                    Clarendon Insurance Agency, Inc.

                    One Sun Life Executive Park

                    Wellesley Hills, Massachusetts 02481

                    Auditors

                    Deloitte & Touche LLP

                    200 Berkeley Street

                    Boston, Massachusetts 02116

PROSPECTUS

JUNE  , 2002

ALL-STAR FREEDOM

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals.

You may choose among a number of variable investment options and a range of fixed options. The variable options are Sub-Accounts in the Variable Account, each of which invests in shares of one of the following mutual funds or series thereof:
AIM Variable Insurance Funds, Inc.	Rydex Variable Trust
AIM V.I. Capital Appreciation Fund Series 2	Rydex Financial Services Fund
AIM V.I. International Growth Fund Series 2	Rydex Health Care Fund
AIM V.I. Premier Equity Fund Series 2	Rydex OTC Fund
Alliance Variable Products Series Fund, Inc.	SteinRoe Variable Investment Trust
Alliance Premier Growth Fund	Stein Roe Balanced Fund, Variable Series
Alliance Growth & Income Fund	Stein Roe Growth Stock Fund, Variable Series
Alliance Technology Fund	Stein Roe Money Market Fund, Variable Series
Alliance Worldwide Privatization Fund	Liberty Federal Securities Fund, Variable Series
Fidelity Variable Insurance Products Funds	Wanger Advisors Trust
Fidelity Dynamic Capital Appreciation Portfolio	Wanger Foreign Forty
Fidelity Equity Income Portfolio	Wanger International Small Cap
Fidelity Growth Opportunities Portfolio	Wanger Twenty
Galaxy VIP Fund	Wanger U.S. Smaller Companies
Galaxy VIP Columbia Real Estate Equity Fund II	MFS Variable Insurance Trust
Galaxy VIP High Quality Bond Fund	MFS Emerging Growth Series
Liberty Variable Investment Trust	MFS Investors Growth Stock Series
Colonial High Yield Securities Fund, Variable Series	MFS Investors Trust Series
Colonial Strategic Income Fund, Variable Series	MFS New Discovery Series
Colonial U.S. Growth & Income Fund, Variable Series
Liberty S&P 500 Index Fund, Variable Series
Liberty Select Value Fund, Variable Series
Liberty All-Star Equity Fund, Variable Series
Newport Tiger Fund, Variable Series

The fixed account options are available for specified time periods, called Guarantee Periods, and pay interest at a guaranteed rate for each period.

Please read this Prospectus and the Fund prospectuses carefully before investing and keep them for future reference. They contain important information about the Contract and the Funds.

We have filed a Statement of Additional Information dated June ___, 2002 (the "SAI") with the Securities and Exchange Commission (the "SEC"), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page ___ of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below (which we sometimes refer to as our "Annuity Mailing Address") or by telephoning (800) 205-8737. In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency.

The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Any reference in this Prospectus to receipt by us means receipt at the following address:

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     c/o Retirement Products and Services

     P.O. Box 9133

     Wellesley Hills, Massachusetts 02481

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

The All-Star Freedom Fixed and Variable Annuity Contract provides a number of important benefits for your retirement planning. During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more Variable Account or Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing an optional death benefit rider.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $20,000 or more, and you can make additional Purchase Payments of at least $1,000 at any time during the Accumulation Phase. We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts investing in a number of Fund options. Each Fund is either a mutual fund registered under the Investment Company Act of 1940 or a separate series of shares of such a mutual fund. The investment returns on the Funds are not guaranteed. You can make or lose money. You can make transfers among the Funds and the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

You can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the Guarantee Periods we make available from time to time. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations, transfers or renewals into that Guarantee Period will not be permitted.

Expense Summary

The Contract has insurance features and investment features, and there are costs related to each.

If your Account Value is less than $100,000 on your Account Anniversary, we deduct a $50 Annual Account Fee. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

We deduct a mortality and expense risk charge of 1.35% of the average daily value of the Contract invested in the Variable Account, if you are under 76 years of age on the Issue Date, or 1.55% if you were 76 years or older on the Issue Date. We also deduct an administrative charge of 0.15% of the average daily value of the Contract invested in the Variable Account and a distribution charge of 0.20% of the average daily value of the Contract invested in the Variable Account.

Currently, you can make 12 free transfers each year; however, we reserve the right to impose a charge of up to $15 per transfer.

If you elect an optional death benefit rider, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from 0.20% to 0.40% of the average daily value of your Contract depending upon which optional death benefit rider you elected.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds, which range from 0.60% to 1.40.84% to 2.23% of the average daily net assets of the Fund, depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity, you can select one of a several Annuity Options. Subject to the Maximum Annuity Commencement Date, you can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. You decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Open Date and whether you choose the basic death benefit or, for a fee, the optional death benefit riders. If you are 85 or younger on your Open Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your cash Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Open Date, the basic death benefit is the Surrender Value. Subject to availability in your state, you may enhance the basic death benefit by electing one or more of the optional death benefit riders. You must make your election before the date on which your Contract becomes effective. The riders are only available if you are younger than 80 on the Open Date. Any optional death benefit rider election may not be changed after your Contract is issued.

Withdrawals and Market Value Adjustment

You can withdraw money from your Contract at any time during the Accumulation Phase without the imposition of a withdrawal charge. Furthermore, no withdrawal charge is imposed upon annuitization. Withdrawals made from the Fixed Account, however, may be subject to a Market Value Adjustment (see prospectus under "Market Value Adjustment"). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a "free look" provision. If you cancel your Contract within 10 days after receiving it, we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59 1/2 when you take money out, you may be charged a 10% federal tax penalty.

If you have any questions about your Contract or need more information, please contact us at:

          SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

          c/o Retirement Products and Services

          P. O. Box 9133

          Wellesley Hills, Massachusetts 02481

          Toll Free (800) 205-8737

EXPENSE SUMMARY

The purpose of the following table is to help you understand the costs and expenses that you will bear directly and indirectly under a Contract when you allocate money to the Variable Account. The table reflects expenses of the Variable Account as well as of each Fund. The table should be considered together with the narrative provided under the heading "Contract Charges" in this Prospectus, and with the Funds' prospectuses. In addition to the expenses listed below, we may deduct premium taxes, where required by state law.

SUMMARY OF CONTRACT EXPENSES
Transaction Expenses:
Sales Load Imposed on Purchase Payments	$ 0
Transfer Fee (1)	$ 15
Annual Account Fee per Contract or Certificate (2)	$ 50

Variable Account Annual Expenses (as a percentage of average Variable Account assets)
If you are age 75 or younger on the Open Date (3):	If you are age 76 or older on the Open Date (3):
Mortality and Expense Risks Charge 1.35%	Mortality and Expense Risks Charge 1.55%
Administrative Expenses Charge 0.15%	Administrative Expenses Charge 0.15%
Distribution Fee 0.20%	Distribution Fee 0.20%
Total Variable Annuity Annual Expenses 1.70%	Total Variable Annuity Annual Expenses 1.90%
Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.10%	Maximum Total Variable Annuity Annual Expenses* (if optional death benefit rider selected) 2.30%

*Optional Death Benefit Charge (if one of the optional death benefit riders is elected)
Rider(s) Elected(4)	% of Average Daily Value

"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

(1) Currently, we impose no fee upon transfers; however, we reserve the right to impose up to $15 per transfer. In addition, a Market Value Adjustment may be imposed on amounts transferred from or within the Fixed Account.

(2) The annual Account Fee is waived on Contracts greater than $10,000 on your Account Anniversary.

(3) After annuitization, the sum of the mortality and expense risks charge, the administrative expenses charge, and distribution fee will never be greater than 1.70% of average Variable Account assets, regardless of your age on the Open Date.

(4) The optional death benefit riders are defined under "Death Benefits."

UNDERLYING FUND ANNUAL EXPENSES1

(numbers in brackets represent expenses after any fee waivers or expense reimbursements)2

(as a percentage of Fund net assets)
	Management	12b-1 or	Other Fund	Total Annual
Fund	Fees	Service Fees	Expenses	Fund Expenses

AIM Capital Appreciation[2]	0.61%	0.25%	0.24%	1.10%
AIM International Growth[2]	0.73%	0.25%	0.32%	1.30%
AIM Premier Equity[2]	0.60%	0.25%	0.25%	1.10%
Alliance Growth & Income[3]	0.63%	0.25%	0.04%	0.92%
Alliance Premier Growth[3]	1.00%	0.25%	0.04%	1.29%
Alliance Technology[3]	1.00%	0.25%	0.08%	1.33%
Alliance Worldwide Privatization[3]	1.00% [0.46%]	0.25%	0.68% [0.49%]	1.93% [1.20%]
Fidelity Dynamic Capital Appreciation[4]	0.58%	0.25%	2.94% [0.92%]	3.77% [1.75%]
Fidelity Equity -Income[4]	0.48%	0.25%	0.11%	0.84%
Fidelity Growth Opportunities[4]	0.58%	0.25%	0.12%	0.95%
Galaxy VIP Columbia Real Estate
Equity Fund II5	0.75%		2.43% [1.03%]	3.18% [1.60%]
Galaxy VIP High Quality Bond Fund[5]	0.40%		0.52%	1.07%
Colonial High Yield Securities[6]	0.60%	0.25% [0.02%]	0.33%	1.18% [0.95%]
Colonial Strategic Income[6]	0.65%	0.25% [0.15%]	0.20%	1.10% [1.00%]
Colonial U.S. Growth & Income[6]	0.80%	0.25% [0.04%]	0.16%	1.21% [1.00%]
Liberty S&P 500 Index[6]	0.40%	0.25% [0.00%]	0.63% [0.35%]	1.28% [0.75%]
Liberty Select Value[6]	0.70%	0.25% [0.00%]	0.88% [0.40%]	1.83% [1.10%]
Liberty All-Star Equity[6]	0.80%	0.25% [0.00%]	0.20%	1.25% [1.00%]
Newport Tiger[6]	0.90%	0.25%	0.41%	1.56%
MFS Emerging Growth[7]	0.75%	0.25%	0.12%	1.12%
MFS Investors Growth Stock[7]	0.75%	0.25%	0.17%	1.17%
MFS Investors Trust[7]	0.75%	0.25%	0.15%	1.15%
MFS New Discovery[7]	0.90%	0.25%	0.19% [0.16%]	1.34% [1.31%]
Rydex Financial Services[8]	0.85%	0.25%	1.09%	2.19%
Rydex Health Care[8]	0.85%	0.25%	1.13%	2.23%
Rydex OTC[8]	0.75%	0.25%	0.45%	1.45%
Liberty Federal Securities[9]	0.55%	0.25% [0.21%]	0.14%	0.94% [0.90%]
Stein Roe Balanced[9]	0.60%	0.25% [0.19%]	0.11%	0.96% [0.90%]
Stein Roe Growth Stock[9]	0.65%	0.25% [0.19%]	0.11%	1.01% [0.95%]
Stein Roe Money Market	0.50%		0.06%	0.56%
Wanger Foreign Forty[10]	1.00%		0.45%	1.45%
Wanger International Small Cap[10]	1.24%		0.19%	1.43%
Wanger Twenty[10]	0.95%		0.38%	1.33%
Wanger U.S. Smaller Companies[10]	0.94%		0.05%	0.99%

--------------------------------------------------------------------------------------------------
[1]

The information relating to Fund expenses was provided by the Funds and we have not independently verified it. You should consult the Fund prospectuses for more information about Fund expenses. All expense figures are based on actual expenses for the fiscal year ended December 31, 2001. The expense figures in the brackets show what the expenses are after expense reimbursements or fee waivers.

[2]

The manager of AIM Insurance Funds may from time to time waive all or a portion of its advisory fees and/or assume certain expenses of the Funds. Fee waivers or reductions, other than those contained in the AIM Insurance Funds' advisory agreement, may be modified or terminated at any time. The AIM Insurance Funds' manager did not waive advisory fees or assume expenses as of the date of this Prospectus. Effective May 1, 2002, the name of the AIM V.I. International Equity Fund will change to AIM V.I. International Growth Fund, and the name of the AIM V.I. Value Fund will change to AIM V.I. Premier Equity Fund.

[3]	The manager of Alliance Series Fund has agreed to continue voluntary expense reimbursements for Alliance Technology and Alliance Worldwide Privatization for the foreseeable future.

[4]

The expenses shown are those of the Portfolio's Service Class 2. Actual annual operating expenses of the Fidelity Funds were lower than those shown in the table because a portion of the brokerage commissions that each Fund paid was used to reduce the Fund's expenses, through arrangements with the Fund's custodian, credits realized as a result of uninvested cash balances were used to reduce a portion of the Fund's custodian expenses. Fidelity may terminate these offsets at any time. In addition, the manager of Fidelity Funds has agreed to reimburse total operating expenses, excluding interest, taxes, brokerage and extraordinary expenses, in excess of 1.75% of the average net assets of Fidelity Dynamic Capital Appreciation Portfolio. The manager can discontinue this arrangement at any time.

[5]	The manager and distributor of the Galaxy Funds may from time to time waive all or a portion of its advisory fees and/or reimburse certain expenses of the Galaxy Funds.

[6]

The manager and distributor of Liberty Trust have agreed to reimburse all incurred Fund expenses, including management fees, but excluding interest, taxes, brokerage, and extraordinary expenses, in excess of the following percentage of average net assets of each Fund: 1.00% for Colonial Strategic Income and Colonial U.S. Growth & Income; 1.10% for Liberty Select Value; 1.75% for Newport Tiger; 0.95% for Colonial High Yield Securities; and 0.75% for Liberty S&P 500 Index. To the extent a Fund's expenses are in excess of the applicable limitation up to 0.25%, the distributor will reimburse the Fund out of its 12b-1 fees. To the extent such expenses exceed the applicable limitation by more than 0.25%, the manager will reimburse the Fund for the portion over 0.25% from Other Expenses first and then, to the extent necessary, from Management Fees.

[7]

The manager of MFS Trust has contractually agreed, subject to reimbursement, to bear the expenses of the New Discovery Series such that its "Other Fund Expenses" do not exceed 0.15% annually after taking into account the expense offset arrangement with the series' custodian described in the following note. These contractual fee arrangements will continue until at least May 1, 2003, unless changed with the consent of the board of trustees which oversees the series.

Each series of MFS Trust has an expense offset arrangement that reduces the series' custodian fee based upon the amount of cash maintained by the series with its custodian and dividend disbursing agent. The series may enter into other similar arrangements and directed brokerage arrangements, which would also have the effect of reducing the series' expenses. Any such fee reductions are not reflected under "Other Fund Expenses" in the table. Had these fee reductions been taken into account, "Total Annual Fund Expenses" for certain series would be as follows: 1.11% for Emerging Growth Series; 1.30% for New Discovery Series; 1.14% for Investors Trust Series; and 1.15% for Investors Growth Stock Series.

[8]

The investment adviser and servicer to the Rydex Variable Trust may from time to time volunteer to waive fees and/or reimburse expenses of the Funds. The investment adviser and servicer have not reimbursed expenses as of the date of this Prospectus.

[9]

The manager and distributor of SteinRoe Trust have agreed to reimburse all expenses, including management fees, in excess of the following percentage of the average net assets of the following Funds: 0.90% for Stein Roe Balanced; 0.95% for Stein Roe Growth Stock; 0.90% for Liberty Federal Securities; and 0.65% for Stein Roe Money Market. To the extent a Fund's expenses are in excess of the applicable limitation up to 0.25%, the distributor will reimburse the Fund out of its 12b-1 fees. To the extent such expenses exceed the applicable limitation by more than 0.25%, the manager will reimburse the Fund for the portion over 0.25% from Other Expenses first and then, to the extent necessary, from Management Fees.

[10]

The manager of Wanger Trust has agreed to continue voluntary expense reimbursements for Wanger Twenty and Wanger Foreign Forty in excess of the following percentage of average net assets: 1.35% for Wanger Twenty and 1.45% for Wanger Foreign Forty.

EXAMPLES

The following examples should not be considered to be representations of past or future expenses, and actual expenses may be greater or lower than those shown. The examples assume that all current waivers and reimbursements continue throughout all periods.

If you do or do not surrender your Contract, or if you annuitize, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and no optional death benefit rider has been elected:

	1 Year	3 Years	5 Years	10 Years

AIM Capital Appreciation	$29	$ 90	$153	$322
AIM International Growth	31	96	163	341
AIM Premier Equity	29	90	153	322
Alliance Growth & Income	28	84	144	305
Alliance Premier Growth	31	95	162	340
Alliance Technology	32	97	164	344
Alliance Worldwide Privatization	30	93	158	332
Fidelity Dynamic Capital Appreciation	36	109	184	382
Fidelity Equity-Income	27	82	140	297
Fidelity Growth Opportunities	28	85	145	308
Galaxy VIP Columbia Real Estate Equity Fund II	34	104	177	368
Galaxy VIP High Quality Bond Fund	29	89	151	319
Colonial High Yield Securities	28	85	145	308
Colonial Strategic Income	28	87	148	313
Colonial U.S. Growth & Income	28	87	148	313
Liberty S&P 500 Index	26	79	136	289
Liberty Select Value	29	90	153	322
Liberty All-Star Equity	28	87	148	313
Newport Tiger	34	103	175	365
MFS Emerging Growth	30	90	154	324
MFS Investors Growth Stock	30	92	156	329
MFS Investors Trust	30	91	155	327
MFS New Discovery	31	96	163	342
Rydex Financial Services	40	122	205	420
Rydex Health Care	40	123	206	423
Rydex OTC	33	100	170	355
Liberty Federal Securities	27	84	143	303
Stein Roe Balanced	27	84	143	303
Stein Roe Growth Stock	28	85	145	308
Stein Roe Money Market	24	74	126	270
Wanger Foreign Forty	33	100	170	355
Wanger International Small Cap	33	99	169	353
Wanger Twenty	32	97	164	344
Wanger U.S. Smaller Companies	28	87	147	312

If you do or do not surrender your Contract, or if you annuitize, at the end of the applicable period, you would pay the following expenses on a $1,000 investment, assuming a 5% annual return, an average Contract size of $50,000, and the EEB Plus MAV optional death benefit rider has been elected:
	1 Year	3 Years	5 Years	10 Years

AIM Capital Appreciation	$33	$102	$172	$359
AIM International Growth	35	107	182	377
AIM Premier Equity	33	102	172	359
Alliance Growth & Income	31	96	163	343
Alliance Premier Growth	35	107	181	377
Alliance Technology	36	108	183	380
Alliance Worldwide Privatization	34	104	177	368
Fidelity Dynamic Capital Appreciation	40	120	203	416
Fidelity Equity-Income	31	94	160	336
Fidelity Growth Opportunities	32	97	165	346
Galaxy VIP Columbia Real Estate Equity Fund II	38	116	196	404
Galaxy VIP High Quality Bond Fund	33	101	171	357
Colonial High Yield Securities	32	97	165	346
Colonial Strategic Income	32	99	167	350
Colonial U.S. Growth & Income	32	99	167	350
Liberty S&P 500 Index	30	91	155	327
Liberty Select Value	33	102	172	359
Liberty All-Star Equity	32	99	167	350
Newport Tiger	38	115	194	400
MFS Emerging Growth	33	102	173	361
MFS Investors Growth Stock	34	104	176	366
MFS Investors Trust	34	103	175	364
MFS New Discovery	35	108	182	378
Rydex Financial Services	44	133	223	453
Rydex Health Care	44	134	225	456
Rydex OTC	37	112	189	391
Liberty Federal Securities	31	96	163	341
Stein Roe Balanced	31	96	163	341
Stein Roe Growth Stock	32	97	165	346
Stein Roe Money Market	28	86	146	309
Wanger Foreign Forty	37	112	189	391
Wanger International Small Cap	37	111	188	389
Wanger Twenty	36	108	183	380
Wanger U.S. Smaller Companies	32	98	167	349

CONDENSED FINANCIAL INFORMATION

The Contracts described in this Prospectus have not previously been made available for sale, and may include fees and charges that are different from our other variable annuity contracts. These differences will produce differing Accumulation Unit values. Therefore, no condensed financial information is included in this Prospectus. Sun Life's financial statements and those for the Variable Account are in the Statement of Additional Information.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the "Variable Account") offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual owner of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as "Participants" and we address all Participants as "you"; we use the term "Contracts" to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as "your" Account or a "Participant Account."

Your Contract provides a number of important benefits for your retirement planning. It has an Accumulation Phase, during which you make payments under the Contract and allocate them to one or more Variable Account or Fixed Account options, and an Income Phase, during which we make annuity payments based on the amount you have accumulated. Your Contract provides tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing an optional death benefit rider and paying an additional charge for the optional death benefit rider you elect. Finally, if you so elect, during the Income Phase we will make annuity payments to you or someone else for life or for another period that you choose.

You choose these benefits on a variable or fixed basis or a combination of both. When you choose Variable Account investment options or a Variable Annuity option, your benefits will be responsive to changes in the economic environment, including inflationary forces and changes in rates of return available from different types of investments. With these variable options, you assume all investment risk under your Contract. When you choose a Guarantee Period in our Fixed Account or a Fixed Annuity option, we assume the investment risk, except in the case of early withdrawals in the Accumulation Phase, where you bear the risk of unfavorable interest rate changes. You may also bear the risk that the interest rates we will offer in the future and the rates we will use in determining your Fixed Annuity may not exceed our minimum guaranteed rate. Our minimum guaranteed interest rate will never be less than that permitted by law.

The Contract is designed for use in connection with retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or nontrusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as "Qualified Contracts," and all other Contracts as "Non-Qualified Contracts."

COMMUNICATING TO US ABOUT YOUR CONTRACT

All materials sent to us, including Purchase Payments, must be sent to our Annuity Mailing Address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 205-8737.

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our Annuity Mailing Address. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, and Puerto Rico, and we have an insurance company subsidiary that does business in New York. Our Executive Office mailing address is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada ("Sun Life (Canada)"). Sun Life (Canada) completed its demutualization on March 22, 2000. As a result of the demutualization, a new holding company, Sun Life Financial Services of Canada Inc. ("Sun Life Financial"), is now the ultimate parent of Sun Life (Canada) and the Company. Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, London, and Manila stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity and variable life insurance product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract and other variable annuity and variable life insurance contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. Although the assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct, all obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund. All amounts allocated to the Variable Account will be used to purchase Fund shares as designated by you at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses and any applicable taxes. The Variable Account will befully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS:

THE FUNDS

The Contract offers Sub-Accounts that invest in a number of Fund investment options, which are briefly discussed below. Each Fund is a mutual fund registered under the Investment Company Act of 1940, or a separate series of shares of such a mutual fund.

More comprehensive information about the Funds, including a discussion of their management, investment objectives, expenses, and potential risks, is found in the current prospectuses for the Funds (the "Fund Prospectuses"). The Fund Prospectuses should be read in conjunction with this Prospectus before you invest. A copy of each Fund Prospectus, as well as a Statement of Additional Information for each Fund, may be obtained without charge from the company by calling (800) 205-8737 or by writing to Sun Life Assurance Company of Canada (U.S.), c/o Retirement Products and Services, P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

The Funds currently available are:

AIM Variable Insurance Funds (advised by AIM Advisors, Inc.)

AIM V.I. Capital Appreciation Fund Series 2 seeks growth of capital by investing principally in common stocks or companies which the Fund's portfolio managers believe are likely to benefit from new or innovative products, services or processes, as well as those that have experienced above-average, long-term growth in earnings and have excellent prospects for future growth.

AIM V.I. International Growth Fund Series 2 seeks to achieve long-term growth of capital by investing in a diversified portfolio of international equity securities whose issuers are considered to have strong earnings momentum.

AIM V.I. Premier Equity Fund Series 2 seeks long-term growth of capital with a secondary objective of current income.

Alliance Variable Products Series Fund, Inc. (advised by Alliance Capital Management L.P.)

Alliance VP Premier Growth Portfolio seeks to achieve growth of capital by pursuing aggressive investment policies. It invests principally in equity securities of a limited number of large, carefully selected, high-quality U.S. companies.

Alliance VP Technology Portfolio seeks growth of capital and invests for capital appreciation, and only incidentally for current income. The Portfolio invests primarily in securities of companies expected to benefit from technological advances and improvements.

Alliance VP Growth And Income Portfolio seeks to provide reasonable current income and reasonable opportunities for appreciation by investing primarily in dividend-paying common stocks of good quality.

Alliance VP Worldwide Privatization Portfolio seeks long-term capital appreciation by investing primarily in securities of issuers that are undergoing or have undergone privatizations. The Portfolio seeks to take advantage of investment opportunities that are created by privatizations of state enterprises in both established and developing countries.

Fidelity Variable Insurance Products Funds (Advised by Fidelity Management & Research Company.)
Dynamic Capital Appreciation Portfolio seeks long-term capital appreciation.

Equity Income Portfolio seeks to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500. The Fund also seeks to achieve reasonable income and consider the potential for capital appreciation.

Growth Opportunities Portfolio seeks long-term growth of capital.

Galaxy VIP Fund (advised by Columbia Management Company (for the Columbia Real Estate Equity Fund II) and Fleet Investment Advisors Inc. (for the High Quality Bond Fund))

Columbia Real Estate Equity Fund II seeks, with equal emphasis, capital appreciation and above-average current income by investing primarily in the equity securities of companies in the real estate industry.

High Quality Bond Fund seeks a high level of current income consistent with prudent risk of capital.

Liberty Variable Trust (advised by Liberty Advisory Services Corp. Colonial Management Associates, Inc. ("Colonial"), is the sub-adviser for Colonial High Yield Securities Fund, Colonial Strategic Income Fund, Colonial U.S. Growth Income Fund, and Liberty Select Value Fund. Newport Fund Management, Inc. is sub-adviser for Newport Tiger Fund. State Street Global Advisers is the sub-adviser for Liberty S&P 500 Index Fund. Liberty Asset Management Company is the sub-adviser for Liberty All-Star Equity Fund and the current portfolio managers are Mastrapasqua & Associates, Oppenheimer Capital, TCW Investment Management Company, Schneider Capital Management Corporation and Boston Partners Asset Management, L.P.)
Colonial High Yield Securities Fund seeks high current income and total return by investing primarily in lower rated corporate debt securities.

Colonial Strategic Income Fund seeks a high level of current income by diversifying investments primarily in U.S. and foreign government and high yield, high risk corporate debt securities.

Colonial U.S. Growth Income Fund seeks long-term growth and income by investing primarily in large capitalization equity securities.

Liberty S&P 500 Index Fund seeks capital appreciation by matching the performance of the benchmark index that measures the returns of stocks of large U.S. companies.

Liberty Select Value Fund seeks long-term growth of capital.

Liberty All-Star Equity Fund seeks total investment return, comprised of long-term capital appreciation and current income, through investment primarily in a diversified portfolio of equity securities.

Newport Tiger Fund seeks long term capital growth by investing primarily in equity securities of companies located in the ten Tigers of Asia (Hong Kong, Singapore, South Korea, Taiwan, Malaysia, Thailand, Indonesia, India, China and the Philippines).

MFS Variable Insurance Trust (advised by Massachusetts Financial Services Company, an affiliate of the Company)
MFS Emerging Growth Series will seek long-term growth of capital.

MFS Massachusetts Investors Growth Stock Series will seek to provide long-term growth of capital and future income rather than current income.

MFS Massachusetts Investors Trust Series will seek long-term growth of capital with a secondary objective to seek reasonable current income.

MFS New Discovery Series will seek capital appreciation.

Rydex Variable Trust (advised by Rydex Global Advisors)
Rydex OTC Fund seeks to provide investment results that correspond to a benchmark for over-the-counter securities. The Fund's current benchmark is the NASDAQ 100 Index.

Rydex Financial Services Fund seeks capital appreciation by investing in companies that are involved in the financial services sector.

Rydex Health Care Fund seeks capital appreciation by investing in companies that are involved in the health care industry.

SteinRoe Variable Trust (advised by Stein Roe & Farnham Incorporated.)

Liberty Federal Securities Fund seeks the highest possible level of current income consistent with safety of principal and maintenance of liquidity through investment primarily in mortgage-backed securities.

Stein Roe Balanced Fund seeks high total investment return through investment in a changing mix of securities.

Stein Roe Growth Stock Fund seeks long-term growth of capital through investment primarily in common stocks.

Stein Roe Money Market Fund seeks high current income from short-term money market instruments while emphasizing preservation of capital and maintaining excellent liquidity.

Wanger Advisors Trust (advised by Liberty Wanger Asset Management, L.P.)
Wanger Foreign Forty seeks long-term growth of capital.

Wanger International Small Cap seeks long-term growth of capital.

Wanger Twenty seeks long-term growth of capital.

Wanger U.S. Smaller Companies seeks long-term growth of capital.

The Funds may also be available to registered separate accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as to the Variable Account and other separate accounts of the Company. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of the Participants and Payees and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect Participants and Payees, including withdrawal of the Variable Account from participation in the underlying Funds which are involved in the conflict or substitution of shares of other Funds.

Certain of the investment advisers, transfer agents, or underwriters to the Funds may reimburse us for administrative costs in connection with administering the Funds as options under the Contracts. These amounts are not charged to the Funds or Participants, but are paid from assets of the advisers, transfer agents, or underwriters, except for the administrative costs of the Rydex Funds, which are paid from Fund assets and reflected in the fee table.

Certain publicly available mutual funds may have similar investment goals and principal investment policies and risks as one or more of the Funds, and may be managed by a Fund's portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between a Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS:

THE GUARANTEE PERIODS

You may elect one or more Guarantee Period(s) from those we make available. From time to time, we may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, allocations, transfers or renewals into that Guarantee Period will not be permitted. We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer a special interest rate for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See "Withdrawals and Market Value Adjustment."

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or if the Covered Person dies before the Annuity Commencement Date.

Issuing Your Contract

When we accept your Application, we "open" the Contract. We refer to this date as the "Open Date." When we receive your initial Purchase Payment, we "issue" your Contract. We refer to this date as the "Issue Date."

We will credit your initial Purchase Payment to your Account within 2 Business Days of receiving your completed Application. If your Application is not complete, we will notify you. If we do not have the necessary information to complete the Application within 5 Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is made complete. Then we will apply the Purchase Payment within 2 Business Days of when the Application is complete.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $20,000, and each additional Purchase Payment must be at least $1,000, unless we waive these limits. In addition, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million, unless we have approved the Payment in advance. We reserve the right to refuse Purchase Payments received more than 5 years after your Issue Date or after your 70th birthday, whichever is later. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods currently available, but any allocation to a Guarantee Period must be at least $1,000. Over the life of your Contract, you may allocate amounts among as many as 18 of the available investment options.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for the first Purchase Payment we receive with or after we have received notice of the change, and for all future Purchase Payments, until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see "Contract Charges -- Premium Taxes"). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the 2 components of your Contract: the Variable Account portion of your Contract ("Variable Account Value") and the Fixed Account portion of your Contract ("Fixed Account Value"). These 2 components are calculated separately, as described below under "Variable Account Value" and "Fixed Account Value."

Variable Account Value

     Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

     Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is currently 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a "Business Day." The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a "Valuation Period." On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor -- which we call the Net Investment Factor -- which represents the net return on the Sub-Account's assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account's Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the valuation period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus any applicable charge for optional death benefit riders. See "Contract Charges."

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

     Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account Value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates.

     Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis.

     Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. Each new allocation to a Guarantee Period must be at least $1,000.

     Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:
(1)	written notice from you electing a different Guarantee Period from among those we then offer, or

(2)	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract (see "Transfer Privilege").

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. If we are no longer offering a Guarantee Period of the same duration, we will automatically transfer your Fixed Account allocation into the Money Market Sub-Account.

A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your Maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically renew your Guarantee Amount into the Money Market Sub-Account.

     Early Withdrawals

If you withdraw, transfer, or annuitize an allocation to a Guarantee Period 30 days prior to the Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies.

Transfer Privilege

     PermittedTtransfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:
o	You may not make more than 12 transfers in any Account Year;

o	The amount transferred from a Sub-Account must be at least $1,000, unless you are transferring your entire balance in that Sub-Account;

o	Your Account Value remaining in a Sub-Account must be at least $1,000;

o	The amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

o	At least 30 days must elapse between transfers;

o	Transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds;

o	The total number of Sub-Accounts and Guarantee Periods within an Account may not exceed 18 over the lifetime of the Contract; and

o	We impose additional restrictions on market timers, which are further described below.

These restrictions do not apply to transfers made under any approved Optional Programs. At our discretion, we may waive some or all of these restrictions.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before the Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described below. Under current law, there is no tax liability for transfers.

     Requests for Transfers

You may request transfers in writing or by telephone. If the request is by telephone, it must be made before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be effective on the next Business Day. The telephone transfer privilege is available automatically, and does not require your written election. We will require personal identifying information to process a request for a transfer made by telephone. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

Your transfer request will be effective as of the close of the Business Day if we receive your transfer request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise it will be effective on the next Business Day.

     Market Timers

The Contracts are not designed for professional market timing organizations or other entities using programmed and frequent transfers. If you wish to employ such strategies, you should not purchase a Contract. Accordingly, transfers may be subject to restrictions if exercised by a market timing firm or any other third party authorized to initiate transfer transactions on behalf of multiple Participants. In imposing such restrictions, we may, among other things, not accept (1) the transfer instructions of any agent acting under a power of attorney on behalf of more than one Participant, or (2) the transfer instructions of individual Participants who have executed preauthorized transfer forms that are submitted at the same time by market timing firms or other third parties on behalf of more than one Participant. We will not impose these restrictions unless our actions are reasonably intended to prevent the use of such transfers in a manner that will disadvantage or potentially impair the Contract rights of other Participants.

In addition, some of the Funds have reserved the right to temporarily or permanently refuse exchange requests from the Variable Account if, in the judgment of the Fund's investment adviser, a Fund would be unable to invest effectively in accordance with its investment objective and policies, or would otherwise potentially be adversely affected. In particular, a pattern of exchanges that coincide with a market timing strategy may be disruptive to a Fund and therefore may be refused. Accordingly, the Variable Account may not be in a position to effectuate transfers and may refuse transfer requests without prior notice. We also reserve the right, for similar reasons, to refuse or delay exchange requests involving transfers to or from the Fixed Account.

Waivers; Reduced Charges; Special Guaranteed Interest Rates

We may reduce or waive the mortality and expense risk charges, the administrative service fee, the distribution fee, or the annual Account Fee, credit additional amounts, grant Special Guaranteed Interest Rates in certain situations, or offer other options or benefits. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions ("Eligible Employees") and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements.

Optional Programs

     Dollar-Cost Averaging

Dollar-cost averaging allows you to invest gradually, over time, in up to 12 Sub-Accounts. You may select a dollar-cost averaging program at no extra charge by allocating a minimum of $1,000 to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose, up to a maximum of 12 Sub-Accounts. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any new allocation of a Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and is subject to the $1,000 minimum.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not assure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods.

     Portfolio Selection Program

One or more portfolio selection programs may be available in connection with the Contract, at no extra charge. Portfolio selection is the process of investing in different asset classes -- such as equity funds, fixed income funds, and money market funds -- depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and portfolio selection does not insure a profit or protect against loss in a declining market.

Currently, you may select one of the portfolio selection models, each of which represents a combination of Sub-Accounts with a different level of risk. These portfolio selection models, as well as the terms and conditions of the portfolio selection program, are fully described in a separate brochure. We may add or delete such programs in the future.

If you elect a portfolio selection program, we will automatically allocate your Purchase Payments among the Sub-Accounts represented in the model you choose. By electing a portfolio selection program, you thereby authorize us to automatically reallocate your investment options that participate in the portfolio selection program, as determined by the terms of the portfolio selection program, to reflect the current composition of the model you have selected, without further instruction, until we receive notification that you wish to terminate the program or choose a different model.

     Systematic Withdrawal and Interest Out Programs

If you have an Account Value of $10,000 or more, you may select our Systematic Withdrawal Program or our Interest Out Program.

Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will effect them automatically; a Market Value Adjustment may be applicable upon withdrawal. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult your tax adviser before choosing these options.

You may change or stop either program at any time, by written notice to us or other means approved by us.

     Quarterly Rebalancing Program

Under the Quarterly Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

Quarterly Rebalancing does not permit transfers to or from any Guarantee Period.

     Capital Protection Plus Program

Under the Capital Protection Plus Program, we divide your Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your original Purchase Payment. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen.

WITHDRAWALS AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

     Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, you must send us a written request at our Annuity Mailing Address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

We do not deduct any sales charge from your Purchase Payments when they are made, nor do we impose a withdrawal charge (known as a "contingent deferred sales charge") on amounts you withdraw.

However, all withdrawals from your Fixed Account Value may be subject to a Market Value Adjustment (see "Market Value Adjustment"). Withdrawals also may have adverse income tax consequences, including a 10% penalty tax (see "Tax Considerations"). You should carefully consider these tax consequences before requesting a cash withdrawal.

     Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with the total value of your Account at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee for the Account Year in which the withdrawal is made; and finally, we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

     Partial Withdrawals

If you request a partial withdrawal, we will pay you the actual amount specified in your request and then adjust the value of your Account by deducting the amount paid, and adding or deducting any Market Value Adjustment applicable to amounts withdrawn from the Fixed Account.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we will treat it as a request for a full withdrawal.

     Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within 7 days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:
o	When the New York Stock Exchange is closed (except weekends and holidays) or when trading on the New York Stock Exchange is restricted;

o	When it is not reasonably practical to dispose of securities held by a Fund or to determine the value of the net assets of a Fund, because an emergency exists; or

o	When a SEC order permits us to defer payment for the protection of Participants.

We also may defer payment of amounts you withdraw from the Fixed Account for up to 6 months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

     Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities (see "Tax Considerations -- Tax-Sheltered Annuities").

Market Value Adjustment

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the

Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal to the balance of your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

[(1 + I) / (1 + J + b)] ^ (N/12) -1

where:

I is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N is the number of complete months remaining in your Guarantee Period; and

b is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The "b" factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and /or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee of $50 to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. The annual Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:
(1)	your Account has been allocated only to the Fixed Account during the applicable Account Year; or

(2)	your Account Value is $100,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $50 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge and Distribution Fee

We deduct an administrative expense charge from the assets of the Variable Account at an annual effective rate equal to 0.15% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

We also deduct a distribution fee from the assets of the Variable Account at an effective annual rate equal to 0.20% during both the Accumulation Phase and the Income Phase. This charge is designed to reimburse us for the expenses associated with distributing and issuing the Contracts.

Mortality and Expense Risk Charge

During both the Accumulation Phase and the Income Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.35%, if you are age 75 or younger on the Open Date (1.55%, if you are age 76 or older on the Open Date). If your Purchase Payments or Account Value exceeds $1 million on your Account Anniversary, an amount equal to 0.15% of your Account Value will be credited to your Account on that date and on every subsequent Account Anniversary during the Accumulation Phase. (The credit is paid out of our general account and is the result of cost savings realized on larger-sized Contracts.) The mortality risk we assume arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live. This obligation assures each Annuitant that neither the longevity of fellow Annuitants nor an improvement in life expectancy generally will have an adverse effect on the amount of any annuity payment received under the Contract. The mortality risk also arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date. The expense risk we assume is the risk that the annual Account Fee, administrative expense charge, and the distribution fee we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover the mortality and expense risks, we will bear the loss. If the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract.

Charges for Optional Death Benefit Riders

If you elect an optional death benefit rider, we will deduct a charge from the assets of the Variable Account depending upon which of the optional death benefit rider(s) you elect.
% of Average
Rider(s) You Elect*	Daily Value
"MAV"	0.20%
"5% Roll-Up"	0.20%
"EEB Premier"	0.25%
"EEB Premier with MAV"	0.40%
"EEB Premier with 5% Roll-Up"	0.40%
"EEB Premier Plus"	0.40%

*As defined below under "Optional Death Benefits."

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a tax adviser to find out if your state imposes a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and charges deducted from each Fund. These fees and expenses are described in the Fund prospectuses and related Statements of Additional Information.

Modification In the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Owners. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we may pay a death benefit to your Beneficiary, using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we may pay the death benefit to the surviving Participant, if any, or, if there is no Participant, in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If your Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a "Death Benefit Date." The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form ("Due Proof of Death") if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary's election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Open Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:
1.	Your Account Value for the Valuation Period during which the Death Benefit Date occurs;

2.	The amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

3.	Your total Adjusted Purchase Payments (Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit") as of the Death Benefit Date.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Open Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefit Riders

Subject to availability in your state, you may enhance the "Basic Death Benefit" by electing one or more of the following optional death benefit riders. You must make your election before the date on which your Contract becomes effective. You will pay a charge for each optional death benefit rider you elect. (For a description of these charges, see "Charges for Optional Death Benefit Riders.") The riders are available only if you are younger than 80 on the Open Date. The optional death benefit election may not be changed after the Contract is issued. The death benefit under all optional death benefit riders will be adjusted for all partial withdrawals as described in the Prospectus under the heading "Calculating the Death Benefit." For examples of how the death benefit is calculated under the optional death benefit riders, see Appendices D-H.

     Maximum Anniversary Account Value ("MAV") Rider

Under this rider, the death benefit will be the greater of:
o	the amount payable under the basic death benefit above, or

o

your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments, partial withdrawals and charges made between that Account Anniversary and the Death Benefit Date.

     5% Premium Roll-Up ("5% Roll-Up") Rider

Under this rider, the death benefit will be the greater of:
o	The Amount Payable Under The Basic Death Benefit Above, Or

o	The Sum Of Your Total Purchase Payments Plus Interest Accruals, Adjusted For Partial Withdrawals.

Under this rider, interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:
o	the first day of the month following your 80th birthday, or

o	the day the death benefit amount under this rider equals twice the sum of your Adjusted Purchase Payments.

     Earnings Enhancement Benefit Premier ("EEB Premier") Rider

If you elect this EEB Premier Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier amount." Calculated as of the Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with MAV ("EEB Premier with MAV") Rider

If you elect this EEB Premier with MAV Rider, your death benefit will be the amount payable under the MAV Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier with 5% Roll-Up ("EEB Premier with 5% Roll-Up") Rider

If you elect this EEB Premier with 5% Roll-Up Rider, your death benefit will be the amount payable under the 5% Roll-Up Rider PLUS the "EEB Premier amount." Calculated as of your Death Benefit Date, the "EEB Premier amount" is determined as follows:
-

If you are 69 or younger on your Open Date, the "EEB Premier amount" will be 45% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 100% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier amount" will be 25% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 40% of Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier amount."

     Earnings Enhancement Benefit Premier Plus ("EEB Premier Plus") Rider

If you elect this EEB Premier Plus Rider, your death benefit will be the amount payable under the basic death benefit, PLUS the "EEB Premier Plus amount." Calculated as of the Death Benefit Date, the "EEB Premier Plus amount" is determined as follows:

-

If you are 69 or younger on your Open Date, the "EEB Premier Plus amount" will be 75% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 150% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made within the 12 months prior to your death, not including Purchase Payments made in your first Account Year.

-

If you are between the ages of 70 and 79 on your Open Date, the "EEB Premier Plus amount" will be 35% of the difference between your Account Value and your Adjusted Purchase Payments, up to a cap of 60% of the Adjusted Purchase Payments made prior to your death minus any Purchase Payments made in the twelve months prior to your death, not including Purchase Payments made in your first Account Year. In addition, on the Account Anniversary following your 85th birthday, the "EEB Premier Plus amount" will be locked in. Partial withdrawals after your 85th birthday will proportionally reduce the "EEB Premier Plus amount."

Spousal Continuance

If your spouse is your sole Beneficiary, upon your death your spouse may elect to continue the Contract as the Participant, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract's Account Value will be equal to your Contract's death benefit amount, as defined under the "Basic Death Benefit" or any optional death benefit rider you have selected. All Contract provisions, including any optional death benefit rider you have selected, will continue as if your spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your spouse's age on the original effective date of the Contract will be used. Upon surrender or annuitization, this step-up to the spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the "Basic Death Benefit" or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the "Basic Death Benefit" or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the "Basic Death Benefit." Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If your spouse, as the named Beneficiary, elects to continue the Contract after your death, your spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under "The Income Phase -- Annuity Provisions."

During the Accumulation Phase, you may elect the method of payment for the death benefit. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. These elections are made by sending us a completed election form, which we will provide. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until a written election is submitted to the Company or a distribution is required by law.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within 5 years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the "designated beneficiary" within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the "designated beneficiary." If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see "Spousal Continuance," above.

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death or removal of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within 7 days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described below, under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading "Annuity Options," and you cannot change the Annuity Option selected. You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals (see "Withdrawals and Market Value Adjustment").

Selection of Annuitant(s)

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the "Payee." If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:
o	The earliest possible Annuity Commencement Date is the first day of the second month following your Issue Date.

o

The latest possible Annuity Commencement Date is the later of (a) 10 years from the Issue Date or (b) the first day of the month following the Annuitant's 95th birthday. If there is a Co-Annuitant, the Annuity Commencement Date applies to the younger of the Annuitant and Co-Annuitant.

o	The Annuity Commencement Date must always be the first day of a month.

You may change the Annuity Commencement Date from time to time by sending us written notice, with the following additional limitations:
o	We must receive your notice at least 30 days before the current Annuity Commencement Date.

o	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70 1/2 (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70 1/2).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

      Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

     Annuity Option B - Life Annuity With 60, 120, 180 Or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant's estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate in effect; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

     Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

     Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive in one sum, at any time, some or all of the discounted value of the remaining payments, the discount rate for this purpose will be the assumed interest rate in effect. If the Annuitant dies during the period selected, the remaining income payments are made as described under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change from time to time during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You may specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

     Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:
o	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

o	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

o	We deduct any applicable premium tax or similar tax if not previously deducted.

     Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account's Variable Annuity Units for Annuitization Units which have annual insurance charges of 1.70% of your average daily net assets, regardless of your age on the Issue Date. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the Annuity Payment Rates in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See "Annuity Payment Rates."

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit Value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests an exchange of Annuity Units). However, the dollar amount of the next Variable Annuity payment -- which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit Value for the Valuation Period ending just before the date of the payment -- will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

     Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable Annuity Payment Rates. These will be either (1) the rates in your Contract, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. See "Annuity Payment Rates."

     Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Exchange of Variable Annuity Units

During the Income Phase, the Annuitant may exchange Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. To make an exchange, the Annuitant sends us, at our Annuity Mailing Address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to exchange and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the exchange would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the exchange request.

Before exchanging Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only exchanges among Sub-Accounts. No exchanges to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $50 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

The Contracts contain Annuity Payment Rates for each Annuity Option described in this Prospectus. The rates show, for each $1,000 applied, the dollar amount of (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually), and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract. We may change these rates under Group Contracts for Accounts established after the effective date of such change (see "Other Contract Provisions -- Modification").

The Annuity Payment Rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the Annuity Payment Rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the Covered Person's death before the Income Phase, as described under the "Death Benefit" section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Annuitant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only during the lifetime of the Annuitant before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement

Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership will not change the Covered Person named when the Contract is issued. This means that all death benefits and surrender charge waivers will continue to be based on the Covered Person and not the Owner. The amount payable on the death of the new Owner will be the Surrender Value.

Voting of Fund Shares

We will vote Fund shares held by the Sub-Accounts at meetings of shareholders of the Funds or in connection with similar solicitations, according to the voting instructions received from persons having the right to give voting instructions. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract where the Owner has reserved this right. During the Income Phase, the Payee -- that is the Annuitant or Beneficiary entitled to receive benefits -- is the person having such voting rights. We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from Owners, Participants and Payees, as applicable.

Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular plan and of the Investment Company Act of 1940. Employees who contribute to plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such plans may also provide the additional extent, if any, to which the Owners shall follow voting instructions of persons with rights under the plans. If no voting instructions are received from any such person with respect to a particular Participant Account, the Owner may instruct the Company as to how to vote the number of Fund shares for which instructions may be given.

Neither the Variable Account nor the Company is under any duty to provide information concerning the voting instruction rights of persons who may have such rights under plans, other than rights afforded by the Investment Company Act of 1940, or any duty to inquire as to the instructions received or the authority of Owners, Participants or others, as applicable, to instruct the voting of Fund shares. Except as the Variable Account or the Company has actual knowledge to the contrary, the instructions given by Owners under Group Contracts and Payees will be valid as they affect the Variable Account, the Company and any others having voting instruction rights with respect to the Variable Account.

All Fund proxy material, together with an appropriate form to be used to give voting instructions, will be provided to each person having the right to give voting instructions at least 10 days prior to each meeting of the shareholders of the Fund. We will determine the number of Fund shares as to which each such person is entitled to give instructions as of the record date set by the Fund for such meeting, which is expected to be not more than 90 days prior to each such meeting. Prior to the Annuity Commencement Date, the number of Fund shares as to which voting instructions may be given to the Company is determined by dividing the value of all of the Variable Accumulation Units of the particular Sub-Account credited to the Participant Account by the net asset value of one Fund share as of the same date. On or after the Annuity Commencement Date, the number of Fund shares as to which such instructions may be given by a Payee is determined by dividing the reserve held by the Company in the Sub-Account with respect to the particular Payee by the net asset value of a Fund share as of the same date. After the Annuity Commencement Date, the number of Fund shares as to which a Payee is entitled to give voting instructions will generally decrease due to the decrease in the reserve.

Periodic Reports

During the Accumulation Period we will send you, or such other person having voting rights, at least once during each Account Year, a statement showing the number, type and value of Accumulation Units credited to your Account and the Fixed Accumulation Value of your Account, which statement shall be accurate as of a date not more than 2 months previous to the date of mailing. These periodic statements contain important information concerning your transactions with respect to your Contract. It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

In addition, every person having voting rights will receive such reports or prospectuses concerning the Variable Account and the Funds as may be required by the Investment Company Act of 1940 and the Securities Act of 1933. We will also send such statements reflecting transactions in your Account as may be required by applicable laws, rules and regulations.

Upon request, we will provide you with information regarding fixed and variable accumulation values.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub-Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. In the event of any substitution pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the substitution.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification: (i) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (ii) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (iii) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see "Change in Operation of Variable Account"); (iv) provides additional Variable Account and/or fixed accumulation options; or (v) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may make appropriate endorsement in the Contract to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any 2 or more variable accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may make appropriate endorsement to the Contract to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our Annuity Mailing Address, as shown on the cover of this Prospectus, within 10 days after it was delivered to you. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received. State law may also require us to give you a longer "free look" period or allow you to return the Contract to your sales representative.

If you are establishing an Individual Retirement Account ("IRA"), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Issue Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a "ten day free-look," notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of the ownership of a Contract based upon our understanding of current federal tax laws. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable federal estate, federal gift, state or other tax laws. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see "Puerto Rico Tax Considerations," below.

     Deductibility of Purchase Payments

For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the "investment in the contract" for purposes of determining the taxable portion of any distributions from a Qualified Contract.

     Pre-Distribution Taxation of Contracts

Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax, liability on Account value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an "immediate annuity", which the Internal Revenue Code (the "Code") defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

     Distributions and Withdrawals from Non-Qualified Contracts

The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any amounts held under a Non-Qualified Contract that are assigned or pledged as collateral for a loan will also be treated as if withdrawn from the Contract. In addition, upon the transfer of a Non-Qualified Contract by gift (other than to the Owner's spouse), the Owner must treat an amount equal to the Account Value minus the total amount paid for the Contract as income.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date, must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract.

A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date, will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee's expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before the Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

A penalty tax of 10% may also apply to taxable cash withdrawals including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59 1/2, to distributions pursuant to the death or disability of the Owner, or to distributions that are a part of a series of substantially equal periodic payments made annually under a lifetime annuity, or to distributions under an immediate annuity (as defined above).

Death benefits paid upon the death of a contract owner are not life insurance benefits and will generally be includable in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the "investment in the contract" is not affected by the owner's or annuitant's death, i.e., the investment in the contract must still be determined by reference to the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income. Special mandatory distribution rules also apply after the death of the Owner when the beneficiary is not the surviving spouse of the Owner.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

     Distributions and Withdrawals from Qualified Contracts

In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59 1/2, except in certain circumstances.

If you receive an eligible rollover distribution from a Qualified Contract (other than from a Contract issued for use with an individual retirement account) and roll over some or all of that distribution to another eligible plan, the portion of such distribution that is rolled over will not be includible in your income. However, any eligible rollover distribution will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover.

An "eligible rollover distribution" is any distribution to you of all or any portion of the balance to the credit of you account, other than:
o	A distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

o	Any required minimum distribution, or

o	Any hardship distribution.

Only you or your spouse may elect to roll over a distribution to an eligible retirement plan.

     Withholding

In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from a Contract issued for use with an individual retirement account), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, only you or your spouse may elect a direct rollover. In the case of a distribution from (i) a Non-Qualified Contract, (ii) a Qualified Contract issued for use with an individual retirement account, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

     Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for mutual fund series underlying nonqualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contracts that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

The preamble to the 1986 investment diversification regulations stated that the Internal Revenue Service may promulgate guidelines under which an owner's excessive control over investments underlying the contract will preclude the contract from qualifying as an annuity for federal tax purposes. We cannot predict whether such guidelines, if and when they may be promulgated, will be retroactive. We reserve the right to modify the Contract and/or the Variable Account to the extent necessary to comply with any such guidelines, but cannot assure that such modifications would satisfy any retroactive guidelines.

     Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

     Qualified Retirement Plans

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan's specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions.

     Pension and Profit-Sharing Plans

Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Tax Equity and Fiscal Responsibility Act of 1982 eliminated most differences between qualified retirement plans of corporations and those of self-employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans.

     Tax-Sheltered Annuities

Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities.

If the Contracts are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when the Participant attains age 59 1/2, separates from service with the employer, dies or becomes disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. While the Internal Revenue Service has not issued specific rules defining financial hardship, we expect that to qualify for a hardship distribution, the Participant must have an immediate and heavy bona fide financial need and lack other resources reasonably available to satisfy the need. Hardship withdrawals (as well as certain other premature withdrawals) will be subject to a 10% tax penalty, in addition to any withdrawal charge applicable under the Contracts. Under certain circumstances the 10% tax penalty will not apply if the withdrawal is for medical expenses.

Section 403(b) annuities, like IRAs, are subject to required minimum distributions under the Code. Section 403(b) annuities are unique, however, in that any account balance accruing before January 1, 1987 (the "pre-1987 balance") needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular Section 403(b) plan, the Participant may be entitled to transfer all or a portion of the Account Value to one or more alternative funding options. Participants should consult the documents governing their plan and the person who administers the plan for information as to such investment alternatives.

     Individual Retirement Accounts

Sections 219 and 408 of the Code permit eligible individuals to contribute to an individual retirement program, including Simplified Employee Pension Plans, Employer/Association of Employees Established Individual Retirement Account Trusts, and Simple Retirement Accounts. Such IRAs are subject to limitations on contribution levels, the persons who may be eligible, and on the time when distributions may commence. In addition, certain distributions from some other types of retirement plans may be placed in an IRA on a tax-deferred basis. If we sell Contracts for use with IRAs, the Internal Revenue Service or other agency may impose supplementary information requirements. We will provide purchasers of the Contracts for such purposes with any necessary information. You will have the right to revoke the Contract under certain circumstances, as described in the section of this Prospectus entitled "Right to Return."

     Roth IRAs

Section 408A of the Code permits an individual to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If an individual converts a traditional IRA into a Roth IRA the full amount of the IRA is included in taxable income. The Internal Revenue Service and other agencies may impose special information requirements with respect to Roth IRAs. We will provide the necessary information for Contracts issued in connection with Roth IRAs.

     Status of Optional Death Benefit Riders

Under the Code, IRAs may not invest in life insurance policies. Regulations issued by the Treasury Department provide that death benefits under IRAs do not violate this rule, provided that the death benefit is no more than the greater of the total premiums paid (net of prior withdrawals) or the cash value of the IRA.

In certain circumstances, the death benefit payable under the Contract's Optional Death Benefit Riders may exceed both the total premiums paid (net of prior withdrawals) and the cash value of the Contract.

You should consult a qualified tax adviser before adding any of the Optional Death Benefit Riders to your Contract if it is an IRA.

Puerto Rico Tax Considerations

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended (the "1994 Code"). Under the current provisions of the 1994 Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant's aggregate premiums or other consideration paid.

The provisions of the 1994 Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. Although we currently offer the Contract in Puerto Rico in connection with qualified retirement plans, the text of this Prospectus under the heading "Federal Tax Status" dealing with such qualified retirement plans is inapplicable to Puerto Rico and should be disregarded.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax adviser.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

We offer the Contract on a continuous basis. Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into distribution agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. ("Clarendon"), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon, a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.

Commissions and other distribution compensation will be paid by the Company to the selling agents and will not be more than 2.00% of Purchase Payments. In addition, after the first Account Year, broker-dealers who have entered into distribution agreements with the Company may receive an annual renewal commission of no more than 1.00% of the Participant's Account Value. In addition to commissions, the Company may, from time to time, pay or allow additional promotional incentives, in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell during specified time periods certain minimum amounts of the Contracts or Certificates or other contracts offered by the Company. Promotional incentives may change at any time. Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading "Waivers; Reduced Charges; Special Guaranteed Interest Rates."

PERFORMANCE INFORMATION

From time to time the Variable Account may publish reports to shareholders, sales literature and advertisements containing performance information relating to the Sub-Accounts. This information may include standardized and non-standardized "Average Annual Total Return," "Cumulative Growth Rate" and "Compound Growth Rate." We may also advertise "yield" and "effective yield" for some variable options.

Average Annual Total Return measures the net income of the Sub-Account and any realized or unrealized gains or losses of the Fund in which it invests, over the period stated. Average Annual Total Return figures are annualized and represent the average annual percentage change in the value of an investment in a Sub-Account over that period. Standardized Average Annual Total Return information covers the period after the Variable Account was established or, if shorter, the life of the Fund. Non-standardized Average Annual Total Return covers the life of each Fund, which may predate the Variable Account. Cumulative Growth Rate represents the cumulative change in the value of an investment in the Sub-Account for the period stated, and is arrived at by calculating the change in the Accumulation Unit Value of a Sub-Account between the first and the last day of the period being measured. The difference is expressed as a percentage of the Accumulation Unit Value at the beginning of the base period. "Compound Growth Rate" is an annualized measure, calculated by applying a formula that determines the level of return which, if earned over the entire period, would produce the cumulative return.

Average Annual Total Return figures assume an initial Purchase Payment of $1,000 and reflect all applicable withdrawal and Contract charges. The Cumulative Growth Rate and Compound Growth Rate figures that we advertise do not reflect withdrawal charges or the annual Account Fee, although such figures do reflect all recurring charges. Results calculated without withdrawal and/or certain Contract charges will be higher. We may also use other types of rates of return that do not reflect withdrawal and Contract charges.

The performance figures used by the Variable Account are based on the actual historical performance of the underlying Funds for the specified periods, and the figures are not intended to indicate future performance. For periods before the date the Contracts became available, we calculate the performance information for the Sub-Accounts on a hypothetical basis. To do this, we reflect deductions of the current Contract fees and charges from the historical performance of the corresponding Funds.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (7-day period for the Money Market Sub-Account available for investment under the Contract), expressed as a percentage of the value of the Sub-Account's Accumulation Units. Yield is an annualized figure, which means that we assume that the Sub-Account generates the same level of net income over a one-year period and compound that income on a semi-annual basis. We calculate the effective yield for the available Money Market Sub-Account similarly, but include the increase due to assumed compounding.

The Money Market Sub-Account's effective yield will be slightly higher than its yield as a result of its compounding effect.

The Variable Account may also from time to time compare its investment performance to various unmanaged indices or other variable annuities and may refer to certain rating and other organizations in its marketing materials. More information on performance and our computations is set forth in the Statement of Additional Information.

The Company may also advertise the ratings and other information assigned to it by independent industry ratings organizations. Some of these organizations are A.M. Best, Moody's Investor's Service, Standard and Poor's Insurance Rating Services, and Fitch. Each year A.M. Best reviews the financial status of thousands of insurers, culminating in the assignment of Best's rating. These ratings reflect A.M. Best's current opinion of the relevant financial strength and operating performance of an insurance company in comparison to the norms of the life/health industry. Best's ratings range from A++ to F. Standard and Poor's and Fitch's ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurance company's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the Sub-Accounts.

We may also advertise endorsements from organizations, individuals or other parties that recommend the Company or the Contracts. We may occasionally include in advertisements (1) comparisons of currently taxable and tax deferred investment programs, based on selected tax brackets; or (2) discussions of alternative investment vehicles and general economic conditions.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. This Prospectus does not contain all of the information contained in the registration statements and their exhibits. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits.

In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements. You can inspect and copy this information and our registration statements at the SEC's public reference facilities at the following locations: Washington, D.C. -- 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Chicago, Illinois -- 500 West Madison Street, Chicago, IL 60661. The Washington, D.C. office will also provide copies by mail for a fee. You may also find these materials on the SEC's website (http:// www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the fire jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Variable Account. We and our subsidiaries are engaged in various kinds of routine litigation which, in management's judgment, is not of material importance to our respective total assets or material with respect to the Variable Account.

ACCOUNTANTS

The financial statements of the Variable Account for the year ended December 31, 2001, and the financial statements of the Company for the years ended December 31, 2001, 2000, and 1999, both included in the Statement of Additional Information ("SAI") filed in the Company's Registration Statement under the Investment Company Act of 1940, have been audited by Deloitte & Touche LLP as stated in their reports appearing the Statement of Additional Information, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company's assumption of the mortality and expense risks.

They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2001 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION
Calculation of Performance Data
Advertising and Sales Literature
Tax Deferred Accumulations
Calculations
Example of Variable Accumulation Unit Value Calculation
Example of Variable Annuity Unit Calculation
Example of Variable Annuity Payment Calculation
Distribution of the Contracts
Designation and Change of Beneficiary
Custodian
Financial Statements

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated June ____, 2002 which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 205-8737.

To:     Sun Life Assurance Company of Canada (U.S.)

            c/o Retirement Products and Services

            P.O. Box 9133

            Wellesley Hills, Massachusetts 02481

        Please send me a Statement of Additional Information for

        All-Star Freedom Variable and Fixed Annuity

        Sun Life of Canada (U.S.) Variable Account F.

Name

Address

City                                                State               Zip

Telephone

APPENDIX A

GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Accumulation Value, if any, plus the Fixed Accumulation Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days (366, if a leap year) from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Issue Date is on March 12, the first Account Year is determined from the Issue Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-Business Day, the previous Business Day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant (and while the Owner is still alive) during which you make Purchase Payments under the Contract. This is called the "Accumulation Period" in the Contract.

ADJUSTED PURCHASE PAYMENTS: Purchase Payments adjusted for partial withdrawals as described in "Calculating the Death Benefit."

*ANNUITANT: The person or persons to whom the first annuity payment is made. If either Annuitant dies prior to the Annuity Commencement Date, the surviving Annuitant will become the sole Annuitant.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: Prior to the Annuity Commencement Date, the person or entity having the right to receive the death benefit and, for Non-Qualified Contracts, who, in the event of the Participant's death, is the "designated beneficiary" for purposes of Section 72(s) of the Internal Revenue Code. After the Annuity Commencement Date, the person or entity having the right to receive any payments due under the Annuity Option elected, if applicable, upon the death of the Payee.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY ("WE, " "US," "SUN LIFE"): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. Unless otherwise noted, the Participant/Owner is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person's death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary's election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary's election within 60 days after we receive Due Proof of Death, the Beneficiary shall be deemed to have elected to defer receipt of payment under any death benefit option until such time as a written election is received by the Company or a distribution is required by law.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other information or documentation required by the Company that is necessary to make payment (e.g. taxpayer identification numbers, beneficiary names and addresses, state inheritance tax waivers, etc.).

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

ISSUE DATE: The date the Contract becomes effective which is the date we apply your initial Net Purchase Payment to your Account and issue your Contract. This is called the "Date of Coverage" in the Contract.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax. This is also the term used to describe the total contribution made to the Contract minus the total withdrawals.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant's interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

OPEN DATE: The date your Application is received by the Company in good order.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term "Owner," as used herein, shall refer to the organization entering into the Group Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund or series of a Fund.

SURRENDER VALUE: The amount payable on full surrender of your Contract.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

YOU and YOUR: The terms "you" and "your" refer to "Owner," "Participant," and/or "Covered Person" as those terms are identified in the Contract.

* You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B

MARKET VALUE ADJUSTMENT

Fixed Account - Examples of the Market Value Adjustment ("MVA")

The MVA Factor is:

[(1 + I) / (1 + J + b)] ^ (N/12) - 1

These examples assume the following:
(1)	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.

(2)	The date of surrender is 2 years from the Expiration Date (N = 24).

(3)	The value of the Guarantee Amount on the date of surrender is $11,910.16.

(4)	The interest earned in the current Account Year is $674.16.

(5)	No transfers or partial withdrawals affecting this Guarantee Amount have been made.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

      The MVA factor =  [(1 + I) / (1 + J + b)] ^ (N/12) - 1

                        =   [(1 + .06) / (1 + .08)] ^ (24/12) - 1

                        =   (.981) ^ 2 -1

                        =   .963 -1

                        =  -.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

     The MVA factor   =   [(1 + I) / (1 + J + b)] ^ (N/12) -1

                          =   [(1 + .06) / (1 + .05)] ^ (24/12) -1

                          =     (1.010) ^ 2 -1

                          =     1.019 -1

                          =     .019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge.

For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19.

$25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C

CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit Is The Greatest Of:
Account Value	=	$ 80,000.00
Cash Surrender Value*	=	$ 80,000.00
Purchase Payments	=	$ 100,000.00
The Basic Death Benefit would therefore be:		$ 100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Issue Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	=	$ 60,000.00
Cash Surrender Value*	=	$ 60,000.00
Adjusted Purchase Payments**	=	$ 75,000.00
The Basic Death Benefit would therefore be:		$ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

**Adjusted Purchase Payments can be calculated as follows:

Payments x (Account Value after withdrawal divided by Account Value before withdrawal) $100,000.00 x ($60,000.00 divided by $80,000.00)

APPENDIX D

CALCULATION OF 5% PREMIUM ROLL-UP OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts. No withdrawals are made. The Owner dies in the seventh Account Year. The Account Value on the Death Benefit Date is $135,000, and the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. The calculation of the death benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-Up Value *	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

* The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $100,000 = $200,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $150,000 just prior to a $30,000 withdrawal. The Account Value on the Death Benefit Date is $90,000. The calculation of the death benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$ 90,000
Cash Surrender Value	=	$ 90,000
Total of Adjusted Purchase Payments*	=	$ 80,000
5% Premium Roll-Up Value**	=	$112,000
The Death Benefit Amount would therefore	=	$112,000

* Adjusted Purchase Payments can be calculated as follows: Purchase Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($120,000 divided by $150,000) = $80,000

** The 5% Premium Roll-Up Value is capped at 2 times the Adjusted Purchase Payments. Therefore, the cap = 2 x $80,000 = $160,000.

APPENDIX E

CALCULATION OF EARNINGS ENHANCEMENT PREMIER OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $125,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

-- PLUS --
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $135,000 + $15,750 = $150,750.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. In addition, this Contract was issued prior to the owner's 70th birthday.
The Death Benefit Amount will be the greatest of:
Account Value	=	$115,000
Cash Surrender Value*	=	$115,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore	=	$115,000

-- PLUS --
The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
45% of the above amount	=	$ 13,417
Cap of 100% of Adjusted Purchase Payments	=	$ 85,185
The lesser of the above two amounts = the EEB Premier amount	=	$ 13,417

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier amount = $115,000 + $13,417 = $128,417.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

** Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal divided by Account Value before withdrawal) = $100,000 x ($115,000 divided by $135,000) = $85,185

APPENDIX F

CALCULATION OF EARNINGS ENHANCEMENT PREMIER PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

--PLUS --
The EEB Premier Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
75% of the above amount	=	$ 26,250
Cap of 150% of Adjusted Purchase Payments	=	$150,000
The lesser of the above two amounts = the EEB Premier Plus amount	=	$ 26,250

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Premier Plus amount = $135,000 + $26,250 = $161,250.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX G

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner's 70th birthday. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--

The EEB Premier with MAV amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier with MAV amount	=	$ 15,750

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Premier with MAV amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

APPENDIX H

CALCULATION OF EARNINGS ENHANCEMENT PREMIER WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Issue Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner's 70th birthday. Assume death occurs in Account Year 8. The calculation of the Death Benefit to be paid is as follows:
The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$135,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

--PLUS--
The EEB Premier amount, calculated as follows:
Account Value before EEB minus
Adjusted Purchase Payments	=	$ 35,000
45% of the above amount	=	$ 15,750
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Premier amount	=	$ 15,750

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Premier amount = $140,000 + $15,750 = $155,750.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see "Full Withdrawals" under the subheading "Cash Withdrawals."

                    SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

                    c/o Retirement Products and Services

                    P.O. Box 9133

                    Wellesley Hills, Massachusetts 02481

                    Telephone:

                    Toll Free (800) 205-8737

                    General Distributor

                    Clarendon Insurance Agency, Inc.

                    One Sun Life Executive Park

                    Wellesley Hills, Massachusetts 02481

                    Auditors

                    Deloitte & Touche LLP

                    200 Berkeley Street

                    Boston, Massachusetts 02116


PART II

INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 14. Other Expenses of Issuance and Distribution

The expenses incurred by the registrant in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions, are as follows*:


SEC Registration Fee	0
Printing and Engraving	75,000
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000

$ 110,000


-----------------

*   Except for SEC Registration Fee, all expenses are estimates

Item 15. Indemnification of Directors and Officers

Article 8 of the By-Laws of Sun Life Assurance Company of Canada (U.S.), as amended effective as of January 1, 2000, provides for indemnification of directors and officers as follows:
"Section 8.01 (a)

Every person who is or was a director, officer or employee of this corporation or of any other corporation which he served at the request of this corporation and in which this corporation owns or owned shares of capital stock or of which it is or was a creditor shall have a right to be indemnified by this corporation against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he may become involved as a party or otherwise by reason of his being or having been a director, officer or employee of this corporation or such other corporation, provided (1) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or (2) in the absence of such a final determination vindicating him on the merits, the board of directors shall determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; said determination to be made by the board of directors acting through a quorum of disinterested directors, or in its absence on the opinion of counsel.

(b)

For purposes of the preceding subsection: (1) "liability and reasonable expenses" shall include but not be limited to reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial or legislative, any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in subsection (a)(2) hereof.

(c)

Notwithstanding the foregoing, the following limitations shall apply with respect to any action by or in the right of the Corporation: (1) no indemnification shall be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and (2) indemnification shall extend only to reasonable expenses, including reasonable counsel's fees and disbursements.

(d)

The right of indemnification shall extend to any person otherwise entitled to it under this by-law whether or not that person continues to be a director, officer or employee of this corporation or such other corporation at the time such liability or expense shall be incurred. The right of indemnification shall extend to the legal representative and heirs of any person otherwise entitled to indemnification. If a person meets the requirements of this by-law with respect to some matters in a claim, action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as the former. Advances against liability and expenses may be made by the corporation on terms fixed by the board of directors subject to an obligation to repay if indemnification proves unwarranted.

(e)

This by-law shall not exclude any other rights of indemnification or other rights to which any director, officer or employee may be entitled to by contract, vote of the stockholders or as a matter of law. If any clause, provision or application of this section shall be determined to be invalid, the other clauses, provisions or applications of this section shall not be affected but shall remain in full force and effect. The provisions of this by-law shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

(f)

Nothing contained in this by-law shall be construed to protect any director or officer of the corporation against any liability to the corporation or its security holders to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office."

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Item 16. Exhibits

Exhibits:

Exhibit Number	Description

1	Form of Underwriting Agreement (Incorporated herein by reference from Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-37907, filed on January 16, 1998)

4(a)

Form of Flexible Payment Combination Fixed/Variable Group Annuity Contract (Incorporated herein by reference from Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-74844, filed on February 13, 2001)

4(b)

Form of Certificate to be used in connection with Contract filed as Exhibit 4(a) (Incorporated herein by reference to the Registration Statement on Form N-4, File No. 333-74844, filed on December 10, 2001.)

4(c)

Form of Flexible Payment Combination Fixed/Variable Individual Annuity Contract (Incorporated herein by reference from Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, File No. 333-74844, filed on February 13, 2001)

5	Opinion regarding Legality (Incorporated by reference to this Registration Statement on Form S-3 (File No. 333-82816, filed February 13, 2002.)

10(a)

Form of Participation Agreement by and between The Alger American Fund, the Depositor, and Fred Alger and Company, Incorporated (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)

(b)(i)

Form of Participation Agreement dated February 17, 1998 by and between Goldman Sachs Variable Insurance Trust, Goldman Sachs & Co. and the Depositor (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)

(b)(ii)

Form of Amendment No. 1 dated December 14, 1998 to Participation Agreement filed as Exhibit 8(b)(i) (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)

(b)(iii)

Form of Amendment No. 2 dated as of March 15, 1999 to Participation Agreement filed as Exhibit 8(b)(i) (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)

(c)

Form of Participation Agreement dated February 17, 1998 by and among MFS/Sun Life Services Trust, the Depositor and Massachusetts Financial Services Company (Incorporated by reference to Post-Effective Amendment No. 13 to the Registration Statement on Form N-4, File No. 33-41628, filed April 23, 1999)

(d)

Form of Participation Agreement dated February 17, 1998 by and among the Depositor, AIM Variable Insurance Funds, Inc., AIM Distributors, Inc., and Clarendon Insurance Agency, Inc. (Filed as Exhibit 8(g) to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-4, File No. 333-82957, filed on February 3, 2000);

(e)

Form of Participation Agreement dated August 18, 1999 by and among the Depositor, Sun Capital Advisers Trust and Sun Capital Advisers, Inc. (Filed as Exhibit 8(h) to Post-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-4, File No. 333-82957, filed on February 3, 2000);

(f)

Form of Participation Agreement dated April 30, 2001 by and among Rydex Variable Trust, Rydex Distributors, Inc., and Sun Life Assurance Company of Canada (U.S.). (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 File No. 333-82957, filed July 27, 2001.)

(g)

Form of Participation Agreement dated April 15, 2001 by and among Sun Life Assurance Company of Canada (U.S.), INVESCO Variable Investment Funds, Inc., INVESCO Funds Group Inc., and INVESCO Distributors, Inc. (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 File No. 333-82957, filed July 27, 2001.)

(h)(i)

Form of Participation Agreement dated December 1, 1996 by and among Sun Life Assurance Company of Canada (U.S.), Variable Insurance Products Funds, and Fidelity Distributors Corporation. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 File No. 333-13087, filed January 1, 1997.)

(h)(ii)

Form of Amendment No. 1 dated May 1, 2001 to the Participation Agreement by and among Sun Life Assurance Company of Canada (U.S.), Variable Insurance Products Funds, and Fidelity Distributors Corporation. (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 File No. 333-82957, filed July 27, 2001.)

(i)

Form of Participation Agreement dated May 1, 2001 by and among Sun Life Assurance Company of Canada (U.S.), the Depositor, Alliance Capital Management L.P., and Alliance Fund Distributors, Inc. (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 File No. 333-82957, filed July 27, 2001.)

(j)	Form of Participation Agreement dated February 17, 1998 by and among Sun Life Assurance Company of Canada (U.S.), Lord Abbett Series Fund, Inc. and Lord, Abbett & Co. (To be Filed by Amendment)

(k)	Form of Participation Agreement (Incorporated by reference to Exhibit 8(k) to Registrant's Registration Statement on Form N-4, File No. 333-74844, filed on December 10, 2001);
23	Independent Auditors' Consent*

24	Powers of Attorney (Incorporated by reference from Post-Effective Amendment No. 3 to the Registration Statement on Form N-4, File No. 333-30844, filed on February 9, 2001)

* Filed herewith

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Item 17. Undertakings

     (a)     The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

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     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Sun Life Assurance Company of Canada (U.S.), certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wellesley Hills, Commonwealth of Massachusetts, on the 29th day of June, 2002.
Sun Life Assurance Company of Canada (U.S.)
(Registrant)

By: JAMES A. MCNULTY, III
James A. McNulty, III
President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

JAMES A. MCNULTY, III	President and Director	June 28, 2002
James A. McNulty, III	(Principal Executive Officer)

DAVEY S. SCOON	Vice President & Chief Administrative and	June 28, 2002
Davey S. Scoon	Financial Officer & Treasurer
(Principal Financial & Accounting Officer)

SANDRA M. DADALT	Attorney-in-Fact for:	June 28, 2002
Sandra M. DaDalt	Donald A. Stewart, Chairman and Director
C. James Prieur, Vice Chairman and Director
James C. Baillie, Director
David D. Horn, Director
Angus A. McNaughton, Director
S. Caesar Raboy, Director
William W. Stinson, Director

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